PROSPECTUS SUPPLEMENT TO                        Filed Pursuant to Rule 424(b)(5)
PROSPECTUS DATED SEPTEMBER 26, 1997             Registration No. 33-47912

                                  $776,776,738
                                 (APPROXIMATE)
                         CMC SECURITIES CORPORATION IV
                                     ISSUER
               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1997-2

           APPROXIMATE
          INITIAL CLASS     BOND INTEREST
CLASS   PRINCIPAL BALANCE      RATE(1)
-----   -----------------   -------------
IA-2      $ 39,100,200          6.6000%
IA-3        15,745,000          6.5000
IA-4         7,750,000          7.4000(2)
IA-5        11,580,000          7.2500
IA-6        70,008,075          7.2500
IA-7       179,804,570          7.0000
IA-8        57,324,965          7.4000
IA-9       101,445,224        Variable(3)
IA-10               --        Variable(4)
IA-11       31,440,000          7.2500
IA-12       37,917,363          7.2500
IA-13       10,696,500          6.6000
IA-14       10,134,654          6.6000
IA-15       31,416,600          6.5000
IX                  --          7.2500(5)

           APPROXIMATE
          INITIAL CLASS     BOND INTEREST
CLASS   PRINCIPAL BALANCE      RATE(1)
-----   -----------------   -------------

IIA-1     $ 65,076,568          7.0000%
IIA-2       22,456,000          7.0000
IIA-3       10,951,000          7.2500
IIA-4       12,504,652        Variable(6)
IIA-5               --        Variable(7)
IIA-6       19,585,000          7.2500
IIX                 --          7.2500(8)
B-1         26,901,018          7.2500
B-2          9,379,994          7.2500
B-3          5,559,165          7.2500
RL                  90          7.2500
RU                 100          7.2500

Footnotes appear on next page.

    The Collateralized Mortgage Obligations, Series 1997-2 (the "Bonds") will consist of the following Classes: (i) Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10, Class IA-11, Class IA-12, Class IA-13, Class IA-14 and Class IA-15 (the "Group IA Bonds"); (ii) Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5 and Class IIA-6 (the "Group IIA Bonds" and, together with the Group IA Bonds, the "Class A Bonds"); (iii) Class IX and Class IIX (the "Class X Bonds"); (iv) Class B-1, Class B-2 and Class B-3 (the "Senior Subordinate Bonds"); (v) Class B-4, Class B-5 and Class B-6 (the "Junior Subordinate Bonds" and, together with the Senior Subordinate Bonds, the "Subordinate Bonds"); and (vi) Class RL and Class RU (the "Residual Bonds" and, together with the Class A and Class X Bonds, the "Senior Bonds"). The Group IA and Class IX Bonds are sometimes referred to as the "Group I Bonds" and the Group IIA and Class IIX Bonds are sometimes referred to as the "Group II Bonds." The Group I Bonds and Group II Bonds are each a "Bond Group." The Class IA-9, Class IA-10, Class IIA-4 and Class IIA-5 Bonds are sometimes referred to as "LIBOR Bonds." The Class IA-9 and Class IIA-4 Bonds are sometimes referred to as the "Floater Bonds" and the Class IA-10 and Class IIA-5 Bonds are sometimes referred to as "Inverse Floater Bonds." The Class IA-10, Class IIA-5 and Class X Bonds are collectively referred to as the "Notional Amount Bonds." The Class IA-5, Class IA-6, Class IA-11, Class IA-12 and Class IIA-6 Bonds are sometimes referred to as "Lockout Bonds." The Class IA-1 and Class IA-8 Bonds are sometimes referred to as "Super Senior Bonds" and the Class IA-5 Bonds are sometimes referred to as the "Senior Support Bonds." Only the Senior Bonds (other than the Class IA-1 Bonds) and the Senior Subordinate Bonds (collectively, the "Offered Bonds") are offered hereby. The Class IA-1 Bonds and the Junior Subordinate Bonds are not offered hereby.
                                                        (Continued on next page)
                            ------------------------
   THE BONDS WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND DO NOT
     REPRESENT AN INTEREST IN OR OBLIGATION OF THE LOAN SELLERS, THE MASTER SERVICERS, THE CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR
    ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
 INSTRUMENTALITY OR BY THE ISSUER, THE LOAN SELLERS, THE MASTER SERVICERS, THE
  CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.
                            ------------------------
THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FACTORS SET FORTH UNDER "RISK FACTORS," COMMENCING AT PAGE 18 OF THE PROSPECTUS AND AT PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT.

    The Offered Bonds are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer are expected to be approximately $785,180,099 plus accrued interest on the Offered Bonds from October 1, 1997 (or, in the case of the LIBOR Bonds, from October 25, 1997) to the Closing Date, before deducting issuance expenses payable by the Issuer which are estimated to be approximately $200,000.

    The Offered Bonds are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Bonds (other than the Residual Bonds) will be delivered in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as further discussed herein, and that the Residual Bonds will be delivered in registered and certificated form at the office of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York, on or about October 29, 1997 against payment therefor in immediately available funds.
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
          The date of this Prospectus Supplement is October 28, 1997.

(Cover continued from previous page)

(1) Interest payable on the Bonds on each Payment Date will have accrued during the preceding calendar month at the applicable per annum Bond Interest Rate, except for the LIBOR Bonds which will accrue interest during the period from the 25th of the month prior to the month of such Payment Date to the 24th of the month of such Payment Date.

(2) On each Payment Date on or before the Class IA-4 Accretion Termination Date (as defined herein), an amount equal to the Class IA-4 Accrual Amount (as defined herein) will be added to the Class IA-4 Principal Balance, and such amount will be paid as principal to other
         Components (as defined herein) and Classes of Bonds as described herein and will not be paid as interest to the Class IA-4 Bonds. The Class IA-4 Bonds are "Compound Interest Bonds" as described in the Prospectus.

(3) The Class IA-9 Bonds comprise three Components. The interest and principal payable to the Class IA-9 Bonds will be based on the interest and principal allocable to each Component thereof. The initial Bond Interest Rate for the Class IA-9 Bonds will be 6.056% per annum. Thereafter, the Class IA-9 Bonds will accrue interest at a per annum rate equal to LIBOR (as defined herein) plus 0.400%, subject to a minimum and maximum Bond Interest Rate of 0.400% and 9.000% per annum, respectively.

(4) The initial Bond Interest Rate for the Class IA-10 Bonds will be 2.944% per annum. Thereafter, the Class IA-10 Bonds will accrue interest at a per annum rate equal to 8.600% minus LIBOR, subject to a minimum and maximum Bond Interest Rate of 0.000% and 8.600% per annum, respectively. The Class IA-10 Bonds will not be entitled to receive payments of principal and will accrue interest on the Class IA-10 Notional Amount which will equal the Class IA-9 Principal Balance at the time of determination.

(5) The Bond Interest Rate for the Class IX Bonds will be 7.250% per annum. The Class IX Bonds will accrue interest on the Class IX Notional Amount (as defined in "Description of the Bonds -- Interest Payments" herein). The Class IX Notional Amount as of the Cut-Off Date will be approximately $22,084,861. The Class IX Bonds will not be entitled to receive payments of principal.

(6) The initial Bond Interest Rate for the Class IIA-4 Bonds will be 6.2562% per annum. Thereafter, the Class IIA-4 Bonds will accrue interest at a per annum rate equal to LIBOR plus 0.600%, subject to a minimum and maximum Bond Interest Rate of 0.600% and 9.000% per annum, respectively.

(7) The initial Bond Interest Rate for the Class IIA-5 Bonds will be 2.7438% per annum. Thereafter, the Class IIA- 5 Bonds will accrue interest at a per annum rate equal to 8.400% minus LIBOR, subject to a minimum and maximum Bond Interest Rate of 0.000% and 8.400% per annum, respectively. The Class IIA-5 Bonds will not be entitled to receive payments of principal and will accrue interest on the Class IIA-5 Notional Amount which will equal the Class IIA-4 Principal Balance at the time of determination.

(8) The Bond Interest Rate for the Class IIX Bonds will be 7.250% per annum. The Class IIX Bonds will accrue interest on the Class IIX Notional Amount (as defined in "Description of the Bonds -- Interest Payments" herein). The Class IIX Notional Amount as of the Cut-Off Date will be approximately $2,632,445. The Class IIX Bonds will not be entitled to receive payments of principal.

         The Bonds will be collateralized by mortgage pass-through certificates (the "CERTIFICATES") evidencing the beneficial ownership interest in entire pools (each, a "MORTGAGE POOL" and collectively, the "MORTGAGE POOL") of certain conventional, fixed-rate, fully-amortizing, one- to four-family, first lien mortgage loans (the "MORTGAGE LOANS") originated or acquired by (i) PNC Mortgage Securities Corp. ("PNC MORTGAGE"), (ii) PHH Mortgage Services Corporation ("PHH"), or (iii) IndyMac, Inc. ("INDYMAC") (each, a "LOAN SELLER" and collectively, the "LOAN SELLERS"). The Mortgage Loans will have an aggregate principal balance as of October 1, 1997 (the "CUT-OFF DATE") of $937,999,464.84 and will have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal of not more than 30 years. The Mortgage Pool consists of two groups of Mortgage Loans (each, a "LOAN GROUP"). The "GROUP I LOANS" (sometimes referred to herein as "GROUP I") consist of Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $800,336,707.69, and the "GROUP II LOANS" (sometimes referred to herein as "GROUP II") consist of Mortgage Loans having an aggregate principal balance as of the Cut-Off Date of $137,662,757.15. Group I and Group II are each referred to herein as a Loan Group. Prior to the date of initial issuance of the Bonds (the "CLOSING DATE"), (i) PHH will have sold certain of the Mortgage Loans (the "PHH MORTGAGE LOANS") to DLJ Mortgage Capital, Inc. ("DLJMC"), an affiliate of the Underwriter, pursuant to one or more loan sale agreements between PHH and DLJMC (collectively, the "PHH LOAN SALE AGREEMENT"),
(ii) PNC
will have sold certain of the Mortgage Loans (the "PNC MORTGAGE LOANS") to DLJMC, pursuant to a loan sale agreement between PNC and DLJMC (the "PNC LOAN SALE AGREEMENT") and (iii) IndyMac will have sold certain of the Mortgage Loans (the "INDYMAC MORTGAGE LOANS") to DLJMC pursuant to the terms of a loan sale agreement between IndyMac and DLJMC (the "INDYMAC LOAN SALE AGREEMENT"). The PHH Loan Sale Agreement, IndyMac Loan Sale Agreement and PNC Loan Sale Agreement are collectively referred to herein as the "LOAN SALE AGREEMENTS."
On the Closing Date, DLJMC will sell the Mortgage Loans (the "MORTGAGE LOANS") to Capstead Capital Corporation ("CCC"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of Capstead Mortgage Corporation ("CMC"), a Maryland corporation, pursuant to the terms of various assignment and assumption agreements between DLJMC and CCC (the "DLJMC
ASSIGNMENT AGREEMENTS").   CCC will, in turn, simultaneously sell the Mortgage
Loans to CMC Securities Corporation IV (the "ISSUER"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of CMC pursuant to various assignment and assumption agreements between CCC and the Issuer (the "CCC ASSIGNMENT AGREEMENTS"). The Issuer will deposit the Mortgage Loans into a trust (the "TRUST") pursuant the terms of a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among the Issuer, as depositor, PNC Mortgage and IndyMac, as master servicers (each, a "MASTER SERVICER" and collectively, the "MASTER SERVICERS"), PNC Mortgage, as bond administrator (in such capacity, the "BOND ADMINISTRATOR") and U.S. Bank National Association, as trustee (the "CERTIFICATE TRUSTEE"). The Trust will create the Certificates for the benefit of the Issuer in exchange for the Mortgage Loans. The Issuer will pledge the Certificates to U.S. Bank National Association, as indenture trustee (the "INDENTURE TRUSTEE") under the terms of an indenture (the "INDENTURE") between the Issuer and the Indenture Trustee. The Certificates constitute a series of "Non-Agency Certificates" as described in the Prospectus. The Pooling and Servicing Agreement constitutes a "Pooling and Administration Agreement" as described in the Prospectus.

         The Mortgage Loans will be serviced by the Master Servicers pursuant to the Pooling and Servicing Agreement. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

         The Bonds constitute a Series of "BONDS" that are "SPECIAL ALLOCATION BONDS," as each such term is described in the Prospectus, and will be non-recourse obligations of the Issuer. Proceeds from the Certificates pledged as collateral to secure the Bonds under the lien of the Indenture (the "TRUST ESTATE") are the sole source of payments on the Bonds. Neither the Bonds nor the Certificates are insured or guaranteed by any government agency or instrumentality, CMC, CCC, the Issuer, the Loan Sellers, DLJMC, the Certificate Trustee, the Indenture Trustee, the Underwriter or any other person or entity.

         Each Class of Subordinate Bonds comprises two Components, one of which relates to the Group I Loans and for purposes hereof is deemed to be included in the Group I Bonds (each, a "GROUP I SUBORDINATE COMPONENT"), and one of which relates to the Group II Bonds and for purposes hereof is deemed to be included in the Group II Bonds (each, a "GROUP II SUBORDINATE COMPONENT"). The Group I Subordinate Components and the Group II Subordinate Components are collectively referred to herein as the "SUBORDINATE COMPONENTS."

         Each Class of Senior Bonds constitutes a "SENIOR CLASS" of "SENIOR BONDS" as described in the Prospectus and each Class of Subordinate Bonds constitutes a "JUNIOR CLASS" of "JUNIOR BONDS" as described in the Prospectus. The primary credit support for the Senior Bonds of each Bond Group is the subordination of the Subordinate Components of such Bond Group to such Senior Bonds. In addition, the Senior Bonds of each Bond Group, other than the Lockout Bonds of such Bond Group, will be allocated all or a disproportionately large share of the principal payments and prepayments received on the related Loan Group for a period of time, as described herein. The primary credit support for each Class of Senior Subordinate Bonds is the subordination of the Subordinate Components relating to each Bond Group with higher numerical designations. The rights of Components IB-2 and IIB-2 to receive payments of principal and interest will be subordinate to such rights of the Components IB-1 and IIB-1, respectively, and such rights of Components IB-3 and IIB-3 will be similarly subordinate to such rights of Components IB-1 and IB-2 and Components IIB-1 and IIB-2 , respectively, in each case as and to the extent described herein. Except for Excess Losses, Realized Losses on the Mortgage Loans in a given Loan Group will be allocated first to the Junior Subordinate Components (as defined herein) of the related Bond Group in reverse numerical order, second to the Senior Subordinate Components (as defined herein) of the related Bond Group in reverse numerical order, and then to the Senior Bonds of the related Bond Group, in each case as described herein. Following the reduction of the aggregate Component Principal Balances (as defined herein) of the Junior Subordinate Components of a Bond Group to zero, the yield to maturity on each Class of Senior Subordinate Bonds, in increasing order of numerical Class designation, will be extremely sensitive to such Realized Losses on the Mortgage Loans because a disproportionately large amount of such losses (rather than a pro rata portion thereof) will be allocable to the Senior Subordinate Component with the highest numerical designation then outstanding of the related Bond Group. Similarly, following the reduction of the aggregate Component Principal Balances of the Subordinate Components of a Bond Group to zero, the yield to maturity on the Senior Bonds of such Bond Group will be extremely sensitive to all Realized Losses on the Mortgage Loans in the related Loan Group. See "Description of the Bonds -- Subordination and Allocation of Losses" herein.

         As described under "Description of the Bonds -- Subordination and Allocation of Losses," Realized Losses, including Excess Losses, which would otherwise be allocable to the Class IA-1 Bonds (other than Component IA-1-4 thereof) and Realized Losses, including Excess Losses, which would otherwise be allocable the Class IA-8 Bonds will first be allocated to the Senior Support Bonds (which are the Class IA-5 Bonds), until the Class IA-5 Principal Balance has been reduced to zero. See "Certain Yield and Prepayment Considerations."

         Payments in respect of the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in November 1997 (each, a "PAYMENT DATE"). As more fully described herein under "Description of the Bonds -- Interest Payments," interest payments on the Offered Bonds will be based on the Principal Balances thereof (or on the applicable Notional Amount (as defined herein), in the case of the Notional Amount Bonds) and the related Bond Interest Rates. Interest accruing on each Class of Bonds during each Interest Accrual Period (as defined herein) after the first Interest Accrual Period will be calculated on the assumption that principal payments on, and allocation of Realized Losses to, such Bonds are made (and accrued interest is added to the Component Principal Balance of Component IA-1-2 of the Class IA-1 Bonds and to the Principal Balance of the Class IA-4 Bonds) on the last day of the preceding Interest Accrual Period, and not on the following Payment Date when actually made or added. Payments in respect of principal of the Bonds will be allocated among the various Classes of Bonds entitled to principal as described under "Description of the Bonds -- Principal Payments."

         The yield to maturity on the Class IA-9 and Class IIA-4 Bonds will be sensitive to fluctuations in the level of LIBOR and to the rate of Principal Prepayments (as defined herein) on the Group I and Group II Loans, respectively, and the yield to maturity on the Class IA-10 and Class IIA-5 Bonds will be extremely sensitive to fluctuations in the level of LIBOR and to the rate of Principal Prepayments on the Group I and Group II Loans, respectively. Prospective investors should fully consider the risks associated with an investment in the Class IA-9, Class IA-10, Class IIA-4 and Class IIA-5 Bonds, including, in the case of the Class IA-10 and Class IIA-5 Bonds, the possibility that if the rate of Principal Prepayments on the Mortgage Loans in the related Loan Group is rapid or if the level of LIBOR is high, such investors may not fully recoup their initial investments. See "Certain Yield and Prepayment Considerations" herein.

         The Class IA-4 Bonds will be especially sensitive to the rate of prepayments on the Group I Loans because the Class IA-4 Bonds will receive payments of principal on any Payment Date only to the extent of the portion of the Group I Senior Principal Payment Amount (as defined herein) remaining, if any, after payments to the PACs (as defined herein), to the extent of their respective planned principal balances for such Payment Date as set forth in Appendix E (each, a "PLANNED PRINCIPAL BALANCE"), and to the TACs (as defined herein), to the extent of their respective targeted principal balances for such Payment Date as set forth in Appendix F (each, a "TARGETED PRINCIPAL BALANCE"). Furthermore, if the Group I Senior Principal Payment Amount on any Payment Date is not sufficient to reduce the Class or Component Principal Balances of the PACs to their Planned Principal Balances and to reduce the Class or Component Principal Balances of the TACs to their Targeted Principal Balances, the Class IA-4 Bonds will receive no principal payment on such Payment Date.

         The yield to maturity on the Class IX and Class IIX Bonds will be extremely sensitive to the rate of Principal Prepayments on the Group I and Group II Loans, respectively. The interest payable to the Class IX Bonds is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Group I Loans having Net Mortgage Rates (as defined herein) in excess of 7.250% (the "GROUP I PREMIUM RATE LOANS") and the interest payable to the Class IIX Bonds is based on the weighted average of the Stripped Interest Rates of the Group II Loans having Net Mortgage Rates in excess of 7.250% (the "GROUP II PREMIUM RATE LOANS" and, together with the Group I Premium Rate Loans, the "PREMIUM RATE LOANS"), and therefore the yield to maturity of the Class IX and Class IIX Bonds will generally decrease as a result of faster than expected Principal Prepayments on the related Premium Rate Loans. Prospective investors should fully consider the risks associated with an investment in the Class IX and Class IIX Bonds, including the possibility that if the rate of Principal Prepayments on the related Premium Rate Loans is rapid, such investors may not fully recoup their initial investments. See "Yield and Prepayment Considerations" herein.

         No Principal Prepayments in respect of the Group I Loans will be paid to the holders of the Class IA-5 or Class IA-6 Bonds prior to the Payment Date occurring in November 2002 unless the Class Principal Balances of the Class IA Bonds (other than the Class IA-5, Class IA-6, Class IA-11 and Class IA-12 Bonds) have been reduced to zero. No scheduled principal payments or Principal Prepayments in respect of the Group I Loans will be paid to the holders of the Class IA-11 and Class IA-12 Bonds prior to the Payment Date occurring in November 2002, unless the Class Principal Balances of the Class IA Bonds (other than the Class IA-5, Class IA-6, Class IA-11 and Class IA-12 Bonds) have been reduced to zero, and no scheduled principal payments or Principal Prepayments in respect of the Group I Loans will be paid to the holders of the Class IA-12 Bonds until the Class IA-11 Principal Balance has been reduced to zero. No Principal Prepayments in respect of the Group II Loans will be paid to the holders of the Class IIA-6 Bonds prior to the Payment Date occurring in November 2002, unless the Class Principal Balances of the Group IIA Bonds (other than the Class IIA-6 Bonds) have been reduced to zero. No Principal Prepayments in respect of the Mortgage Loans in a Loan Group will be allocated to the Subordinate Components of the related Bond Group prior to the Payment Date occurring in November 2002 and no Principal Prepayments in respect of such Mortgage Loans will be allocated to such Subordinate Components thereafter if certain criteria relating to the extent of available subordination and the delinquency and loss performance of such Mortgage Loans described herein are not satisfied, unless in either case the Group IA Bonds, with respect to Principal Prepayments in respect of the Group I Loans, or the Group IIA Bonds, with respect to Principal Prepayments in respect of the Group II Loans, have been reduced to zero.

         It is a condition to the issuance of the Offered Bonds that the Class A Bonds (other than the Class IA-10 and Class IIA-5 Bonds) and the Residual Bonds each be rated "AAA" by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and by Duff & Phelps Credit Rating Co. ("DCR"), that the Notional Amount Bonds each be rated "AAAr" by S&P and "AAA" by DCR and that the B-1 Bonds be rated not less than "AA" by DCR, the Class B-2 Bonds be rated not less than "A" by DCR and the Class B-3 Bonds be rated not less than "BBB" by DCR. See "Ratings" herein.

         As described herein, two real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Bonds for federal income tax purposes (such REMICs being referred to as the "UPPER REMIC" and "LOWER REMIC," respectively). The Bonds (other than the Residual Bonds) will constitute "regular interests" in the Upper REMIC and "REMIC REGULAR BONDS" for purposes of the Prospectus. The Class RL and Class RU Bonds will constitute the "residual interest" in the Lower REMIC and the Upper REMIC, respectively, and "RESIDUAL BONDS" for purposes of the Prospectus. The holders of the Residual Bonds will be required to report on their federal income tax returns any net income or loss of the related REMIC and may experience a highly negative after-tax return. See "Special Tax Considerations" herein.

         The Class B-2 and Class B-3 Bonds will not constitute
"mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because those Classes are not rated in one of the two highest rating categories by a nationally-recognized rating agency (a "RATING AGENCY").

         The Class B-3 Bonds and the Notional Amount Bonds may not be transferred to Plans (as defined herein), persons acting on behalf of Plans, or persons using assets of Plans (each of the foregoing, a "PLAN INVESTOR"), except as described herein. Each purchaser of a Class B-3 Bond or a Notional Amount Bond will be deemed to represent, by virtue of its acquisition thereof, that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion or, in the case of an insurance company, a representation letter as described herein. The Residual Bonds may not be suitable investments for Plan Investors and are not offered to Plan Investors. See "ERISA Considerations" herein and "ERISA Matters" in the Prospectus. The Residual Bonds are subject to additional transfer restrictions. See "Restrictions on Purchase and Transfer of the Residual Bonds" herein.

         There is currently no secondary market for the Offered Bonds. Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER") intends to make a secondary market in the Offered Bonds but has no obligation to do so. There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The Offered Bonds will not be listed on any securities exchange. See "Risk Factors" herein and in the Prospectus.

         The information set forth herein under "Summary of Prospectus Supplement -- The Mortgage Pool," "Description of the Mortgage Pool," "The Loan Sellers" and "Pooling and Servicing Agreement -- The Master Servicers" is based on information that has been provided by the Loan Sellers. No representation is made by the Issuer, DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Loan Sellers.

         THE OFFERED BONDS MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS DUE TO THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE THE OFFERED BONDS UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED BONDS.

                                _______________

         No person is authorized in connection with this offering to give any information or to make any representation about the Issuer, the Loan Sellers, DLJMC, the Master Servicers, the Certificate Trustee, the Indenture Trustee, the Offered Bonds, or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Issuer, the Loan Sellers, DLJMC, the Master Servicers, the Certificate Trustee or the Indenture Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Bonds, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                                _______________


         THE OFFERED BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED BY THE ISSUER PURSUANT TO ITS PROSPECTUS DATED SEPTEMBER 26, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                                _______________


                             REPORTS TO BONDHOLDERS

         With respect to the Senior Bonds (other than the Notional Amount Bonds and Residual Bonds), unless and until definitive bonds are issued, monthly reports containing information concerning the Trust Estate and prepared by the Indenture Trustee, will be sent to Cede & Co. ("CEDE"), as nominee of DTC and registered holder of such Senior Bonds, pursuant to the Indenture. Such reports may be available to beneficial owners of Senior Bonds (other than the Notional Amount Bonds and Residual Bonds) in accordance with the regulations and procedures of DTC.

                                _______________

         The Issuer will file with the Securities and Exchange Commission (the "COMMISSION") certain materials relating to the Mortgage Pool and the Offered Bonds on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by, the information set forth in this Prospectus Supplement.

                               TABLE OF CONTENTS




REPORTS TO BONDHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6

SUMMARY OF PROSPECTUS
    SUPPLEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
    Limited Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
    Yield and Prepayment Considerations   . . . . . . . . . . . . . . . . . . . . .  S-24
    Residual Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
    Allocation of Realized Losses to Class IA-5
         Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
    Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
    Geographic Concentration of the
         Mortgaged Properties . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27

DESCRIPTION OF THE MORTGAGE POOL  . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
    Loan Group I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
    Loan Group II   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
    Loan Tables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
    Underwriting Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45

DESCRIPTION OF INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
    Primary Mortgage Insurance Policies   . . . . . . . . . . . . . . . . . . . . .  S-49
    Standard Hazard Insurance Policies
          and Flood Insurance Policies  . . . . . . . . . . . . . . . . . . . . . .  S-49
    Title Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50

THE LOAN SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
    PNC Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
    PHH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
    IndyMac   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50

DESCRIPTION OF THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
    Book-Entry Registration   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
    Available Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
    Priority of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
    Interest Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
    LIBOR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
    Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
    Principal Payment Amount and
         Principal Prepayment Amount  . . . . . . . . . . . . . . . . . . . . . . .  S-68
    Subordination and Allocation of Losses  . . . . . . . . . . . . . . . . . . . .  S-69
    Optional Redemption of the Bonds  . . . . . . . . . . . . . . . . . . . . . . .  S-72
    Special Redemption of the Bonds   . . . . . . . . . . . . . . . . . . . . . . .  S-72



CERTAIN YIELD AND PREPAYMENT
    CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
    Weighted Average Life   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-76
    Yield Considerations with Respect to the
         Notional Amount Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-78

INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81

POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81
    General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81
    Assignment of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
    Substitution of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . .  S-83
    Representations and Warranties Regarding the Mortgage Loans   . . . . . . . . .  S-83
    The Master Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-84
    Special Servicing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  S-84
    Payments on Mortgage Loans; Custodial
         Accounts for P&I, Investment Account
         and Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
    Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
    Servicing Compensation and
         Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
    Evidence as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
    Certain Matters Regarding the Master
         Servicers, the Issuers and the
         Bond Administrators  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
    Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
    Rights upon Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
    Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-90
    The Certificate Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-90

SPECIAL TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-90
    Residual Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-90

RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL BONDS . . . . . . . . . . . .  S-92

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94

RATINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94


ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95

INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-97

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. The "INDEX OF TERMS" appearing at the end of the Prospectus Supplement indicates the page number on which each definition in the Prospectus Supplement appears. The "GLOSSARY OF PRINCIPAL TERMS"appearing at the beginning of the Prospectus indicates the page number on which each definition in the Prospectus appears.

TITLE OF BONDS  . . . . . . . . . . . .      Collateralized Mortgage Obligations, Series 1997-2.

ISSUER  . . . . . . . . . . . . . . . .      CMC Securities Corporation IV ("CMCSC IV" or the "ISSUER"). See "The Issuer"
                                             in the Prospectus.

MASTER SERVICERS  . . . . . . . . . . .      With respect to the PNC Mortgage Loans and the PHH Mortgage Loans, PNC
                                             Mortgage Securities Corp.  ("PNC MORTGAGE"), and with respect to the IndyMac
                                             Mortgage Loans, IndyMac, Inc. ("INDYMAC").  Notwithstanding anything to the contrary in the Prospectus, the Master Servicers will provide all customary servicing functions with respect to the related Mortgage Loans pursuant to the Pooling and Servicing Agreement.  Each Master Servicer will be entitled to: (i) a monthly master servicing fee with respect to each Mortgage Loan serviced by such Master Servicer, (ii) any interest or investment income earned on funds deposited in certain accounts as described herein, and (iii)
                                             certain additional servicing compensation as described herein. See "Pooling and Servicing Agreement -- The Master Servicers" herein.

CERTIFICATE TRUSTEE . . . . . . . . . .      U.S. Bank National Association, as Certificate Trustee under the Pooling and
                                             Servicing Agreement.  See "Pooling and Servicing Agreement -- The
                                             Certificate Trustee" herein.

INDENTURE TRUSTEE . . . . . . . . . . .      U.S. Bank National Association, as Indenture Trustee under the Indenture.
                                             See "Indenture -- The Indenture Trustee" herein.

BOND ADMINISTRATOR  . . . . . . . . . .      PNC Mortgage, as Bond Administrator under the Pooling and Servicing
                                             Agreement and the Indenture.  The Bond Administrator will perform certain securities administration functions for the Issuer under the Indenture, including, among other things, monitoring the amounts on deposit in the collection account (the "COLLECTION ACCOUNT") and other accounts established in accordance with the Indenture and maintained with the Indenture Trustee, calculating amounts payable to Bondholders on each Payment Date, the preparation of and distribution to Bondholders of monthly statements and other reports as provided in the Indenture.

LOAN SELLERS  . . . . . . . . . . . . .      Each of (i) PNC Mortgage, as seller of the PNC Mortgage Loans, (ii) PHH, as seller of the PHH Mortgage Loans, and (iii) IndyMac, as seller of the
                                             IndyMac Mortgage Loans. See "The Loan Sellers" herein.

CUT-OFF DATE  . . . . . . . . . . . . .      October 1, 1997.

CLOSING DATE  . . . . . . . . . . . . .      On or about October 29, 1997.

PAYMENT DATE  . . . . . . . . . . . . .      The 25th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in November 1997 (each, a "PAYMENT
                                             DATE").

RECORD DATE . . . . . . . . . . . . . .      With respect to each Payment Date, the "RECORD DATE" is the last business day of the month preceding the month in which such Payment Date occurs.

DUE PERIOD  . . . . . . . . . . . . . .      With respect to each Payment Date, the "DUE PERIOD" is the period commencing on the second day of the month preceding the month in which such Payment
                                             Date occurs and ending on the first day of the month in which such Payment
                                             Date occurs.

DUE DATE  . . . . . . . . . . . . . . .      The first day of each calendar month.

PREPAYMENT PERIOD . . . . . . . . . . .      With respect to each Payment Date and each Payoff (as defined herein) in respect of a PNC Mortgage Loan or a PHH Mortgage Loan, the related
                                             "PREPAYMENT PERIOD" will commence on the 15th day of the month preceding the month in which the related Payment Date occurs (or in the case of the first
                                             Payment Date, commencing on the Cut-Off Date) and will end on the 14th day of the month in which such Payment Date occurs.  With respect to each
                                             Payment Date and each Payoff in respect of an IndyMac Mortgage Loan, the related "PREPAYMENT PERIOD" will be the calendar month preceding the month in which the related Payment Date occurs.  With respect to each Curtailment
                                             (as defined herein) in respect of a Mortgage Loan, the related "PREPAYMENT
                                             PERIOD" will be the month preceding the month in which the related Payment
                                             Date occurs.

BONDS:  . . . . . . . . . . . . . . . .      The Bonds will be issued pursuant to an Indenture  to be dated as of
                                             October 1, 1997, as supplemented by a Series 1997-2 Supplement dated
                                             October 29, 1997 (collectively, the "INDENTURE"), between the Issuer and the
                                             Indenture Trustee.




                  [Remainder of Page Intentionally Left Blank]

                                             The approximate initial Class Principal Balances, Bond Interest
                                             Rates, and types of the Offered Bonds will be as follows:

                                                      Approximate Initial      Bond
                                                         Class Principal     Interest
                                             Class           Balance           Rate       Type
                                             -----    --------------------  -----------   ----
                                             IA-2       $  39,100,200         6.6000%     Senior/PAC
                                             IA-3          15,745,000         6.5000      Senior/PAC
                                             IA-4           7,750,000         7.4000      Senior/Accrual
                                             IA-5          11,580,000         7.2500      Senior/Lockout/
                                                                                          Senior Support
                                             IA-6          70,008,075         7.2500      Senior/Lockout
                                             IA-7         179,804,570         7.0000      Senior/TAC
                                             IA-8          57,324,965         7.4000      Senior/PAC/
                                                                                          Super Senior
                                             IA-9         101,445,224       Variable      Senior/Component/
                                                                                          Floater
                                             IA-10                 --       Variable      Senior/Notional
                                                                                          Amount/Inverse
                                                                                          Floater
                                             IA-11         31,440,000         7.2500      Senior/Lockout
                                             IA-12         37,917,363         7.2500      Senior/Lockout
                                             IA-13         10,696,500         6.6000      Senior/PAC
                                             IA-14         10,134,654         6.6000      Senior/PAC
                                             IA-15         31,416,600         6.5000      Senior/PAC
                                             IX                    --         7.2500      Senior/Notional
                                                                                          Amount
                                             IIA-1         65,076,568         7.0000      Senior
                                             IIA-2         22,456,000         7.0000      Senior
                                             IIA-3         10,951,000         7.2500      Senior
                                             IIA-4         12,504,652       Variable      Senior/Floater
                                             IIA-5                 --       Variable      Senior/Notional
                                                                                          Amount/Inverse
                                                                                          Floater
                                             IIA-6         19,585,000         7.2500      Senior/Lockout
                                             IIX                   --         7.2500      Senior/Notional
                                                                                          Amount
                                             B-1           26,901,018          7.2500     Senior Subordinate
                                             B-2            9,379,994          7.2500     Senior Subordinate
                                             B-3            5,559,165          7.2500     Senior Subordinate
                                             RL                    90          7.2500     Senior/Residual
                                             RU                   100          7.2500     Senior/Residual

                                             The "PRINCIPAL BALANCE" of a Bond as of any date of determination is the original principal balance thereof (plus, in the case of the Class
                                             IA-4 Bonds, Class IA-4 Accrual Amounts added thereto as described herein) minus all prior payments in respect of principal of such
                                             Bond and minus all Realized Losses in respect of principal allocated to such Bond.  The "CLASS PRINCIPAL BALANCE" of a Class of Bonds is (i) in
                                             the case of a Class of Bonds that does not comprise Components, the aggregate of the Principal Balances of the Bonds of such Class and (ii) in the case of a Class of Bonds that comprises Components, the aggregate of the Component
                                             Principal Balances of the related Components.  The "NOTIONAL AMOUNT" of a
                                             Notional Amount Bond is an amount used as a

                                             reference to calculate the amount of interest due on a Notional Amount Bond.
                                             The "CLASS NOTIONAL AMOUNT" of a Class of Notional Amount Bonds is the
                                             aggregate of the Notional Amounts of the Bonds of such Class.  The "BOND
                                             INTEREST RATE" for a Class of Bonds or a Component is the interest rate borne by the Bonds of such Class or such Component, as described herein.

                                             Components.  Certain Classes of Bonds will comprise multiple components
                                             (each, a "COMPONENT"), each of which will have a specified principal balance
                                             (a "COMPONENT PRINCIPAL BALANCE") or notional amount (a "COMPONENT NOTIONAL
                                             AMOUNT") which functions and is calculated in a manner comparable to that of a Class Principal Balance or Class Notional Amount, respectively, on which interest will accrue at a designated Bond Interest Rate (other than
                                             Component IA-1-1 and Component IA-1-4 of the Class IA-1 Bonds, which are not entitled to payments of interest).  Component IA-1-4 of the Class IA-1 Bonds will consist of two sub-components (each, a "SUB-COMPONENT"), each of which will have a specified principal balance (a "SUB-COMPONENT PRINCIPAL
                                             BALANCE") which functions and is calculated in a manner similar to that of a
                                             Class Principal Balance.  Holders of a Class of Bonds comprising Components will be entitled to receive payments on each Payment Date to the extent of the amount paid with respect to the related Components on such Payment Date.
                                             HOLDERS OF A CLASS OF BONDS COMPRISING COMPONENTS MAY NOT TRANSFER SUCH
                                             COMPONENTS SEPARATELY.

                                             For purposes of calculating principal payments, the Class IA-9 Bonds will comprise three Components having the designations, initial Component
                                             Principal Balances and types of Components set forth below:

                                                                                          Approximate Initial
                                                                                          Component Principal
                                                           Designation                          Balance          Type
                                                           -----------                    -------------------    ----
                                                           Component IA-9-1  . . . . . . .   $ 29,965,681         PAC

                                                           Component IA-9-2  . . . . . . .     26,528,400         PAC
                                                           Component IA-9-3  . . . . . . .     44,951,143         TAC


                                             For purposes of calculating payments, the Class IA-1 Bonds which are not offered hereby, will comprise four Components having the designations, initial Component Principal Balances and Bond Interest Rates set forth below:



                                                                                          Approximate Initial
                                                                                          Component Principal    Bond Interest
                                                             Designation                        Balance              Rate
                                                             -----------                  -------------------    --------------
                                                           Component IA-1-1  . . . . .   $     12,238,815                (1)

                                                           Component IA-1-2  . . . . .        138,125,000             7.400%(2)

                                                           Component IA-1-3  . . . . .                --              7.250%(3)

                                                           Component IA-1-4  . . . . .          2,485,739                (4)

                                        (1)   Component IA-1-1 will not be entitled to payments of interest.

                                        (2)   On each Payment Date on or before the Component IA-1-2 Accretion Termination Date
                                              (as defined herein), an amount equal to the Component IA-1-2 Accrual Amount (as defined herein) will be added to the Component IA-1-2 Principal Balance, and such amount will be paid as principal to other Components and Classes of Bonds as described herein and will not be paid as interest to Component IA-1-2.

                                        (3)   Component IA-1-3 will accrue interest on the Component IA-1-3 Notional Amount (as defined in "Description of the Bonds -- Interest Payments" herein).  The Component
                                              IA-1-3 Notional Amount as of the Cut-Off Date will be approximately $25,925,707.
                                              Component IA-1-3 will not be entitled to receive payments of principal.

                                        (4)   Component IA-1-4 will consist of two Sub-Components, designated as Sub-Component
                                              IA-1-4I and Sub-Component IA-1- 4II, which will have approximate initial Sub-Component
                                              Principal Balances of $1,591,028 and $894,711, respectively. Sub-Components IA-1-4I and IA-1-4II will not be entitled to payments of interest and will receive principal only in respect of those Group I Mortgage Loans and Group II Mortgage Loans, respectively, with Net Mortgage Rates that are less than 7.250%.  For a description of the principal payments to Sub-Components IA-1-4I and IA-1-4II, see "Description of the
                                              Bonds -- Principal Payments -- Group I Bond Principal Payments -- Sub-Component
                                              IA-1-4I Principal Payments" and "Group II Bond Principal Payments -- Sub-Component
                                              IA-1-4II Principal Payments" herein.

                                       For purposes of calculating principal payments and allocating Realized Losses, each Class of
                                       Subordinate Bonds (only the Senior Subordinate Bonds of which are offered hereby) will comprise two Components having the designations and initial Component Principal Balance, and relating to the Classes of Subordinate Bonds and Bond Groups, as set forth below:

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                                      S-13
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
                                                                                          Initial        Related
                                                                                         Component      Class of
                                                                         Component       Principal     Subordinate     Related
                                                                        Designation       Balance         Bonds       Bond Group
                                                                        -----------       -------         -----       ----------
                                                                         IB-1            $24,010,101       B-1         Group I
                                                                         IIB-1             2,890,917       B-1        Group II
                                                                         IB-2              8,003,367       B-2         Group I
                                                                         IIB-2             1,376,627       B-2        Group II
                                                                         IB-3              4,802,020       B-3         Group I
                                                                         IIB-3               757,145       B-3        Group II
                                                                         IB-4              2,401,010       B-4         Group I
                                                                         IIB-4               412,988       B-4        Group II
                                                                         IB-5              2,401,010       B-5         Group I
                                                                         IIB-5               344,156       B-5        Group II
                                                                         IB-6              2,401,011       B-6         Group I
                                                                         IIB-6               412,992       B-6        Group II

                                             The IB-1, IIB-1, IB-2, IIB-2, IB-3 and IIB-3 Components are collectively referred to herein as the "SENIOR SUBORDINATE COMPONENTS" and the IB-4, IIB-
                                             4, IB-5, IIB-5, IB-6 and IIB-6 Components are referred to herein as the
                                             "JUNIOR SUBORDINATE COMPONENTS".  The IB-1, IB-2 and IB-3 Components are
                                             referred to herein as the "GROUP I SENIOR SUBORDINATE COMPONENTS," and the
                                             IB-4, IB-5 and IB-6 Components are referred to herein as the "GROUP I JUNIOR
                                             SUBORDINATE COMPONENTS," and the Group I Senior Subordinate Components and
                                             the Group I Junior Subordinate Components are collectively referred to as the "GROUP I SUBORDINATE COMPONENTS."  The IIB-1, IIB-2 and IIB-3 Components
                                             are referred to herein as the "GROUP II SENIOR SUBORDINATE COMPONENTS," and the IIB-4, IIB-5 and IIB-6 Components are referred to herein as the "GROUP
                                             II JUNIOR SUBORDINATE COMPONENTS," and the Group II Senior Subordinate
                                             Components and the Group II Junior Subordinate Components are collectively referred to as the "GROUP II SUBORDINATE COMPONENTS."  Each Subordinate
                                             Component will have a Bond Interest Rate of 7.250% per annum.

DENOMINATIONS . . . . . . . . . . . . .      The Offered Bonds, other than the Class IIA-2, Class IIA-3, Notional Amount and Residual Bonds, will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.  The Class IIA-2 and Class IIA-3
                                             Bonds will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Notional Amount Bonds will be issued in minimum initial Notional Amounts of $100,000 and integral multiples of $1 in excess thereof.  The Class RL and Class RU Bonds will be issued in minimum denominations of $90 and $100, respectively.  In addition, one Bond of each Class of Bonds having Principal Balances may be issued evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Class Principal Balance of such Class.

REGISTRATION  . . . . . . . . . . . . .      Each Class of the Offered Bonds (other than the Residual Bonds) will be
                                             "BOOK-ENTRY BONDS" represented by a certificate registered in the name of
                                             Cede & Co., as nominee of DTC.  No person acquiring a beneficial interest in a Book-Entry Bond  (each, a "BENEFICIAL OWNER")
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                                      S-14
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
                                             will be entitled to receive a Bond in certificated form, except under the limited circumstances described herein.  For each Book-Entry Bond held by
                                             DTC, DTC will effect payments to and transfers of the related Book-Entry
                                             Bonds among the respective Beneficial Owners by means of its electronic record keeping services, acting through organizations that participate in
                                             DTC.  This arrangement may result in certain delays in receipt of payments by Beneficial Owners and may restrict a Beneficial Owner's ability to pledge the Bonds beneficially owned by it.  All references in this Prospectus
                                             Supplement to the Book-Entry Bonds reflect the rights of Beneficial Owners of such Bonds only as such rights may be exercised through DTC and its participating organizations so long as such Bonds are held by DTC.  The
                                             Residual Bonds will be offered in registered and certificated form.  See
                                             "Description of the Bonds -- Book-Entry Registration"  and "Description of
                                             Book-Entry Procedures" herein and "Description of the Bonds -- Book Entry
                                             Registration" in the Prospectus.

THE MORTGAGE POOL . . . . . . . . . . .      Based solely upon information provided by the Loan Sellers, the Mortgage
                                             Loans will have the characteristics described herein.  The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance as of the
                                             Cut-Off Date of $937,999,464.84.  The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "MORTGAGED PROPERTY") and have original terms to maturity from the due dates of their first scheduled monthly payment of interest and principal (each such payment, a "MONTHLY PAYMENT") of not more than 30 years.  All of the Mortgage Loans have Monthly Payments due on the first day of each month.

                                             The Group I Loans will consist of a pool of approximately 2,355 Mortgage
                                             Loans with an aggregate principal balance as of the Cut-Off Date of
                                             $800,336,707.69 (representing approximately 85.32% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date).  The principal balance at origination of the Group I Loans ranged from a minimum of $214,605.00 to a maximum of $1,300,000.00, with an average principal balance at origination of $340,655.65.  The Group II Loans will consist of a pool of approximately
                                             436 Mortgage Loans with an aggregate principal balance as of the Cut-Off
                                             Date of $137,662,757.15 (representing approximately 14.68% of the Mortgage
                                             Loans by aggregate principal balance as of the Cut-Off Date).  The principal balance at origination of the Group II Loans ranged from a minimum of
                                             $216,000.00 to a maximum of $825,500.00, with an average principal balance at origination of $316,100.67.

                                             See "Description of the Mortgage Pool" herein for a further description of certain characteristics of the Mortgage Loans.

                                             As of the Cut-Off Date, none of the Mortgage Loans were thirty days or more delinquent in their Monthly Payments.  As of the Cut-Off Date, none of the
                                             Mortgage Loans will have been thirty days or more delinquent in their
                                             Monthly Payments more than once during the twelve months preceding the
                                             Closing Date and no Mortgage Loan had been sixty or more days delinquent.
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                                      S-15

INTEREST PAYMENTS . . . . . . . . . . .      With respect to each Class of Bonds (except Components IA-1-1 and Component
                                             IA-1-4 of the Class IA-1 Bonds, which are not entitled to interest), interest will be paid monthly on each Payment Date, commencing in November
                                             1997, except that (1) interest accrued on Component IA-1-2 on or before the
                                             Component IA-1-2 Accretion Termination Date will not be paid to Component
                                             IA-1-2 and will instead be added to the Component IA-1-2 Principal Balance and (2) interest accrued on the Class IA-4 Bonds on or before the Class IA-4
                                             Accretion Termination Date will not be paid to the Class IA-4 Bonds and will instead be added to the Class IA-4 Principal Balance. With respect to each
                                             Payment Date, an amount of interest will accrue or accrete on each Class of
                                             Bonds, or, with respect to the Class IA-1 Bonds, Component IA-1-2 and
                                             Component IA-1-3, generally equal to 1/12th of the applicable Bond Interest
                                             Rate for such Class or Component multiplied by the related Class Principal
                                             Balance, Component Principal Balance, Class Notional Amount or Component
                                             Notional Amount, as applicable. The Bond Interest Rates for the Offered
                                             Bonds entitled to interest (other than the LIBOR Bonds) are fixed as set forth on the cover page hereof. The Bond Interest Rates for Component IA-1-2 and Component IA-1-3 of the Class IA-1 Bonds will be 7.400% and 7.250% per annum, respectively. For a description of how the Component IA-1-3, Class
                                             IA-10, Class IIA-5, Class X Notional Amounts are determined, see
                                             "Description of the Bonds -- Interest Payments."  Interest to be paid on the
                                             Bonds on any Payment Date will consist of accrued and unpaid interest as of the previous Payment Date and interest accrued during the preceding calendar month, except for the LIBOR Bonds which accrue interest during the period commencing on the 25th day of the preceding calendar month and ending on the
                                             24th day of the month of such Payment Date. All payments of interest for each Class of Senior Bonds and each Subordinate Component in a Bond Group will generally be made only to the extent of the Available Funds for the related Loan Group as described herein under "Description of the Bonds --
                                             Priority of Payments".

                                             See "Description of the Bonds -- Interest Payments" herein.

LIBOR . . . . . . . . . . . . . . . . .      The Bond Interest Rates for the LIBOR Bonds will be determined by the Bond
                                             Administrator based on the average of quotations of the London Interbank
                                             Offered Rate for one-month U.S. dollar deposits ("LIBOR") as provided by the
                                             Reference Banks (as defined herein), as further described herein. See
                                             "Description of the Bonds -- LIBOR" herein.

PRINCIPAL PAYMENTS  . . . . . . . . . .      On each Payment Date, to the extent of the Available Funds with respect to each Bond Group, amounts in respect of principal will be paid to the holders of the Bonds of the related Bond Group (other than the Notional Amount Bonds of such Bond Group) as provided herein under "Description of the Bonds --
                                             Principal Payments."

                                             The Notional Amount Bonds are "interest only" securities and are not entitled to principal payments.

ADVANCES  . . . . . . . . . . . . . . .      Each Master Servicer is required to make advances ("ADVANCES") in respect of delinquent payments of principal and interest (net of the
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                                      S-16
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
                                             related Servicing Fees) on the Mortgage Loans being master serviced by it, subject to the limitations described herein. Such Advances are reimbursable to the related Master Servicer prior to payments to the Bondholders, as described under the heading "Pooling and Servicing Agreement -- Advances"
                                             herein. The Certificate Trustee will be obligated to make any such Advance only to the limited extent provided in the Pooling and Servicing Agreement.
                                             See "Pooling and Servicing Agreement -- Advances" herein.

SUBORDINATION
  AND ALLOCATION OF LOSSES  . . . . . .      The Subordinate Components of each Bond Group will be subordinate in right of payment to and provide credit support to the Senior Bonds of such Bond
                                             Group, and each Subordinate Component in each Bond Group will be subordinate in right of payment to and provide credit support to each Subordinate
                                             Component in such Bond Group, if any, with a lower numerical Component designation.  See "Description of the Bonds -- Subordination and Allocation
                                             of Losses" herein.

                                             As described under "Description of the Bonds -- Subordination and Allocation
                                             of Losses," Realized Losses, including Excess Losses, which would otherwise be allocable to the Class IA-1 Bonds (other than Component IA-1-4 thereof)
                                             and Realized Losses, including Excess Losses, which would otherwise be allocable the Class IA-8 Bonds will first be allocated to the Senior Support
                                             Bonds (which are the Class IA-5 Bonds) until the Class IA-5 Principal
                                             Balance has been reduced to zero.  See "Certain Yield and Prepayment
                                             Considerations."

SHIFTING OF INTERESTS . . . . . . . . .      The Senior Bonds of a Bond Group entitled to principal, other than the
                                             Lockout Bonds of such Bond Group, will receive 100% of the Principal
                                             Prepayments received in respect of the Mortgage Loans in the related Loan
                                             Group until at least the fifth anniversary of the first Payment Date. During the next four years, the Senior Bonds of a Bond Group, other than the
                                             Lockout Bonds of such Bond Group, generally will receive a disproportionately large, but decreasing, share of Principal Prepayments received in respect of the Mortgage Loans in the related Loan Group.  This will result in an acceleration of the amortization of the Senior Bonds, other than the Lockout Bonds, subject to the priorities described in
                                             "Description of the Bonds -- Principal Payments" herein, enhancing the likelihood that holders of such Classes of Bonds will be paid the full amount of principal to which they are entitled.

JUNIOR SUBORDINATE BONDS  . . . . . . .      The Class B-4, Class B-5 and Class B-6 Bonds will each have a Bond Interest
                                             Rate equal to 7.250% per annum for each Payment Date and the aggregate of the initial Class Principal Balances of such Bonds will be approximately
                                             $2,813,998, $2,745,166 and $2,814,003, respectively.

OPTIONAL REDEMPTION . . . . . . . . . .      At its option, the Bond Administrator may, upon giving written notice to the
                                             Issuer, each Master Servicer, the Certificate Trustee and the Indenture
                                             Trustee, repurchase from the Trust all of the remaining Mortgage Loans, and thereby effect an early termination of the Certificates and redemption of the Bonds, on any Payment Date when the aggregate outstanding principal balance of the Mortgage Loans is equal to or less than 5% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date
                                             (any such Payment Date is referred to herein as an "OPTIONAL REDEMPTION
                                             DATE").  If the Bond
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                                      S-17
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
                                             Administrator does not so elect to repurchase the Mortgage Loans on an
                                             Optional Redemption Date, the Issuer may, at its option, upon giving notice to the Bond Administrator, each Master Servicer, the Certificate Trustee and the Indenture Trustee, repurchase the Mortgage Loans from the Trust and effect an early retirement of the Certificates and an early redemption of the Bonds.  Any such repurchase shall be at a price (the "REDEMPTION PRICE")
                                             equal to the aggregate Class Principal Balances of the then outstanding
                                             Bonds, plus accrued and unpaid interest thereon through the end of the month preceding the month in which the Optional Redemption Date occurs.  Upon such optional repurchase, the Trust Estate will terminate and any remaining assets in the Trust Estate shall be released to the repurchasing party.  See
                                             "Pooling and Servicing Agreement -- Termination" herein.

YIELD AND PREPAYMENT
  CONSIDERATIONS  . . . . . . . . . . .      The effective yield to maturity of each Class of Offered Bonds will depend upon, among other things, the price at which such Bonds are purchased, the applicable Bond Interest Rate, the actual characteristics of the Mortgage
                                             Loans, the rate of principal payments (including Principal Prepayments) on the Mortgage Loans in the related Loan Group and the rate of liquidations on the Mortgage Loans in the related Loan Group.  A higher than anticipated rate of principal payments (including Principal Prepayments) and liquidations would reduce the aggregate principal balance of the Mortgage
                                             Loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such Mortgage Loans.  Therefore, a higher rate of principal payments (including Principal Prepayments) and liquidations in a
                                             Loan Group could result in a lower than expected yield to maturity on
                                             Classes of Bonds in the related Bond Group purchased at a premium.
                                             Conversely, a lower than anticipated rate of principal payments (including
                                             Principal Prepayments) and liquidations in a Loan Group could result in a lower than expected yield to maturity on Classes of Bonds in the related
                                             Bond Group purchased at a discount, in that payments of principal with respect to the Mortgage Loans in such Loan Group would occur later than anticipated.

                                             The actual rate of payments of principal (including Principal Prepayments)
                                             and liquidations on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors.  In general, if interest rates generally rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Conversely, if prevailing interest rates fall significantly below the interest rates on the Mortgage
                                             Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the
                                             Mortgage Loans.  See "Risk Factors" and "Yield and Prepayment
                                             Considerations" herein.

                                             See "Description of the Bonds -- Principal Payments" and "Certain Yield and
                                             Prepayment Considerations" herein, and see "Risk Factors -- Prepayment and
                                             Yield Considerations" in the Prospectus.  For a discussion of special yield and prepayment considerations applicable to the Accrual Directed Classes and
                                             Components, the PACs, the TACs, the Class X Bonds, the LIBOR Bonds, the
                                             Lockout Bonds and the Senior Subordinate Bonds, see "Risk Factors -- Yield
                                             and Prepayment Considerations."
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                                      S-18
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
CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES  . . . . . . . . . .      For federal income tax purposes, elections will be made to treat the segregated pool of assets comprising the Trust as two separate real estate mortgage investment conduits (each a "REMIC," and respectively, the "UPPER
                                             REMIC" and "LOWER REMIC").  Upon the issuance of the Offered Bonds, Andrews
                                             & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture and the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Sections
                                             860A through 860G of the Internal Revenue Code of 1986 (the "CODE").  For
                                             federal income tax purposes, the Senior Bonds, Components or Sub-Components thereof (other than the Residual Bonds) and the Subordinate Bonds will be designated as the "regular interests" in the Upper REMIC, and the Class RL and Class RU Bonds will be designated as the "residual interests" in the
                                             Lower REMIC and the Upper REMIC, respectively.

                                             Because the Senior Bonds, Components or Sub-Components thereof (other than the Residual Bonds) and the Subordinate Bonds will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Bonds, including any original issue discount, will be taxable to the holders of such Bonds in accordance with the accrual method of accounting, regardless of such Bondholder's usual method of accounting.  It is expected that the Class IA-4, Class IA-10,
                                             Class IIA-5 and Class X Bonds will be, and the other Classes of Bonds may be, treated as having been issued with original issue discount for federal income tax purposes.  See "Certain Federal Income Tax Consequences -- REMIC
                                             Bonds --  Taxation of Regular Bonds -- Original Issue Discount" in the
                                             Prospectus.  The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the
                                             Offered Bonds is 250% of the Basic Prepayment Assumption, as defined herein, with respect to the Group I Loans and 195% of the Basic Prepayment
                                             Assumption with respect to the Group II Loans.  However, no representation is made herein as to the rate at which prepayments actually will occur.  See
                                             "Certain Yield and Prepayment Considerations" herein.

                                             For federal income tax purposes, the Offered Bonds generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations and as "real estate assets" for real estate investment trusts
                                             ("REITS"), subject to the limitations  described in "Certain  Federal Income
                                             Tax Consequences" in the Prospectus.  Similarly, interest on the Offered
                                             Bonds will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations  described in "Certain
                                             Federal Income Tax Consequences" in the Prospectus.

                                             For further information regarding the federal income tax consequences of investing in the Offered Bonds see "Certain Federal Income Tax Consequences"
                                             in the Prospectus.
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                                      S-19
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
FEDERAL INCOME TAX ASPECTS
  OF RESIDUAL BONDS   . . . . . . . . .      The Residual Bonds generally will be treated in the same manner as the other
                                             Offered Bonds for the various qualification purposes referred to above, but generally will not be treated as evidences of indebtedness for federal income tax purposes.  Instead, the Class RL and Class RU Bonds will be considered as representing the right to the net income or loss of the Lower
                                             REMIC and the Upper REMIC, respectively.  Holders of the Residual Bonds
                                             ("RESIDUAL BONDHOLDERS") will be required to report, and will be taxed on, their pro rata shares of such income or loss, and such requirements will continue until there are no Bonds of any Class outstanding, even though such
                                             Bondholders previously may have received full payment of their stated
                                             interest and principal.  Furthermore, the taxable income of Residual
                                             Bondholders attributable to the Residual Bonds may exceed the principal and interest payments received by such Bondholders with respect to such Bonds during the corresponding period, which could result in a highly negative after-tax return for such Bondholders.  See "Special Tax Considerations"
                                             herein.

                                             The Upper REMIC and the Lower REMIC may generate income, a portion of which will be treated as "excess inclusion" income.  Such excess inclusion income
                                             (a) is taxable to a tax- exempt Class RL and Class RU Bondholder, as applicable, as unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30%
                                             (regardless of any statutory or treaty exemptions or rate reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of Residual Bondholders.
                                             Consequently, Residual Bondholders may experience an after-tax return that is highly negative.  Residual Bondholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of the Upper REMIC or Lower REMIC, as applicable, for purposes of determining their taxable income and alternative minimum taxable income.

                                             Furthermore, the Treasury regulations relating to REMICs (the "REMIC
                                             REGULATIONS") provide that certain transfers of noneconomic residual interests ("NERDS") and residual interests that have tax avoidance potential
                                             ("TAPRIS") will be disregarded for federal income tax purposes.  It is expected that the Class RU Bonds will constitute NERDs and TAPRIs for purposes of the REMIC Regulations on the Closing Date.  A transferor of a
                                             Residual Bond should consult with its tax advisor to determine whether the
                                             Residual Bonds would be considered a NERD or a TAPRI at the time of the transfer thereof for purposes of the REMIC Regulations.  See "Special Tax
                                             Considerations" herein.

                                             THE CLASS RL AND CLASS RU BONDS REPRESENT THE RESIDUAL INTEREST IN THE LOWER
                                             REMIC AND UPPER REMIC, RESPECTIVELY, AND MAY EXPERIENCE A HIGHLY NEGATIVE
                                             AFTER-TAX RETURN.  ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT
                                             THEIR OWN TAX ADVISORS AND CONSIDER THE AFTER-TAX EFFECT OF OWNERSHIP OF A
                                             RESIDUAL BOND AND THE SUITABILITY OF THE RESIDUAL BONDS TO THEIR INVESTMENT
                                             OBJECTIVES.
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                                      S-20
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
RESTRICTIONS ON PURCHASE
  AND TRANSFER OF RESIDUAL
  BONDS   . . . . . . . . . . . . . . .      The Residual Bonds are not offered for sale to tax-exempt organizations that are "disqualified organizations" as defined in "Certain Federal Income Tax
                                             Consequences -- Special Tax Considerations Applicable to Residual Bonds --
                                             Restrictions on Transfer of a Residual Bond" in the Prospectus.  In
                                             addition, there are prohibitions on transfers of Residual Bonds to a Plan or
                                             Plan Investor (each as defined herein).  Finally, none of the Residual Bonds nor any beneficial interest therein may be sold or otherwise transferred except upon delivery to the Indenture Trustee of the certificates, affidavits and other agreements described herein.  See "Certain Federal
                                             Income Tax Consequences -- REMIC Bonds -- Special Tax Considerations
                                             Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond"
                                             in the Prospectus and "Restrictions on Purchase and Transfer of the Residual
                                             Bonds" herein.

ERISA CONSIDERATIONS  . . . . . . . . .      Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                                             Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (each of the foregoing, a "PLAN")
                                             should review carefully with their legal advisors whether the purchase or holding of the Offered Bonds will result in unfavorable consequences for the
                                             Plan or its fiduciaries under the Regulations (as defined in the Prospectus)
                                             or the prohibited transaction provisions of ERISA or the Code (the
                                             "PROHIBITED TRANSACTION PROVISIONS").  Such consequences could result unless one of the exceptions in, or exemptions from, the Plan Asset Regulations and
                                             Prohibited Transaction Provisions is applicable.  See "ERISA Considerations"
                                             herein and "ERISA Matters" in the Prospectus.

                                             Subject to the considerations set forth herein in "ERISA Considerations,"
                                             the Class B-1 Bonds, Class B-2 Bonds and the Senior Bonds, other than the
                                             Residual Bonds and the Notional Amount Bonds, may be purchased by a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan
                                             (each, a "PLAN INVESTOR"). The purchase or holding of any of the Notional
                                             Amount Bonds, the Residual Bonds or the Class B-3 Bonds by a Plan Investor
                                             may constitute a non-exempt prohibited transaction or result in the imposition of excise taxes or penalties.  Accordingly, the Notional Amount
                                             Bonds, the Residual Bonds and the Class B-3 Bonds may not be transferred to a Plan Investor unless the Plan Investor provides the Bond Administrator, each Master Servicer and the Indenture Trustee with a Benefit Plan Opinion
                                             (as defined herein) or subject to certain conditions described herein, a representation letter stating that the source of funds used to purchase any such Bond is an insurance company eligible for an exemption from the applicable prohibited transaction provisions of ERISA and the Code.  Each purchaser of a Notional Amount Bond, the Residual Bonds or a Class B-3 Bond,
                                             by virtue of such purchaser's receipt of such Bond, will be deemed to have represented that it is not a Plan Investor, unless such purchaser provides a
                                             Benefit Plan Opinion or representation letter.  See "ERISA Considerations"
                                             herein and "ERISA Matters" in the Prospectus.
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                                      S-21
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
                                             See also "Restrictions on Purchase and Transfer of the Residual Bonds"
                                             herein.

STATED MATURITY OF THE BONDS  . . . . .      The "STATED MATURITY" of each Class of Bonds will be the Payment Date occurring in November 2027.  The Stated Maturity has been determined by adding one month to the maturity date of the Mortgage Loan with the latest stated maturity date.  Because the rate of payments on the Bonds in each
                                             Bond Group will depend on the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Loan Group, the actual final payment on any Class of Offered Bonds could occur significantly earlier than its Stated Maturity.  The rate of payments on the Mortgage
                                             Loans will depend on their particular characteristics, as well as on the interest rates prevailing from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the
                                             Mortgage Loans.

RATINGS . . . . . . . . . . . . . . . .      It is a condition to the issuance of the Offered Bonds that the Class A
                                             Bonds (other than the Class IA-10 and Class IIA-5 Bonds) and the Residual
                                             Bonds each be rated "AAA" by Standard & Poor's, a division of the McGraw
                                             Hill Companies, Inc. ("S&P") and by Duff & Phelps Credit Rating Co. ("DCR"),
                                             that the Notional Amount Bonds each be rated "AAAr" by S&P and "AAA" by DCR and that the Class B-1 Bonds be rated not less than "AA" by DCR, the Class
                                             B-2 Bonds be rated not less than "A" by DCR and the Class B-3 Bonds be rated not less than "BBB" by DCR.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to investors.  The ratings of the Notional Amount Bonds do not address the possibility that the holders of such Bonds may fail to fully recover their initial investment.  The ratings of the Residual Bonds do not assess the likelihood of return to investors in the Residual Bonds, except to the extent of the initial Class Principal Balance thereof and interest thereon at the applicable Bond Interest Rate.  See "Certain Yield and
                                             Prepayment Considerations" and "Ratings" herein and "Risk Factors --
                                             Prepayment and Yield Considerations" in the Prospectus.

                                             S&P assigns the additional rating of "r" to highlight classes of securities that it believes may experience high volatility or a variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.  See "Certain Yield and Prepayment
                                             Considerations" and "Ratings" herein.

                                             The Issuer has not requested a rating of the Offered Bonds from any rating agency other than S&P and DCR.  However, there can be no assurance as to whether any other rating agency will rate the Offered Bonds, or if one does, what rating would be assigned by such rating agency.

LEGAL INVESTMENT  . . . . . . . . . . .      The Senior Bonds and the Class B-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                                             1984, as amended ("SMMEA") for so long as they are rated in one of the two highest rating categories by any

                                             nationally recognized statistical ratings organization.  The Class B-2 and
                                             Class B-3 Bonds will not constitute "mortgage related securities" for purposes of SMMEA.

                                             Except as set forth above, no representations are made as to the proper characterization of any Class of Offered Bonds for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any Class of Offered Bonds under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of the Offered Bonds.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of Offered Bonds, and, in particular, the Senior
                                             Subordinate Bonds, constitute a legal investment or are subject to investment, capital or other restrictions.  See "Legal Investment" and
                                             "ERISA Considerations" herein and "Legal Investment" and "ERISA Matters" in the Prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) before deciding to invest in the Offered Bonds.

LIMITED OBLIGATIONS

         The Offered Bonds will be nonrecourse obligations solely of the Issuer and will not represent an obligation of or interest in CMC, CCC, DLJMC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. None of the Offered Bonds, the Certificates, or the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality, or by the CMC, CCC, DLJMC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. The assets included in the Trust Estate will be the sole source of payments on the Offered Bonds, and there will be no recourse to the Issuer, CMC, CCC, DLJMC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Offered Bonds.

YIELD AND PREPAYMENT CONSIDERATIONS

         Payments of principal and interest to the Group IA Bonds (other than Sub-Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds), and to the Group IIA Bonds and Sub-Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds, generally relate to collections of principal and interest on the Group I Loans and Group II Loans, respectively. Payments of interest on the Class IX and Class IIX Bonds generally relate to collections of interest on the Group I Loans and Group II Loans, respectively. Payments of principal and interest to the Subordinate Bonds relate to collections of principal and interest on both the Group I Loans and Group II Loans.

         The rate of principal payments, the aggregate amount of payments of principal and interest and the yield to maturity of each Class of the Offered Bonds will be directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group (and in the case of the Class X Bonds, particularly on those Premium Rate Loans in the related Loan Group with higher rates of interest) and will also be directly related to the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans, the rate of Principal Prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, and optional purchase by the Bond Administrator or the Issuer of all of the Mortgage Loans in connection with the optional redemption of the Bonds. See "Certain Yield and Prepayment Considerations," "Description of the Bonds -- Optional Redemption of the Bonds" and "Pooling and Servicing Agreement -- Termination" herein and "Description of the Bonds -- Optional Redemption" in the Prospectus. Borrowers are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

         The rate of payments (including prepayments) on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

         An investor that purchases any Offered Bonds at a discount should consider the risk that a slower than anticipated rate of principal payments (including Principal Prepayments) on the Mortgage Loans in the related Loan Group will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Bonds at a premium or that purchases any Class of Notional Amount Bonds should consider the risk that a faster than anticipated rate of principal payments (including Principal Prepayments) on the Mortgage Loans in the related Loan Group (particularly, with respect to the Class X Bonds, the Premium Rate Loans in the related Loan Group with higher Net Mortgage Rates) will result in an actual yield that is lower than such investor's expected yield. See "Certain Yield and Prepayment Considerations" herein.

         "PRINCIPAL PREPAYMENTS" include prepayments in full on a Mortgage Loan ("PAYOFFS") and partial principal prepayments on a Mortgage Loan
("CURTAILMENTS").

         The Class IA-3, Class IA-4, Class IA-7, Class IA-15 Bonds and Component IA-1-2, Component IA-9-2 and Component IA-9-3 (the "ACCRUAL DIRECTED" Classes and Components) will receive payments of principal otherwise payable as interest to Component IA-1-2 (on or before the Component IA-1-2 Accretion Termination Date) and the Class IA-4 Bonds (on or before the Class IA-4 Accretion Termination Date). Because the Accrual Directed Classes and Components receive such payments of principal, they may amortize faster than otherwise would be the case.

         Principal payments on the Class IA-2, Class IA-3, Class IA-8, Class IA-13, Class IA-14 and Class IA-15 Bonds and Components IA-9-1 and IA-9-2 of the Class IA-9 Bonds (the "PACS") on any Payment Date will be payable in amounts determined on the basis of their respective planned principal balances for such Payment Date as set forth in Appendix E (each, a "PLANNED PRINCIPAL BALANCE"). The Planned Principal Balances for the Class IA-2, Class IA-8, Class IA-13 and Class IA-14 Bonds and Component IA-9-1 were determined assuming that the prepayment rate of the Group I Loans occurs each month at a constant level between approximately 100% and 500% of the Basic Prepayment Assumption, and for the Class IA-3 and Class IA-15 Bonds and Component IA-9-2 were determined assuming that the prepayment rate of the Group I Loans occurs each month at a constant level between approximately 0% and 250% of the Basic Prepayment Assumption. However, as discussed herein, actual principal payments may deviate from the described amounts, because the actual prepayment rate of the Group I Loans each month may not occur at a constant level between approximately 100% and 500%, or between 0% and 250%, as applicable, of the Basic Prepayment Assumption. If the Class and Component Principal Balances of the Class IA-7 Bonds and Components IA-1-2 and IA-9-3 (the "TACS") and the Class IA-4 Principal Balance are reduced to zero before the Class and Component Principal Balances of the PACs are reduced to zero, the weighted average lives of the PACs will become significantly more sensitive to changes in the prepayment rate of the Group I Loans, and principal payments thereon will be more likely to deviate from the described amounts.

         Principal payments on the TACs, the Class IA-3 and Class IA-15 Bonds and Component IA-9-2 on any Payment Date are payable based on a combined targeted principal balance for the Class IA-3, Class IA-7 and Class IA-15 Bonds and Components IA-9-2 and IA-9-3 for such Payment Date as set forth in Appendix F (the "COMBINED TARGETED PRINCIPAL BALANCE" for such Payment Date) and, with respect to Component IA-1-2, based on its targeted principal balance for such Payment Date as set forth in Appendix F (the "COMPONENT IA-1-2 TARGETED PRINCIPAL BALANCE" for such Payment Date). The Combined Targeted Principal Balances and the Component IA-1-2 Targeted Principal Balances (the "TARGETED PRINCIPAL BALANCES") were determined assuming that the prepayment rate of the Group I Loans remains constant at 250% of the Basic Prepayment Assumption. However, as discussed herein, actual principal payments may deviate from the described amounts, because the actual prepayment rate of the Group I Loans each month may not remain constant at 250% of the Basic Prepayment Assumption. If the Class IA-4 Principal Balance has been reduced to zero, the rate of principal payments and the weighted average life of the TACs will become significantly more sensitive to changes in the prepayment rate of the Group I Loans.

         Principal Prepayments on the Group I Loans and other unscheduled payments of principal may result in principal available for payment to the PACs and TACs on a Payment Date in an amount greater than the amount necessary to reduce the applicable Class and Component Principal Balances of the PACs and TACs to their scheduled amounts. Such excess will generally be paid first to the Class IA-4 Bonds until the Class IA-4 Principal Balance has been reduced to zero, then to the TACs, the Class IA-3 and Class IA-15 Bonds and Component IA-9-2, and then to the other PACS as more fully described in "Description of the Bonds -- Payments of Principal -- Senior Principal Payment Amount -- Group I Bond Principal Payment Amount" herein. Accordingly, the rate of payments on the Group I Loans is expected to have a greater effect on the weighted average life of the Class IA-4 Bonds, and under certain prepayment scenarios, the TACs, the Class IA-3 and Class IA-15 Bonds and Component IA-9-2, than on the weighted average lives of the other PACs. If the rate of Principal Prepayments and other unscheduled payments of principal on the Group I Loans causes the principal available for payment on the Group I Bonds on any Payment Date to be less than the amounts necessary to reduce the Class or Component Principal Balances of the PACs then entitled to receive principal to their respective Planned Principal Balances, to reduce the aggregate of the Class and Component Principal Balances of the Class IA-3, Class IA-7 and Class IA-15 Bonds and Component IA-9-2 and Component IA-9-3 to the applicable Combined Targeted Principal Balance and to reduce the Component IA-1-2 Principal Balance to the applicable Component IA-1-2 Targeted Principal Balance, the Class IA-4 Bonds will not receive any payment of principal. See "Yield and Prepayment Considerations" herein.

         The yield to maturity on the Class IX Bonds and Class IIX Bonds will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Group I Premium Rate Loans and the Group II Premium Rate Loans, respectively, which, in either case, may fluctuate significantly from time to time, and by other factors set forth herein. Investors in the Class IX Bonds and the Class IIX Bonds should consider the risk that a rapid rate of principal payments on the Group I Premium Rate Loans and Group II Premium Rate Loans, respectively, particularly such Mortgage Loans having higher Net Mortgage Rates, could result in the failure of such investors to fully recoup their initial investments. See "Yield and Prepayment Considerations" herein.

         The yield to maturity on the Floater Bonds will be sensitive to fluctuations in the level of LIBOR (as defined herein) and to the rate of Principal Prepayments on the Mortgage Loans in the related Loan Group, and the yield to maturity on the Inverse Floater Bonds will be extremely sensitive to fluctuations in the level of LIBOR and to the rate of Principal Prepayments on the Mortgage Loans in the related Loan Group. Prospective investors should fully consider the risks associated with an investment in the Floater Bonds and the Inverse Floater Bonds, including, in the case of the Class IA-10 and Class IIA-5 Bonds, the possibility that if the rate of Principal Prepayments on the Mortgage Loans in the related Loan Group is rapid or if the level of LIBOR is high, the holders of the Class IA-10 and Class IIA-5 Bonds may not fully recoup their initial investment. See "Yield and Prepayment Considerations" herein.

         Although the Lockout Bonds are Senior Bonds, the Class IA-5, Class IA-6 and Class IIA-6 Bonds will generally not be entitled to receive any payments of Principal Prepayments in respect of Mortgage Loans in the related Loan Group, the Class IA-11 Bonds generally will not be entitled to receive any payments of principal in respect of Group I Loans until the Payment Date in November 2002, and the Class IA-12 Bonds will not be entitled to receive any payments of principal until the Class IA-11 Principal Balance has been reduced to zero. Therefore, the Lockout Bonds of a Bond Group will not be entitled to receive the disproportionate allocation of Principal Prepayments and, with respect to the Class IA-11 and Class IA-12 Bonds, the proportionate allocation of scheduled payments of principal, that the other Senior Bonds of the related Bond Group are entitled to receive.

         The yield to maturity on each Class of the Senior Subordinate Bonds will be extremely sensitive to Realized Losses on the Mortgage Loans (other than Excess Losses), in increasing order of numerical Class designation, because a disproportionately large amount of such losses (rather than a pro rata portion thereof) will be allocable to the Senior Subordinate Component with the highest numerical designation then outstanding of the related Bond Group following the reduction of the aggregate of the Component Principal Balances of the related Junior Subordinate Components to zero, as described under "Description of the Bonds -- Subordination and Allocation of Losses" herein.

RESIDUAL BONDS

         The Class RL and Class RU Bonds, which represent the residual interest in the Lower REMIC and the Upper REMIC, respectively, may experience a highly negative after tax return. See "Special Tax Considerations" herein.

ALLOCATION OF REALIZED LOSSES TO CLASS IA-5 BONDS

         As described under "Description of the Bonds -- Subordination and Allocation of Losses," Realized Losses, including Excess Losses, which would otherwise be allocable to the Class IA-1 Bonds (other than Component IA-1-4 thereof) and Realized Losses, including Excess Losses, which would otherwise be allocable the Class IA-8 Bonds will first be allocated to the Senior Support Bonds (which are the Class IA-5 Bonds) until the Class IA-5 Principal Balance has been reduced to zero. See "Certain Yield and Prepayment Considerations."

SUBORDINATION

         The rights of the Subordinate Components of a Bond Group to receive payments in respect of the Mortgage Loans in the related Loan Group will be subordinated to such rights of the holders of the Senior Bonds of such Bond Group and the Subordinate Components of such Bond Group senior thereto, all to the extent described herein under "Description of the Bonds." Except for Excess Losses, Realized Losses on Mortgage Loans in a Loan Group will be allocated first to the Junior Subordinate Components of the related Bond Group in reverse numerical order, second to the Senior Subordinate Components of such Bond Group in reverse numerical order, and then to the Senior Bonds of such Bond Group, in each case, described herein. See "Description of the Bonds -- Subordination and Allocation of Losses" herein.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES

         Approximately 59.83% of the Group I Loans (by aggregate principal balance as of the Cut-Off Date) and approximately 32.61% of the Group II Loans (by aggregate principal balance as of the Cut-Off Date) are expected to be secured by Mortgaged Properties located in the state of California, including approximately 29.27% and 18.46% of the Group I Loans and the Group II Loans, respectively (in each case by aggregate principal balance as of the Cut-Off
Date), in the Southern California Area. As used herein, the "SOUTHERN CALIFORNIA AREA" includes the areas of Southern California having United States postal zip codes to and including 90000 through 93600. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Bonds may both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods, and hurricanes) in, the state of California in general, and the Southern California Area, in particular.


                        DESCRIPTION OF THE CERTIFICATES

         Each Certificate securing the Bonds will be issued pursuant to the Pooling and Servicing Agreement. On or prior to the Closing Date, DLJMC will have acquired the Mortgage Loans from the Loan Sellers pursuant to the terms of the related Loan Sale Agreements. On the Closing Date, DLJMC will assign and convey the Mortgage Loans, together with all of DLJMC's rights and benefits under the related Loan Sale Agreements, to CCC and CCC will, in turn, assign and convey the Mortgage Loans, together with all of CCC's rights and benefits under the related Loan Sale Agreements, to the Issuer. The Issuer will simultaneously convey the Mortgage Loans, together with all of the Issuer's rights and benefits under the related Loan Sale Agreements, to the Trust and the Trust will issue the Certificates in exchange therefor.

         Pursuant to the Pooling and Servicing Agreement, each Seller/Servicer will remit from its Custodial Account for P&I to the applicable Master Servicer, for deposit into the related Investment Account maintained by such Master Servicer, payments (including prepayments) of principal received on each related Mortgage Loan, together with interest thereon at a rate (the "REMITTANCE RATE") equal to the mortgage rate of interest borne by such Mortgage Loan (the "MORTGAGE RATE"), less the applicable Servicing Fee. Funds in the related Investment Account will be invested by the applicable Master Servicer from time to time in permitted instruments maturing on or before the next Payment Date. Funds or permitted instruments in each Investment Account will be transferred to the Certificate Account maintained with the Certificate Trustee and will be applied on each Payment Date to make distributions to the Indenture Trustee, as holder of the Certificates, in respect of the of Available Funds (as defined herein) for each Loan Group. The Indenture Trustee shall deposit such funds into the Collection Account and such funds will be available to make payments on the Bonds and to provide for payment of fees of, and reimbursements to, the Bond Administrator, if applicable, and the Master Servicers.

         Each Certificate will evidence the entire interest in a Loan Group. The Mortgage Loans constituting each Loan Group will be transferred and assigned to the Certificate Trustee for the benefit of the Indenture Trustee, as sole Certificateholder. The Certificates will be issued by the Certificate Trustee, transferred to the Issuer in exchange for the Mortgage Loans and pledged by the Issuer to the Indenture Trustee as collateral for the Bonds. Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the Bondholders.

         Pursuant to the Loan Sale Agreements, the related Loan Sellers will have made certain representations and warranties with respect to the related Mortgage Loans thereunder and will be obligated to (i) repurchase Mortgage Loans as to which there has been a breach of such representations and warranties that materially and adversely affects the interests of the holders of the Certificates (the "CERTIFICATEHOLDERS") or as to which the related documentation is found to contain a material defect, or (ii) substitute a new mortgage loan for such Mortgage Loan which satisfies the conditions set forth in the Pooling and Servicing Agreement. Such representations and warranties will be different for each Loan Seller but will generally conform to the representations and warranties described herein under "Pooling and Servicing Agreement -- Representations and Warranties Regarding the Mortgage Loans". The only recourse that the Certificate Trustee, on behalf of the Indenture Trustee, as sole Certificateholder, will have with respect to the Mortgage Loans will be against the related Loan Sellers for any breaches of the representations and warranties regarding the Mortgage Loans made by such Loan Seller under the related Loan Sale Agreement. Each Master Servicer's obligations with respect to the Mortgage Loans being master serviced by it will consist of (i) the obligation to notify the Certificate Trustee if the documentation for any such Mortgage Loan is found to be defective, (ii) its monitoring and supervisory obligations under the Pooling and Servicing Agreement and (iii) its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to such Mortgage Loans. The Mortgage Loans will be master serviced by the Master Servicers pursuant to the Pooling and Servicing Agreement. See "Pooling and Servicing Agreement" herein.


                     DESCRIPTION OF THE MORTGAGE POOL(1)

         The information set forth in the following paragraphs is based on information provided by the Loan Sellers. None of the Issuer, DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GENERAL

         The Mortgage Pool will consist of Mortgage Loans that will have an aggregate principal balance outstanding as of October 1, 1997 (the "CUT-OFF DATE"), after deducting payments due on or before that date, of $937,999,464.84. The Group I Loans and Group II Loans have an aggregate principal balance outstanding as of the Cut-Off Date, after deducting payments due on or before that date, of $800,336,707.69 and $137,662,757.15, respectively. Certain of the risks of loss on certain Mortgage Loans will be covered up to specified limits by Primary Insurance Policies.

         The Mortgage Loans are secured by first mortgages or first deeds of trust or other similar security instruments (each, a "MORTGAGE") creating first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"), which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the property subject to the lien of the related Mortgage consists of no more than four units), and having the additional characteristics described below.

         Each Mortgage Loan will have a first payment date during the period from August 1992 through November 1997 inclusive, and will have an original term to maturity of not more than 30 years.

LOAN GROUP I

         As of the Cut-Off Date, the Mortgage Rate on each Group I Loan will be not less than 6.500% and not more than 9.625% per annum. As of the Cut-Off Date, the weighted average of the Mortgage Rates on the Group I Loans will be approximately 7.954% per annum. As of the Cut-Off Date, the Net Mortgage Rate for each Group I Loan will be not less than 6.200% and not more than 9.335% per annum. With respect to each Mortgage Loan, the term "NET MORTGAGE RATE" is a rate equal to the Mortgage Rate, less the applicable Servicing Fee, the applicable Master Servicing Fee and the Bond Administration Fee, if applicable. As of the Cut-Off Date, the weighted average of the Net Mortgage Rates for the Group I Loans will be approximately 7.671% per annum.

         All of the Group I Loans will have principal and interest payable on the first day of each month. Approximately 0.19% of the Group I Loans will be "BUYDOWN LOANS" which include provisions whereby the Seller or a third party partially





-----------------------------

        (1) The description herein of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references herein to principal balance refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Unless otherwise specified, references herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans in the related Loan Group, based on the outstanding principal balances of the Mortgage Loans in such Loan Group after giving effect to scheduled Monthly Payments due on or prior to the Cut-Off Date, whether or not received. Unless otherwise specified, references to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the Mortgage Loans (determined as described in the preceding sentence) in the related Loan Group. Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Mortgage Pool as a result of Payoffs, delinquencies or otherwise. In such event, other Mortgage Loans may be included in the Mortgage Pool. The Issuer believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the Bonds are issued, although the range of Mortgage Rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "-- Additional Information" herein.

subsidizes the monthly payments of the related mortgagor (each a "MORTGAGOR") during the initial portion of the term of the Buydown Loan, the difference to be made up from funds contributed by the Mortgagor, the Seller or a third party at the time of origination of the Mortgage Loan (such funds, exclusive of interest earnings thereon, being referred to herein as "BUYDOWN FUNDS"). Buydown Funds will be in an amount equal to either the discounted value or the aggregate amount of future payment subsidies. The latest original scheduled maturity of any Group I Loan will be October 2027. Each of the Group I Loans will have original terms to maturity of not more than 30 years, and as of the Cut-Off Date, the weighted average remaining term to maturity (adjusted for Curtailments) of the Group I Loans will be approximately 357 months. At origination, based upon an appraisal of the Mortgaged Property securing each Group I Loan, approximately 85.12% of the Group I Loans will have had Loan-to-Value Ratios less than or equal to 80%, and approximately 14.88% of the Group I Loans will have had Loan-to-Value Ratios greater than 80% but less than or equal to 95%. No Group I Loan will have had a Loan-to-Value Ratio at origination greater than 95%. At origination, the weighted average of the Loan- to-Value Ratios of the Group I Loans was approximately 75.78%. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group I Loans is approximately 75.61%. As of the Cut-Off Date, approximately 15.18% of the Group I Loans are covered by a Primary Insurance Policy. All of the Group I Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy. At origination, each Group I Loan will have had a principal balance of not less than $214,605.00 nor more than $1,300,000.00, and the average principal balance of the Group I Loans as of the Cut-Off Date will be $339,845.74. Approximately 96.59% of the Group I Loans will have been secured by owner-occupied Mortgaged Properties which were the primary residences of the related Mortgagors, based solely on representations of the Mortgagors obtained at the origination of the related Group I Loans, and approximately 2.38% of the Group I Loans will have been secured by owner-occupied Mortgaged Properties which were second or vacation homes of the related Mortgagors, based solely on such representations. Approximately 1.03% of the Group I Loans will have been secured by Mortgaged Properties which were investor properties of the related Mortgagors, based solely on such representations. The aggregate principal balance of Group I Loans originated under reduced, limited, no ratio, no documentation, or no income/no asset programs (including certain Group I Loans for which verification of income and deposits was not required), which generally limit the original Loan-to-Value Ratio of the Group I Loan, will be approximately $106,534,544.26, which will be approximately 13.31% of the Group I Loans. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of such Group I Loans originated under such reduced, limited, no ratio, no documentation or no income/no asset programs is approximately 71.67%.

         As used herein, the term "Loan-to-Value Ratio" means, with respect to a Mortgage Loan, a ratio, expressed as a percentage, equal to the principal amount of such Mortgage Loan divided by the lesser of (i) the appraised value determined in an appraisal obtained at origination and (ii) the sales price (if applicable) of the related Mortgaged Property.

         Approximately 59.83% of the Group I Loans are secured by Mortgaged Properties located in California and no other single state contains Mortgaged Properties securing more than 5.00% of the Group I Loans. No more than 1.01% of the Group I Loans will be secured by Mortgaged Properties located in any one California zip code area, and no more than 0.32% of the Group I Loans will be secured by Mortgaged Properties located in any other single zip code area. Approximately 41.52% of the Group I Loans will have been originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings. Approximately 57.88% of the Group I Loans will have been originated for the purpose of purchasing the Mortgaged Property.

LOAN GROUP II

         As of the Cut-Off Date, the Mortgage Rate on each Group II Loan will be not less than 6.750% and not more than 8.625% per annum. As of the Cut-Off Date, the weighted average of the Mortgage Rates on the Group II Loans will be approximately 7.603% per annum. As of the Cut-Off Date, the Net Mortgage Rate for each Group II Loan will be not less than 6.510% and not more than 8.325% per annum. As of the Cut-Off Date, the weighted average of the Net Mortgage Rates for the Group II Loans will be approximately 7.342% per annum.

         All of the Group II Loans will have principal and interest payable on the first day of each month. Approximately 0.67% of the Group II Loans will be Buydown Loans. The latest original scheduled maturity of any Group II Loan will be October 2027. Each of the Group II Loans will have original terms to maturity of not more than 30 years, and as of the Cut-Off Date, the weighted average remaining term to maturity (adjusted for Curtailments) of the Group II Loans will be approximately 356 months. At origination, based upon an appraisal of the Mortgaged Property securing each Group II Loan, approximately 86.57% of the Group II Loans will have had Loan-to-Value Ratios less than or equal to 80%, and approximately 13.43% of the Group II Loans will have had Loan-to-Value Ratios greater than 80% but less than or equal to 95%. No Group II Loan will have had a Loan-to-Value Ratio at origination greater than 95%. At origination, the weighted average of the Loan-to-Value Ratios of the Group II Loans was approximately 76.27%. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of the Group II Loans is approximately 76.18%. As of the Cut-Off Date, approximately 13.43% of the Group II Loans are covered by a Primary Insurance Policy. All of the Group II Loans with Loan-to-Value Ratios as of the Cut-Off Date in excess of 80% were covered by a Primary Insurance Policy. At origination, each Group II Loan will have had a principal balance of not less than $216,000.00 nor more than $825,500.00 and the average principal balance of the Group II Loans as of the Cut- Off Date will be $315,740.27. Approximately 99.56% of the Group II Loans will have been secured by owner-occupied Mortgaged Properties which were the primary residences of the related Mortgagors, based solely on representations of the Mortgagors obtained at the origination of the related Group II Loans, and approximately 0.44% of the Group II Loans will have been secured by owner-occupied Mortgaged Properties which were second or vacation homes of the related Mortgagors, based
solely on such representations.   None of the Group II Loans will have been
secured by Mortgaged Properties which were investor properties of the related Mortgagors. The aggregate principal balance of Group II Loans originated under reduced or limited documentation programs (including certain Group II Loans for which verification of income and deposits was not required), which generally limit the original Loan-to-Value Ratio of the Group II Loan, will be $1,763,473.40, which will be approximately 1.28% of the Group II Loans. As of the Cut-Off Date, the weighted average of the Loan-to-Value Ratios of such Group II Loans originated under such reduced or limited documentation programs is approximately 78.39%.

         Approximately 32.61% of the Group II Loans are secured by Mortgaged Properties located in California; 6.93%, in Massachusetts; 6.88%, in Texas; 5.36%, in Pennsylvania; and no other single state contains Mortgaged Properties securing more than 5.00% of the Group II Loans. No more than 1.63% of the Group II Loans will be secured by Mortgaged Properties located in any one California zip code area, and no more than 1.05% of the Group II Loans will be secured by Mortgaged Properties located in any other single zip code area. Approximately 34.71% of the Group II Loans will have been originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings. Approximately 64.88% of the Group II Loans will have been originated for the purpose of purchasing the Mortgaged Property.

LOAN TABLES

         The tables below set forth certain characteristics of the Mortgage Pool and each Loan Group as of the Cut-Off Date, including the number, aggregate principal balance and percentage of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date of such Mortgage Loans relative to the aggregate principal balance of all of the Mortgage Loans or of all Mortgage Loans in the related Loan Group, as applicable). As used herein, "principal balance" with respect to the Mortgage Loans refers to the Scheduled Principal Balance of the referenced Mortgage Loans. The "SCHEDULED PRINCIPAL BALANCE" of a Mortgage Loan as of any date of determination is an amount equal to the outstanding principal balance thereof as of the Cut-Off Date, reduced by the principal portion of all Monthly Payments due on or before such determination date, whether or not received, and by all amounts allocable to unscheduled principal payments received on or before such determination date and as further reduced to the extent that any Realized Loss has occurred with respect to such Mortgage Loan on or prior to such determination date. The sum of the amounts and the percentages in the table below may not equal the totals due to rounding.

                 MORTGAGE LOAN SCHEDULES FOR ALL MORTGAGE LOANS

                      LOAN-TO-VALUE RATIOS AT ORIGINATION
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
              LOAN-TO-VALUE RATIOS                     NUMBER OF              AGGREGATE              BY AGGREGATE
               AT ORIGINATION (%)                   MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
               ------------------                   --------------        -----------------        -----------------
          0.0+     to     60.0 . . . . . . . .               207            $  80,983,367.25                 8.63%
         60.0+     to     65.0 . . . . . . . .               119               47,363,951.40                 5.05
         65.0+     to     70.0 . . . . . . . .               207               77,357,915.41                 8.25
         70.0+     to     75.0 . . . . . . . .               435              153,139,106.01                16.33
         75.0+     to     80.0 . . . . . . . .             1,329              441,540,255.60                47.07
         80.0+     to     85.0 . . . . . . . .                53               15,018,589.92                 1.60
         85.0+     to     90.0 . . . . . . . .               292               83,599,572.85                 8.91
         90.0+     to     95.0 . . . . . . . .               149               38,996,706.40                 4.16
                                                          ------             ---------------               ------
                   TOTALS: . . . . . . . . . .             2,791             $937,999,464.84               100.00%
                                                           =====             ===============               ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Loan-to-Value-Ratio at origination of all Mortgage Loans is expected to be approximately 75.85%.


                                                      MORTGAGE RATES
                                                 OF ALL MORTGAGE LOANS(1)
                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
               MORTGAGE RATES (%)                   MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
               ------------------                   --------------        -----------------        -----------------
             6.250+  to     6.500  . . . . . .                 1                 $687,086.50                 0.07%
             6.500+  to     6.750  . . . . . .                 2                  624,167.49                 0.07
             6.750+  to     7.000  . . . . . .                12                3,268,251.60                 0.35
             7.000+  to     7.250  . . . . . .                80               25,613,245.90                 2.73
             7.250+  to     7.500  . . . . . .               330              107,728,770.07                11.48
             7.500+  to     7.750  . . . . . .               796              260,072,061.27                27.73
             7.750+  to     8.000  . . . . . .               837              284,173,489.26                30.30
             8.000+  to     8.250  . . . . . .               384              129,256,740.84                13.78
             8.250+  to     8.500  . . . . . .               225               82,289,338.94                 8.77
             8.500+  to     8.750  . . . . . .                89               31,226,710.95                 3.33
             8.750+  to     9.000  . . . . . .                24                8,754,457.73                 0.93
             9.000+  to     9.250  . . . . . .                 7                2,635,928.45                 0.28
             9.250+  to     9.500  . . . . . .                 3                1,445,290.72                 0.15
             9.500+  to     9.750  . . . . . .                 1                  223,925.12                 0.02
                                                           -----             ---------------               ------
                     TOTALS: . . . . . . . . .             2,791             $937,999,464.84               100.00%
                                                           =====             ===============               ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Mortgage Rate of all the Mortgage Loans is expected to be approximately 7.902% per annum.

                            GEOGRAPHIC DISTRIBUTION
                          OF ALL MORTGAGE LOANS(1)(2)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                   NUMBER OF                AGGREGATE                BY AGGREGATE
                  LOCATION                      MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                  --------                      --------------          -----------------          -----------------
 Alabama . . . . . . . . . . . . . .                       9                 $2,859,977.03                   0.30%
 Arkansas  . . . . . . . . . . . . .                       3                    871,502.01                   0.09
 Arizona . . . . . . . . . . . . . .                      59                 18,576,588.26                   1.98
 California  . . . . . . . . . . . .                   1,479                523,750,282.91                  55.84
 Colorado  . . . . . . . . . . . . .                      78                 25,982,903.39                   2.77
 Connecticut . . . . . . . . . . . .                      32                 10,347,563.80                   1.10
 District of Columbia  . . . . . . .                       5                  1,508,779.86                   0.16
 Delaware  . . . . . . . . . . . . .                       6                  1,589,033.97                   0.17
 Florida . . . . . . . . . . . . . .                      48                 15,097,166.66                   1.61
 Georgia . . . . . . . . . . . . . .                      59                 18,160,202.49                   1.94
 Hawaii  . . . . . . . . . . . . . .                      20                  9,081,085.19                   0.97
 Idaho . . . . . . . . . . . . . . .                      15                  4,688,387.64                   0.50
 Illinois  . . . . . . . . . . . . .                      81                 25,010,710.97                   2.67
 Indiana . . . . . . . . . . . . . .                      13                  3,971,411.53                   0.42
 Iowa  . . . . . . . . . . . . . . .                       1                    292,615.37                   0.03
 Kansas  . . . . . . . . . . . . . .                       2                    504,935.57                   0.05
 Kentucky  . . . . . . . . . . . . .                       9                  2,992,220.85                   0.32
 Louisiana . . . . . . . . . . . . .                       1                    276,909.30                   0.03
 Massachusetts . . . . . . . . . . .                     122                 37,212,604.50                   3.97
 Maryland  . . . . . . . . . . . . .                      57                 17,368,988.59                   1.85
 Michigan  . . . . . . . . . . . . .                      29                  8,915,588.76                   0.95
 Minnesota . . . . . . . . . . . . .                      20                  7,537,260.06                   0.80
 Missouri  . . . . . . . . . . . . .                       7                  2,300,864.61                   0.25
 Mississippi . . . . . . . . . . . .                       1                    271,376.50                   0.03
 Montana . . . . . . . . . . . . . .                       3                    762,716.02                   0.08
 North Carolina  . . . . . . . . . .                      15                  3,954,933.27                   0.42
 North Dakota  . . . . . . . . . . .                       1                    255,646.48                   0.03
 Nebraska  . . . . . . . . . . . . .                       1                    235,578.97                   0.03
 New Hampshire . . . . . . . . . . .                      10                  3,348,107.27                   0.36
 New Jersey  . . . . . . . . . . . .                      88                 27,329,462.55                   2.91
 New Mexico  . . . . . . . . . . . .                       9                  2,498,197.17                   0.27
 Nevada  . . . . . . . . . . . . . .                      25                  9,137,483.12                   0.97
 New York  . . . . . . . . . . . . .                      73                 24,908,307.79                   2.66
 Ohio  . . . . . . . . . . . . . . .                      28                  8,564,193.23                   0.91
 Oklahoma  . . . . . . . . . . . . .                       5                  1,668,050.09                   0.18
 Oregon  . . . . . . . . . . . . . .                      45                 13,524,577.48                   1.44
 Pennsylvania  . . . . . . . . . . .                      51                 14,867,028.13                   1.58
 Rhode Island  . . . . . . . . . . .                       6                  1,484,708.23                   0.16
 South Carolina  . . . . . . . . . .                       4                  1,093,196.12                   0.12
 Tennessee . . . . . . . . . . . . .                       9                  2,629,132.46                   0.28
 Texas . . . . . . . . . . . . . . .                      89                 29,438,792.62                   3.14
 Utah  . . . . . . . . . . . . . . .                      20                  6,623,408.70                   0.71
 Virginia  . . . . . . . . . . . . .                      61                 17,337,677.83                   1.85
 Washington  . . . . . . . . . . . .                      56                 17,511,445.81                   1.87
 Wisconsin . . . . . . . . . . . . .                      34                 10,919,574.21                   1.16
 Wyoming . . . . . . . . . . . . . .                       2                    738,287.47                   0.08
                                                       -----               ---------------                 ------
           TOTALS: . . . . . . . . .                   2,791               $937,999,464.84                 100.00%
                                                       =====               ===============                 ======

-----------------------------

(1) No more than 0.92% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.36% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area outside of California.

(2) Approximately 27.69% of the Mortgage Loans will be secured by Mortgaged Properties located in the Southern California area. See "Risk Factors -- Geographic Concentration of the Mortgaged Properties" herein for a description of the Southern California area.

                                OCCUPANCY TYPES
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 OCCUPANCY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 --------------                     --------------        -----------------        -----------------
 Primary . . . . . . . . . . . . . . . . . . .            2,713              $910,093,284.11              97.02%
 Secondary . . . . . . . . . . . . . . . . . .               52                19,649,193.52               2.09
 Investor  . . . . . . . . . . . . . . . . . .               26                 8,256,987.21               0.88
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,791              $937,999,464.84             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) Based upon representations of the related borrower at the time of origination.


                   DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 TYPE OF PROGRAM                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 ---------------                    --------------        -----------------        -----------------
 Full Documentation  . . . . . . . . . . . . .            2,507              $829,701,447.18              88.45%
 Reduced or Limited Documentation  . . . . . .              225                87,044,188.07               9.28
 No Documentation or No Income/No Asset  . . .                2                   568,264.61               0.06
 No Debt Ratios  . . . . . . . . . . . . . . .               57                20,685,564.98               2.21
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,791              $937,999,464.84             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) For information relating to each Loan Seller's underwriting programs see "-- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                             OF ALL MORTGAGE LOANS

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  PROPERTY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
 Single Family Dwelling  . . . . . . . . . . .            2,147              $727,121,048.94              77.52%
 Two Family Dwelling . . . . . . . . . . . . .               28                10,114,495.51               1.08
 Three Family Dwelling . . . . . . . . . . . .               17                 6,441,719.75               0.69
 Four Family Dwelling  . . . . . . . . . . . .               11                 3,920,485.22               0.42
 Condominium/Townhouse . . . . . . . . . . . .              107                33,332,877.22               3.55
 Planned Unit Development (PUD)  . . . . . . .              312               104,840,835.79              11.18
 De minimus PUD  . . . . . . . . . . . . . . .              168                51,978,002.41               5.54
 Cooperative . . . . . . . . . . . . . . . . .                1                   250,000.00               0.03
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,791              $937,999,464.84             100.00%
                                                          =====              ===============             ======


                           CURRENT PRINCIPAL BALANCES
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                RANGE OF CURRENT                       NUMBER OF              AGGREGATE              BY AGGREGATE
             PRINCIPAL BALANCES ($)                 MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
             ----------------------                 --------------        -----------------        -----------------
    150,000.00   -     200,000.00  . . . . . .                1           $       168,403.45               0.02%
    200,000.00   -     250,000.00  . . . . . .              702               164,373,270.65              17.52
    250,000.00   -     300,000.00  . . . . . .              820               225,384,547.00              24.03
    300,000.00   -     350,000.00  . . . . . .              430               139,831,162.85              14.91
    350,000.00   -     400,000.00  . . . . . .              290               109,170,199.31              11.64
    400,000.00   -     450,000.00  . . . . . .              173                73,709,483.61               7.86
    450,000.00   -     500,000.00  . . . . . .              127                60,895,587.37               6.49
    500,000.00   -     550,000.00  . . . . . .               63                33,131,428.40               3.53
    550,000.00   -     600,000.00  . . . . . .               52                29,919,626.25               3.19
    600,000.00   -     650,000.00  . . . . . .               66                41,824,746.11               4.46
    650,000.00   -     700,000.00  . . . . . .                7                 4,794,885.43               0.51
    700,000.00   -     750,000.00  . . . . . .                7                 5,058,199.37               0.54
    750,000.00   -     800,000.00  . . . . . .                4                 3,157,348.96               0.34
    800,000.00   -     850,000.00  . . . . . .                4                 3,269,793.88               0.35
    850,000.00   -     900,000.00  . . . . . .               10                 8,859,205.05               0.94
    900,000.00   -     950,000.00  . . . . . .               11                10,194,196.88               1.09
    950,000.00   -   1,000,000.00  . . . . . .               21                20,721,490.61               2.21
      Over       1,000,000.00  . . . . . . . .                3                 3,535,889.66               0.38
                                                          -----              ---------------             ------
           TOTALS: . . . . . . . . . . . . . .            2,791              $937,999,464.84             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the average current aggregate principal balance of all Mortgage Loans is expected to be approximately $336,080.07.

                       REMAINING TERM TO STATED MATURITY
                            OF ALL MORTGAGE LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                REMAINING STATED                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  TERM (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
 228+ to 234 . . . . . . . . . . . . . . . . .                1             $     324,169.66               0.03%
 234+ to 240 . . . . . . . . . . . . . . . . .               15                 4,308,340.15               0.46
 294+ to 300 . . . . . . . . . . . . . . . . .               14                 4,076,529.03               0.43
 300+ to 306 . . . . . . . . . . . . . . . . .                2                   528,670.44               0.06
 306+ to 312 . . . . . . . . . . . . . . . . .                6                 2,063,268.58               0.22
 312+ to 318 . . . . . . . . . . . . . . . . .                2                   535,240.99               0.06
 336+ to 342 . . . . . . . . . . . . . . . . .                5                 2,750,440.31               0.29
 342+ to 348 . . . . . . . . . . . . . . . . .                3                 1,426,934.63               0.15
 348+ to 354 . . . . . . . . . . . . . . . . .               96                41,445,133.12               4.42
 354+ to 360 . . . . . . . . . . . . . . . . .            2,647               880,540,737.93              93.87
                                                          -----              ---------------             ------
            TOTALS:  . . . . . . . . . . . . .            2,791              $937,999,464.84             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average remaining term to stated maturity of all Mortgage Loans is expected to be approximately 357 months.


                     LOAN-TO-VALUE RATIOS AT ORIGINATION OF
                              THE GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
             LOAN-TO-VALUE RATIOS AT                   NUMBER OF              AGGREGATE              BY AGGREGATE
                 ORIGINATION (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 ---------------                    --------------        -----------------        -----------------
           0.0+    to    60.0  . . . . . . . .               185              $73,676,409.32                 9.21%
          60.0+    to    65.0  . . . . . . . .                97               40,146,763.70                 5.02
          65.0+    to    70.0  . . . . . . . .               163               62,017,898.70                 7.75
          70.0+    to    75.0  . . . . . . . .               364              131,372,666.60                16.41
          75.0+    to    80.0  . . . . . . . .             1,118              373,999,931.07                46.73
          80.0+    to    85.0  . . . . . . . .                44               12,501,937.29                 1.56
          85.0+    to    90.0  . . . . . . . .               256               73,036,929.13                 9.13
          90.0+    to    95.0  . . . . . . . .               128               33,584,171.88                 4.20
                                                           -----             ---------------               ------
                   TOTALS: . . . . . . . . . .             2,355             $800,336,707.69               100.00%
                                                           =====             ===============               ======


-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination of the Group I Loans is expected to be approximately 75.78%.

                               MORTGAGE RATES OF
                              THE GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
               MORTGAGE RATES (%)                   MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
               ------------------                   --------------        -----------------        -----------------
             6.250+  to     6.500  . . . . . .                 1                 $687,086.50                 0.09%
             6.500+  to     6.750  . . . . . .                 1                  284,754.62                 0.04
             6.750+  to     7.000  . . . . . .                 6                1,822,362.60                 0.23
             7.000+  to     7.250  . . . . . .                37               12,910,546.79                 1.61
             7.250+  to     7.500  . . . . . .               219               72,553,640.36                 9.07
             7.500+  to     7.750  . . . . . .               562              184,665,022.73                23.07
             7.750+  to     8.000  . . . . . .               801              273,113,875.63                34.12
             8.000+  to     8.250  . . . . . .               383              129,001,907.64                16.12
             8.250+  to     8.500  . . . . . .               222               81,247,986.60                10.15
             8.500+  to     8.750  . . . . . .                88               30,989,922.20                 3.87
             8.750+  to     9.000  . . . . . .                24                8,754,457.73                 1.09
             9.000+  to     9.250  . . . . . .                 7                2,635,928.45                 0.33
             9.250+  to     9.500  . . . . . .                 3                1,445,290.72                 0.18
             9.500+  to     9.750  . . . . . .                 1                  223,925.12                 0.03
                                                           -----             ---------------               ------
                     TOTALS: . . . . . . . . .             2,355             $800,336,707.69               100.00%
                                                           =====             ===============               ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the Group I Loans is expected to be approximately 7.954% per annum.

                           GEOGRAPHIC DISTRIBUTION OF
                            THE GROUP I LOANS(1)(2)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                   NUMBER OF                AGGREGATE                BY AGGREGATE
                  LOCATION                      MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                  --------                      --------------          -----------------          -----------------
 Alabama . . . . . . . . . . . . . .                     6                  $2,041,899.26                  0.26%
 Arkansas  . . . . . . . . . . . . .                     1                     375,206.52                  0.05
 Arizona . . . . . . . . . . . . . .                    46                  14,996,252.56                  1.87
 California  . . . . . . . . . . . .                 1,352                 478,854,362.66                 59.83
 Colorado  . . . . . . . . . . . . .                    61                  21,159,662.45                  2.64
 Connecticut . . . . . . . . . . . .                    23                   7,876,806.90                  0.98
 District of Columbia  . . . . . . .                     4                   1,288,935.13                  0.16
 Delaware  . . . . . . . . . . . . .                     1                     234,267.13                  0.03
 Florida . . . . . . . . . . . . . .                    38                  12,315,240.70                  1.54
 Georgia . . . . . . . . . . . . . .                    40                  12,613,889.61                  1.58
 Hawaii  . . . . . . . . . . . . . .                    20                   9,081,085.19                  1.13
 Iowa  . . . . . . . . . . . . . . .                     1                     292,615.37                  0.04
 Idaho . . . . . . . . . . . . . . .                    14                   4,448,736.16                  0.56
 Illinois  . . . . . . . . . . . . .                    67                  21,015,908.36                  2.63
 Indiana . . . . . . . . . . . . . .                     5                   1,447,437.70                  0.18
 Kansas  . . . . . . . . . . . . . .                     2                     504,935.57                  0.06
 Kentucky  . . . . . . . . . . . . .                     3                     985,854.40                  0.12
 Louisiana . . . . . . . . . . . . .                     1                     276,909.30                  0.03
 Massachusetts . . . . . . . . . . .                    90                  27,675,825.39                  3.46
 Maryland  . . . . . . . . . . . . .                    40                  12,285,430.68                  1.54
 Michigan  . . . . . . . . . . . . .                    27                   8,425,451.75                  1.05
 Minnesota . . . . . . . . . . . . .                    17                   5,904,379.21                  0.74
 Missouri  . . . . . . . . . . . . .                     7                   2,300,864.61                  0.29
 Mississippi . . . . . . . . . . . .                     1                     271,376.50                  0.03
 Montana . . . . . . . . . . . . . .                     3                     762,716.02                  0.10
 North Carolina  . . . . . . . . . .                     9                   2,388,063.43                  0.30
 North Dakota  . . . . . . . . . . .                     1                     255,646.48                  0.03
 Nebraska  . . . . . . . . . . . . .                     1                     235,578.97                  0.03
 New Hampshire . . . . . . . . . . .                    10                   3,348,107.27                  0.42
 New Jersey  . . . . . . . . . . . .                    73                  22,930,278.81                  2.87
 New Mexico  . . . . . . . . . . . .                     8                   2,183,119.70                  0.27
 Nevada  . . . . . . . . . . . . . .                    23                   8,468,668.83                  1.06
 New York  . . . . . . . . . . . . .                    64                  21,690,402.21                  2.71
 Ohio  . . . . . . . . . . . . . . .                     9                   2,717,786.68                  0.34
 Oklahoma  . . . . . . . . . . . . .                     4                   1,332,638.48                  0.17
 Oregon  . . . . . . . . . . . . . .                    42                  12,578,066.66                  1.57
 Pennsylvania  . . . . . . . . . . .                    26                   7,489,177.96                  0.94
 Rhode Island  . . . . . . . . . . .                     5                   1,201,120.65                  0.15
 South Carolina  . . . . . . . . . .                     4                   1,093,196.12                  0.14
 Tennessee . . . . . . . . . . . . .                     7                   2,162,532.24                  0.27
 Texas . . . . . . . . . . . . . . .                    61                  19,964,886.20                  2.49
 Utah  . . . . . . . . . . . . . . .                    17                   5,754,949.52                  0.72
 Virginia  . . . . . . . . . . . . .                    43                  12,539,794.12                  1.57
 Washington  . . . . . . . . . . . .                    54                  16,752,189.00                  2.09
 Wisconsin . . . . . . . . . . . . .                    22                   7,076,167.76                  0.88
 Wyoming . . . . . . . . . . . . . .                     2                     738,287.47                  0.09
                                                     -----                ---------------                ------
           TOTALS: . . . . . . . . .                 2,355                $800,336,707.69                100.00%
                                                     =====                ===============                ======

-----------------------------

(1) No more than 1.01% of the Group I Loans will be secured by Mortgaged Properties located in any one zip code area in California and no more than 0.32% of the Group I Loans will be secured by Mortgaged Properties located in any one zip code area outside of California.

(2) Approximately 29.27% of the Group I Loans will be secured by Mortgaged Properties located in the Southern California area. See "Risk Factors -- Geographic Concentration of the Mortgaged Properties" herein for a description of the Southern California area.


                                OCCUPANCY TYPES
                              FOR GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 OCCUPANCY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 --------------                     --------------        -----------------        -----------------
 Primary . . . . . . . . . . . . . . . . . . .            2,279              $773,029,823.68              96.59%
 Secondary . . . . . . . . . . . . . . . . . .               50                19,049,896.80               2.38
 Investor  . . . . . . . . . . . . . . . . . .               26                 8,256,987.21               1.03
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,355              $800,336,707.69             100.00%
                                                          =====              ===============             ======

-----------------------------

(1) Based upon representations of the related borrower at the time of origination.


                   DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
                              FOR GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 TYPE OF PROGRAM                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 ---------------                    --------------        -----------------        -----------------
 Full Documentation  . . . . . . . . . . . . .            2,077              $693,802,163.43              86.69%
 Reduced or Limited Documentation  . . . . . .              219                85,280,714.67              10.66
 No Documentation or No Income/No Asset  . . .                2                   568,264.61               0.07
 No Debt Ratios  . . . . . . . . . . . . . . .               57                20,685,564.98               2.58
                                                          -----              ---------------             ------
            TOTALS:  . . . . . . . . . . . . .            2,355              $800,336,707.69             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) For information relating to each Loan Seller's underwriting programs see "-- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                               FOR GROUP I LOANS

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  PROPERTY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
 Single Family Dwelling  . . . . . . . . . . .            1,797              $616,421,196.30              77.02%
 Two Family Dwelling . . . . . . . . . . . . .               25                 8,671,361.09               1.08
 Three Family Dwelling . . . . . . . . . . . .               15                 5,420,431.04               0.68
 Four Family Dwelling  . . . . . . . . . . . .               11                 3,920,485.22               0.49
 Condominium/Townhouse . . . . . . . . . . . .               99                31,206,136.69               3.90
 Planned Unit Development (PUD)  . . . . . . .              309               103,899,883.25              12.98
 De minimus PUD  . . . . . . . . . . . . . . .               98                30,547,214.10               3.82
 Cooperative . . . . . . . . . . . . . . . . .                1                   250,000.00               0.03
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,355              $800,336,707.69             100.00%
                                                          =====              ===============             ======


                           CURRENT PRINCIPAL BALANCES
                              FOR GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                RANGE OF CURRENT                       NUMBER OF              AGGREGATE              BY AGGREGATE
             PRINCIPAL BALANCES ($)                 MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
             ----------------------                 --------------        -----------------        -----------------
    150,000.00+  to    200,000.00  . . . . . .                1                  $168,403.45               0.02%
    200,000.00+  to    250,000.00  . . . . . .              589               137,786,820.89              17.22
    250,000.00+  to    300,000.00  . . . . . .              668               183,816,079.49              22.97
    300,000.00+  to    350,000.00  . . . . . .              368               119,741,558.69              14.96
    350,000.00+  to    400,000.00  . . . . . .              248                93,316,769.42              11.66
    400,000.00+  to    450,000.00  . . . . . .              144                61,404,388.72               7.67
    450,000.00+  to    500,000.00  . . . . . .              111                53,256,951.62               6.65
    500,000.00+  to    550,000.00  . . . . . .               60                31,597,501.77               3.95
    550,000.00+  to    600,000.00  . . . . . .               47                26,997,911.76               3.37
    600,000.00+  to    650,000.00  . . . . . .               54                34,180,197.67               4.27
    650,000.00+  to    700,000.00  . . . . . .                6                 4,098,902.33               0.51
    700,000.00+  to    750,000.00  . . . . . .                7                 5,058,199.37               0.63
    750,000.00+  to    800,000.00  . . . . . .                4                 3,157,348.96               0.39
    800,000.00+  to    850,000.00  . . . . . .                3                 2,444,891.35               0.31
    850,000.00+  to    900,000.00  . . . . . .               10                 8,859,205.05               1.11
    900,000.00+  to    950,000.00  . . . . . .               11                10,194,196.88               1.27
    950,000.00+  to  1,000,000.00  . . . . . .               21                20,721,490.61               2.59
       Over          1,000,000.00  . . . . . .                3                 3,535,889.66               0.44
                                                          -----              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .            2,355              $800,336,707.69             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the average current aggregate principal balance of the Group I Loans is expected to be approximately $339,845.74.

                       REMAINING TERM TO STATED MATURITY
                              FOR GROUP I LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                REMAINING STATED                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  TERM (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
                 228+   to   234                              1                  $324,169.66               0.04%
                 234+   to   240                              8                 2,190,195.46               0.27
                 294+   to   300                             12                 3,619,052.19               0.45
                 300+   to   306                              2                   528,670.44               0.07
                 306+   to   312                              6                 2,063,268.58               0.26
                 312+   to   318                              2                   535,240.99               0.07
                 336+   to   342                              5                 2,750,440.31               0.34
                 342+   to   348                              3                 1,426,934.63               0.18
                 348+   to   354                             95                41,195,487.46               5.15
                 354+   to   360                          2,221               745,703,247.97              93.17
                                                          -----              ---------------             ------
                     TOTALS: . . . . . . . . .            2,355              $800,336,707.69             100.00%
                                                          =====              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Group I Loans is expected to be approximately 357 months.


                     LOAN-TO-VALUE RATIOS AT ORIGINATION OF
                             THE GROUP II LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
             LOAN-TO-VALUE RATIOS AT                   NUMBER OF              AGGREGATE              BY AGGREGATE
                 ORIGINATION (%)                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 ---------------                    --------------        -----------------        -----------------
           0.0+    to    60.0  . . . . . . . .                22               $7,306,957.93                 5.31%
          60.0+    to    65.0  . . . . . . . .                22                7,217,187.70                 5.24
          65.0+    to    70.0  . . . . . . . .                44               15,340,016.71                11.14
          70.0+    to    75.0  . . . . . . . .                71               21,766,439.41                15.81
          75.0+    to    80.0  . . . . . . . .               211               67,540,324.53                49.06
          80.0+    to    85.0  . . . . . . . .                 9                2,516,652.63                 1.83
          85.0+    to    90.0  . . . . . . . .                36               10,562,643.72                 7.67
          90.0+    to    95.0  . . . . . . . .                21                5,412,534.52                 3.93
                                                             ---             ---------------               ------
                   TOTALS: . . . . . . . . . .               436             $137,662,757.15               100.00%
                                                             ===             ===============               ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination of the Group II Loans is expected to be approximately 76.27%.

                               MORTGAGE RATES OF
                             THE GROUP II LOANS (1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
               MORTGAGE RATES (%)                   MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
               ------------------                   --------------        -----------------        -----------------
             6.500+  to     6.750  . . . . . .                 1                 $339,412.87                 0.25%
             6.750+  to     7.000  . . . . . .                 6                1,445,889.00                 1.05
             7.000+  to     7.250  . . . . . .                43               12,702,699.11                 9.23
             7.250+  to     7.500  . . . . . .               111               35,175,129.71                25.55
             7.500+  to     7.750  . . . . . .               234               75,407,038.54                54.78
             7.750+  to     8.000  . . . . . .                36               11,059,613.63                 8.03
             8.000+  to     8.250  . . . . . .                 1                  254,833.20                 0.19
             8.250+  to     8.500  . . . . . .                 3                1,041,352.34                 0.76
             8.500+  to     8.750  . . . . . .                 1                  236,788.75                 0.17
                                                             ---             ---------------               ------
                     TOTALS: . . . . . . . . .               436             $137,662,757.15               100.00%
                                                             ===             ===============               ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average Mortgage Rate of the Group II Loans is expected to be approximately 7.603% per annum.

                           GEOGRAPHIC DISTRIBUTION OF
                            THE GROUP II LOANS(1)(2)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                   NUMBER OF                AGGREGATE                BY AGGREGATE
                  LOCATION                      MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                  --------                      --------------          -----------------          -----------------
 Alabama . . . . . . . . . . . . . .                      3                      $818,077.77               0.59%
 Arkansas  . . . . . . . . . . . . .                      2                       496,295.49               0.36
 Arizona . . . . . . . . . . . . . .                     13                     3,580,335.70               2.60
 California  . . . . . . . . . . . .                    127                    44,895,920.25              32.61
 Colorado  . . . . . . . . . . . . .                     17                     4,823,240.94               3.50
 Connecticut . . . . . . . . . . . .                      9                     2,470,756.90               1.79
 District of Columbia  . . . . . . .                      1                       219,844.73               0.16
 Delaware  . . . . . . . . . . . . .                      5                     1,354,766.84               0.98
 Florida . . . . . . . . . . . . . .                     10                     2,781,925.96               2.02
 Georgia . . . . . . . . . . . . . .                     19                     5,546,312.88               4.03
 Idaho . . . . . . . . . . . . . . .                      1                       239,651.48               0.17
 Illinois  . . . . . . . . . . . . .                     14                     3,994,802.61               2.90
 Indiana . . . . . . . . . . . . . .                      8                     2,523,973.83               1.83
 Kentucky  . . . . . . . . . . . . .                      6                     2,006,366.45               1.46
 Massachusetts . . . . . . . . . . .                     32                     9,536,779.11               6.93
 Maryland  . . . . . . . . . . . . .                     17                     5,083,557.91               3.69
 Michigan  . . . . . . . . . . . . .                      2                       490,137.01               0.36
 Minnesota . . . . . . . . . . . . .                      3                     1,632,880.85               1.19
 North Carolina  . . . . . . . . . .                      6                     1,566,869.84               1.14
 New Jersey  . . . . . . . . . . . .                     15                     4,399,183.74               3.20
 New Mexico  . . . . . . . . . . . .                      1                       315,077.47               0.23
 Nevada  . . . . . . . . . . . . . .                      2                       668,814.29               0.49
 New York  . . . . . . . . . . . . .                      9                     3,217,905.58               2.34
 Ohio  . . . . . . . . . . . . . . .                     19                     5,846,406.55               4.25
 Oklahoma  . . . . . . . . . . . . .                      1                       335,411.61               0.24
 Oregon  . . . . . . . . . . . . . .                      3                       946,510.82               0.69
 Pennsylvania  . . . . . . . . . . .                     25                     7,377,850.17               5.36
 Rhode Island  . . . . . . . . . . .                      1                       283,587.58               0.21
 Tennessee . . . . . . . . . . . . .                      2                       466,600.22               0.34
 Texas . . . . . . . . . . . . . . .                     28                     9,473,906.42               6.88
 Utah  . . . . . . . . . . . . . . .                      3                       868,459.18               0.63
 Virginia  . . . . . . . . . . . . .                     18                     4,797,883.71               3.49
 Washington  . . . . . . . . . . . .                      2                       759,256.81               0.55
 Wisconsin . . . . . . . . . . . . .                     12                     3,843,406.45               2.79
                                                        ---                  ---------------             ------
           TOTALS: . . . . . . . . .                    436                  $137,662,757.15             100.00%
                                                        ===                  ===============             ======

-------------------------------------------

(1) No more than 1.63% of the Group II Loans will be secured by Mortgaged Properties located it any one zip code area in California and no more than 1.05% of the Group II Loans will be secured by Mortgaged Properties located in any one zip code area outside of California.

(2) Approximately 18.46% of the Group II Loans will be secured by Mortgaged Properties located in the Southern California area. See "Risk Factors -- Geographic Concentration of the Mortgaged Properties" herein for a description of the Southern California area.

                                OCCUPANCY TYPES
                             FOR GROUP II LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 OCCUPANCY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 --------------                     --------------        -----------------        -----------------
 Primary . . . . . . . . . . . . . . . . . . .              434              $137,063,460.43              99.56%
 Secondary . . . . . . . . . . . . . . . . . .                2                   599,296.72               0.44
                                                            ---              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .              436              $137,662,757.15             100.00%
                                                            ===              ===============             ======

-------------------------------------------

(1) Based upon representations of the related borrower at the time of origination.


                   DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
                             FOR GROUP II LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                 TYPE OF PROGRAM                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                 ---------------                    --------------        -----------------        -----------------
 Full Documentation  . . . . . . . . . . . . .              430              $135,899,283.75              98.72%
 Reduced or Limited Documentation  . . . . . .                6                 1,763,473.40               1.28
                                                            ---              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .              436              $137,662,757.15             100.00%
                                                            ===              ===============             ======

-------------------------------------------

(1) For information relating to each Loan Seller's underwriting programs see " -- Underwriting Standards" herein.

                           TYPE OF MORTGAGED PREMISES
                               FOR GROUP II LOANS

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                                                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  PROPERTY TYPE                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
 Single Family Dwelling  . . . . . . . . . . .              350              $110,699,852.64              80.41%
 Two Family Dwelling . . . . . . . . . . . . .                3                 1,443,134.42               1.05
 Three Family Dwelling . . . . . . . . . . . .                2                 1,021,288.71               0.74
 Condominium/Townhouse . . . . . . . . . . . .                8                 2,126,740.53               1.54
 Planned Unit Development (PUD)  . . . . . . .                3                   940,952.54               0.68
 De minimus PUD  . . . . . . . . . . . . . . .               70                21,430,788.31              15.57
                                                            ---              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .              436              $137,662,757.15             100.00%
                                                            ===              ===============             ======


                           CURRENT PRINCIPAL BALANCES
                             FOR GROUP II LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                RANGE OF CURRENT                       NUMBER OF              AGGREGATE              BY AGGREGATE
             PRINCIPAL BALANCES ($)                 MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
             ----------------------                 --------------        -----------------        -----------------
    200,000.00   -     250,000.00  . . . . . .              113               $26,586,449.76              19.31%
    250,000.00   -     300,000.00  . . . . . .              152                41,568,467.51              30.20
    300,000.00   -     350,000.00  . . . . . .               62                20,089,604.16              14.59
    350,000.00   -     400,000.00  . . . . . .               42                15,853,429.89              11.52
    400,000.00   -     450,000.00  . . . . . .               29                12,305,094.89               8.94
    450,000.00   -     500,000.00  . . . . . .               16                 7,638,635.75               5.55
    500,000.00   -     550,000.00  . . . . . .                3                 1,533,926.63               1.11
    550,000.00   -     600,000.00  . . . . . .                5                 2,921,714.49               2.12
    600,000.00   -     650,000.00  . . . . . .               12                 7,644,548.44               5.55
    650,000.00   -     700,000.00  . . . . . .                1                   695,983.10               0.51
    800,000.00   -     850,000.00  . . . . . .                1                   824,902.53               0.60
                                                            ---              ---------------             ------
           TOTALS: . . . . . . . . . . . . . .              436              $137,662,757.15             100.00%
                                                            ===              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the average current aggregate principal balance of the Group II Loans is expected to be approximately $315,740.27.

                       REMAINING TERM TO STATED MATURITY
                             FOR GROUP II LOANS(1)

                                                                                                    PERCENTAGES OF
                                                                                                    MORTGAGE LOANS
                REMAINING STATED                       NUMBER OF              AGGREGATE              BY AGGREGATE
                  TERM (MONTHS)                     MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
                  -------------                     --------------        -----------------        -----------------
 234+  to 240  . . . . . . . . . . . . . . . .                7                $2,118,144.69               1.54%
 294+  to 300  . . . . . . . . . . . . . . . .                2                   457,476.84               0.33
 348+  to 354  . . . . . . . . . . . . . . . .                1                   249,645.66               0.18
 354+  to 360  . . . . . . . . . . . . . . . .              426               134,837,489.96              97.95
                                                            ---              ---------------             ------
          TOTALS:  . . . . . . . . . . . . . .              436              $137,662,757.15             100.00%
                                                            ===              ===============             ======

-------------------------------------------

(1) As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Group II Loans is expected to be approximately 357 months.


UNDERWRITING STANDARDS

         The Mortgage Loans have been generally underwritten in accordance with the underwriting standards of the applicable Loan Sellers. The Mortgage Loans have been originated by or purchased from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with a Loan Seller) and other mortgage loan originators (each, a "SELLER"). The applicable Master Servicers will be responsible for the master servicing and administration of the related Mortgage Loans and the applicable seller/servicers will perform the customary servicing functions with respect to the related Mortgage Loans (in such capacity, "SELLER/SERVICERS"). A description of the applicable underwriting standards for each Loan Seller is set forth below.

         PNC Mortgage Underwriting Standards. The PNC Mortgage Loans are subject to the various credit, appraisal and underwriting standards described herein. PNC Mortgage's credit, appraisal and underwriting standards are published in PNC Mortgage's Selling Guide (together with PNC Mortgage's Servicing Guide, the "PNC MORTGAGE GUIDE", as modified from time to time). The credit, appraisal and underwriting standards as set forth in the PNC Mortgage Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market. The Mortgage Loans may be underwritten by PNC Mortgage or by designated third parties.

         PNC Mortgage's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, PNC Mortgage requires evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans which were originated under a limited documentation origination program may be sold to PNC Mortgage. For a mortgage loan originated under a limited documentation origination program to qualify for purchase by PNC Mortgage, the prospective mortgagor must have a good credit history and make a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by PNC Mortgage. Currently, PNC Mortgage's underwriting standards provide that only mortgage loans with certain Loan-to-Value Ratios will qualify for purchase under such a program. If the mortgage loan qualifies, PNC Mortgage waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

         PNC Mortgage's underwriting standards generally follow Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") underwriting guidelines. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

         Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in the
Prospectus.   PNC Mortgage's underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         Certain of the PNC Mortgage Loans do not conform to the underwriting standards set forth in the PNC Mortgage Guide. Such PNC Mortgage Loans have been purchased by PNC Mortgage in negotiated transactions from Seller/Servicers who represented that such PNC Mortgage Loans were originated in accordance with credit, appraisal and underwriting standards agreed to by PNC Mortgage which may vary substantially from the credit, appraisal and underwriting standards set forth in the PNC Guide. PNC Mortgage generally reviews only a limited portion of such PNC Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards.

         Due to the variety of underwriting standards and review procedures that may be applicable to the PNC Mortgage Loans, there can be no assurance that every PNC Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of PNC Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

         PHH Underwriting Standards. The underwriting standards of PHH generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balance of up to $300,000, up to 80% for mortgage loans with original principal balances of up to $500,000, and up to 75% for mortgage loans with original principal balances of up to $650,000. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan. PHH generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, PHH makes loans where these ratios are exceeded.
In those instances, PHH's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, PHH generally will fund up to the lesser of 10 units or 50% of the total units in a project.

         PHH also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("REDUCED DOCUMENTATION PROGRAM"), no-income, no asset program ("NO ASSET, NO INCOME PROGRAM"), and rate term refinance limited documentation program ("STREAMLINED DOCUMENTATION PROGRAM"). Each of these programs are designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Assets, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum Loan-to-Value Ratios under the Reduced Documentation Program and the No Assets, No Income Program are generally more restrictive than that under the standard underwriting criteria of PHH.

         Under the Streamlined Documentation Program, which is generally available only to PHH portfolio refinances having an original Loan-to-Value Ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

         From time to time, exceptions to PHH's underwriting policies may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of the PHH underwriter. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         Approximately 0.47% and approximately 1.04% of the PHH Mortgage Loans included in the Group I Loans and the Group II Loans, respectively, are BUYDOWN LOANS. Buydown Loans are subject to temporary Buydown plans, pursuant to which the monthly payments made by the Mortgagor in the early years of a Buydown Loan will be less than the scheduled monthly payments thereon after the expiration of the Buydown period, the resulting differences to be made up from Buydown Funds placed in a custodial account (a "BUYDOWN ACCOUNT").

         With respect to each Buydown Loan, not later than the Withdrawal Date in each month during the Buydown period, the related servicer will be required to deposit into the related Buydown Account the amount, if any, of the Buydown Funds for such Buydown Loan that, when added to the amount due from the mortgagor or such Buydown Loan, equals the full monthly payment which would be due on the Buydown Loan on the related Due Date if it were not subject to the Buydown plan.

         IndyMac Underwriting Standards. IndyMac operates a conduit program established in April 1993 to purchase "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the FHA or partially guaranteed by the VA or which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family residential properties. Non-conforming loans purchased by IndyMac pursuant to its underwriting programs typically differ from those purchased pursuant to the guidelines established by FNMA, FHLMC and GNMA primarily with respect to Loan-to-Value Ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of FNMA, FHLMC and GNMA, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

         Each Seller/Servicer from which IndyMac purchases mortgage loans must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either FNMA or FHLMC. IndyMac approves individual institutions as eligible Seller/Servicers after an evaluation of certain criteria, including the Seller/Servicer's mortgage origination and servicing experience and financial stability.

         IndyMac currently operates three mortgage loan purchase programs as part of its conduit operations:

                 1. Prior Approval Program. Under this program, IndyMac performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac issues an approval notice to a Seller/Servicer is a mortgage loan eligible for purchase pursuant to this program.

                 2. Standard Delivery Program. Under this program, IndyMac does not perform a full underwriting review prior to purchase of a mortgage loan, but instead relies on the credit review and analysis performed by a mortgage pool insurer previously selected by IndyMac and its own post-purchase quality review. Only mortgage loans with mortgage pool insurance commitments are eligible for purchase pursuant to this program.

                 3. Preferred Delegated Underwriting Program. Under this program, Seller/Servicers which meet certain eligibility requirements (each, a "PDU SELLER/SERVICER") are allowed to underwrite mortgage loans for purchase without the need for either prior pool insurance approval or prior IndyMac approval. The Preferred Delegated Underwriting Program is specifically designed for those Seller/Servicers that meet higher financial and performance criteria than those applicable to Seller/Servicers generally. Under the Preferred Delegated Underwriting Program, each PDU Seller/Servicer is required to underwrite mortgage loans in compliance with IndyMac's underwriting guidelines, as the same may have been modified pursuant to commitments negotiated with such PDU Seller/Servicer. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other two programs. Notwithstanding the Seller/Servicer's status as a PDU Seller/Servicer, certain types of mortgage loans are required to receive an approval notice prior to purchase. The majority of mortgage loans currently being purchased by IndyMac are originated under the Preferred Delegated Underwriting Program. IndyMac also operates a restricted delegated underwriting program that is available to substantially all of IndyMac's Seller/Servicers. The only mortgage loans that may be submitted under this program are IndyMac's standard loan products with Loan-to-Value Ratios and outstanding balance requirements that are more restrictive than IndyMac's standard guidelines.

         All mortgage loans purchased by IndyMac must meet credit, appraisal and underwriting standards acceptable to IndyMac. Such underwriting standards, including negotiated modifications thereto (the "INDYMAC UNDERWRITING STANDARDS"), are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The IndyMac Underwriting Standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the IndyMac Underwriting Standards are permitted where compensating factors are present or in the context of negotiated bulk purchases. In addition, the requirements of a mortgage pool insurer may differ from the IndyMac Underwriting Standards as a result of which mortgage loans certified by such mortgage pool insurer may not comply with the IndyMac Underwriting Standards.

         For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac generally requires a primary mortgage guaranty insurance policy insuring a portion of the balance of the mortgage loan equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan
(i) after the date on which the related Loan-to- Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value or (ii) if maintaining such policy is prohibited by applicable law. All of the insurers which have issued Primary Insurance Policies with respect to the IndyMac Mortgage Loans meet FNMA's or FHLMC's standards or are acceptable to the Rating Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac generally considers the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

         IndyMac purchases loans which have been originated under one of four documentation programs: (i) the Full Documentation Program, (ii) the Alternative Documentation Program, (iii) the Reduced Documentation Program, and
(iv) the No Income/No Asset Program.

         Under the Full Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full Documentation Program. The Alternative Documentation Program provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, mortgage loans submitted under the Alternative Documentation Program have maximum Loan-to- Value Ratios which are the same as those described above.

         Under the Reduced Documentation Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Mortgage loans underwritten under the Reduced Documentation Program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. For certain loans submitted under the Reduced Documentation Program with Loan-to-Value Ratios not exceeding 80%, income ratios for the prospective borrower are not calculated.

         Under the No Income/No Asset Program, emphasis is placed on the value and adequacy of the mortgaged property as collateral rather than on credit underwriting and assets of the borrower. Mortgage loans underwritten under the No Income/No Asset Program are limited to borrowers with excellent credit histories. Under the No Income/No Asset Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated.

                            DESCRIPTION OF INSURANCE

PRIMARY MORTGAGE INSURANCE POLICIES

         All of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a primary mortgage insurance policy (each, a "PRIMARY INSURANCE POLICY") insuring a portion of the balance of each such Mortgage Loan generally equal to the product of the original principal balance of such Mortgage Loan and a fraction, the numerator of which is the excess of the original principal balance of such Mortgage Loan over 75% of the lesser of the appraised value or selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses. The Pooling and Servicing Agreement requires each Master Servicer to use its best reasonable efforts to keep in full force and effect such Primary Insurance Policies until such policies are no longer required. No such Primary Insurance Policy will be required with respect to any such Mortgage Loan (i) after the date on which the related Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the appraised value of the related Mortgaged Property, or (ii) if maintaining such policy is prohibited by applicable law.

         Claim payments, if any, under each Primary Insurance Policy will be required to be remitted by the related Master Servicer to the Certificate Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES AND FLOOD INSURANCE POLICIES

         The Pooling and Servicing Agreement requires each Master Servicer to cause to be maintained for each related Mortgage Loan a hazard insurance policy (each, a "STANDARD HAZARD POLICY") providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will generally be in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the related Master Servicer in which such amount exceeds the value of the improvements to the related Mortgaged Property. In general, the standard form of Standard Hazard Policy covers physical damage to or destruction of the Mortgaged Property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the Standard Hazard Policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         In addition, whenever any part of any improvement to the related Mortgaged Property is located in a federally designated special flood hazard area and in a community which participates in the national flood insurance program at the time of origination of the related Mortgage Loan, the Pooling and Servicing Agreement requires each Master Servicer to cause a flood insurance policy (each, a "FLOOD POLICY") to be maintained in respect thereof. The amount of coverage under such Flood Policy shall generally be equal to the lesser of (i) the replacement cost of the improvements which are part of the related Mortgaged Property, and (ii) the maximum amount of insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The ability of a Master Servicer to assure that insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Policy or Flood Policy, or upon the extent to which information in this regard is furnished to such Master Servicer by the related Mortgagors. All amounts collected by a Master Servicer under any Standard Hazard Policy or Flood Policy (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) will be deposited in the Certificate Account.

         Since the amount of insurance to be maintained on the Mortgaged Properties may decline over time as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, insurance proceeds under any Special Hazard Policy or Flood Policy may be insufficient to restore fully the damaged property.

TITLE INSURANCE POLICIES

         The Pooling and Servicing Agreement requires that a policy of title insurance ("TITLE INSURANCE POLICY") be in effect on each of the Mortgaged Property and that such Title Insurance Policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.

                                THE LOAN SELLERS

         The information set forth in the following paragraphs has been provided by the Loan Sellers. None of the Issuer, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by the Loan Sellers.

PNC MORTGAGE

         PNC Mortgage Securities Corp., a Delaware corporation ("PNC MORTGAGE"), is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. PNC Mortgage was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. PNC Mortgage's obligations with respect to such mortgage-backed securities generally include master servicing and bond administration. PNC Mortgage's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, telephone (847) 549-6500.

PHH

         PHH Mortgage Services Corporation, a New Jersey corporation ("PHH"), is a wholly-owned subsidiary of HFS Inc. PHH was organized for the purpose of providing mortgage banking operations to corporate clients, government agencies, and affinity groups. PHH's principal executive offices are located at 6000 Atrium Way, Mount Laurel, NJ 08054, telephone (609) 439-6000.

INDYMAC

         IndyMac, Inc. (formerly known as Independent National Mortgage Corporation), is a Delaware corporation ("INDYMAC"). The principal executive offices of IndyMac are located at 155 North Lake Avenue, Pasadena, California 91101.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. Copies of the Indenture will be available following the Closing Date from the Indenture Trustee and will be filed with the Commission after the Closing Date. See "Indenture" herein and in the Prospectus.

         The Bonds constitute a Series of Bonds as described in the Prospectus and will be non-recourse obligations of the Issuer. Proceeds of the Trust Estate are the sole source of payments on the Bonds. The Trust Estate will include all of the Issuer's right, title and interest in and to the Certificates and such assets as from time to time are identified as deposited in respect of the Certificates in the one or more Collection Accounts established by the Indenture Trustee for the benefit of the Bondholders. Each Certificate will represent the beneficial ownership interest in (i) the Mortgage Loans in the related Loan Group and all rights pertaining thereto;
(ii) such assets as from time to time may be held by the Certificate Trustee (or its duly appointed agent) in the Certificate Account or the Master Servicers' Investment Accounts (except amounts representing the applicable Master Servicing Fee or the applicable Servicing Fee); (iii) property which secured a related Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of a cooperative loan (a "COOPERATIVE LOAN"), a similar form of conversion, after the Cut-Off Date; (iv) amounts paid or payable by the insurer under any Primary Insurance Policy and any other insurance policy related to any Mortgage Loan in the related Loan Group; and (v) the rights and benefits of the Issuer in and under each of the Loan Sale Agreements.

         Payments on the Offered Bonds will be made on each Payment Date, commencing in November 1997, to Bondholders of record on the immediately preceding Record Date.

         The Offered Bonds (with the exception of the Residual Bonds) will be issued as Book-Entry Bonds, maintained and transferred on the book-entry records of the DTC and its participants. The Book-Entry Bonds will be represented by one or more certificates registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede. Payments on the Book-Entry Bonds will be made by or on behalf of the Indenture Trustee to DTC (as described below) by wire transfer. No Beneficial Owner of a Book-Entry Bond will be entitled to receive a definitive bond representing such person's interest, except as set forth below under " -- Book Entry Registration -- Definitive Bonds." Unless and until definitive bonds are issued for the Book-Entry Bonds under the limited circumstances described herein, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Bonds, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

         The Residual Bonds will be issued in certificated, fully-registered form. Payments on the Offered Bonds that are issued in certificated form will be made to each registered holder entitled thereto, either (i) by check mailed to the address of the applicable Bondholder as it appears on the books of the Indenture Trustee or (ii) at the request, submitted to the Indenture Trustee in writing at least five business days prior to the related Record Date, of any holder of such an Offered Bond having an initial Principal Balance or Notional Amount of not less than $1,000,000, by wire transfer in immediately available funds, provided, that the final payment in respect of any Offered Bond will be made only upon presentation and surrender of such Bond at the Corporate Trust Office of the Indenture Trustee. See "The Indenture Trustee" herein.

         The Offered Bonds, other than the Class IIA-2, Class IIA-3, Notional Amount and Residual Bonds, will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class IIA-2 and Class IIA-3 Bonds will be issued in minimum denominations of $1 and integral multiples of $1 in excess thereof. The Notional Amount Bonds will be issued in minimum initial Notional Amounts of $100,000 and integral multiples of $1 in excess thereof. The Class RL and Class RU Bonds will be issued in minimum denominations of $90 and $100, respectively. In addition, one Bond of each Class may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Class Principal Balance of such Class.

         HOLDERS OF A CLASS OF BONDS COMPRISING COMPONENTS MAY NOT TRANSFER SUCH COMPONENTS SEPARATELY.

BOOK-ENTRY REGISTRATION

         General. Beneficial Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through participants and indirect participants. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds through DTC and its participants and indirect participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered holder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicers as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of and interest on such Book-Entry Bonds. Participants and indirect participants with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Issuer, the Loan Sellers, DLJMC, the Master Servicers, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Bond. Each Class of the Book-Entry Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders if, and only if, one of the following events shall occur (any such event being referred to as "BOOK-ENTRY TERMINATION"): (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Book-Entry Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as DTC, or (ii) an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT") shall occur and be continuing and DTC and its participants or indirect participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Book-Entry Bonds, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book-Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

         DTC has advised the Issuer and the Indenture Trustee that, prior to Book-Entry Termination, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more DTC participants to whom the Book-Entry Bonds are credited in an account maintained by DTC. The DTC has advised that it will take such action with respect to any principal amount of the Book-Entry Bonds only at the direction of and on behalf of DTC Participants with respect to that principal amount of such Book-Entry Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of one or more Classes of the Book-Entry Bonds following an Indenture Event of Default, DTC, acting at the direction of its participants or indirect participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of such Class or Classes of the Book-Entry Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Class or Classes of the Book-Entry Bonds owned by a different group of Beneficial Owners.

         ISSUANCE OF THE BOOK-ENTRY BONDS OFFERED HEREBY IN BOOK ENTRY FORM RATHER THAN AS PHYSICAL CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF THE BOOK-ENTRY BONDS IN THE SECONDARY MARKET AND THE ABILITY OF BENEFICIAL OWNERS TO PLEDGE THEM. IN ADDITION, AS DESCRIBED ABOVE, PRIOR TO BOOK-ENTRY TERMINATION PAYMENTS ON THE BOOK-ENTRY BONDS WILL BE MADE BY THE INDENTURE TRUSTEE TO DTC AND DTC WILL CREDIT SUCH PAYMENTS TO THE ACCOUNTS TO ITS PARTICIPANTS, WHICH WILL FURTHER CREDIT THEM TO THE ACCOUNTS OF INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS. AS A RESULT, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THE RECEIPT OF SUCH PAYMENTS. SEE "RISK FACTORS -- BOOK ENTRY REGISTRATION" AND "DESCRIPTION OF THE BONDS -- BOOK ENTRY REGISTRATION" IN THE PROSPECTUS.

         For additional information regarding DTC and the Book-Entry Bonds, see "Description of Book-Entry Procedures" herein and "Description of the Bond -- Book Entry Registration" in the Prospectus.

AVAILABLE FUNDS

         The "AVAILABLE FUNDS" for any Payment Date and either Loan Group and the related Bond Group will equal the sum of the following amounts (in the case of paragraphs (1), (2) and (3), with respect to the Mortgage Loans in such Loan Group):

         (1) the total amount of all cash received by or on behalf of the related Master Servicer with respect to such Mortgage Loans by the Determination Date for such Payment Date and not previously distributed (including Advances made by Seller/Servicers, proceeds of Liquidated Loans and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any), except,

                 (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

                 (b) all Curtailments received after the related Prepayment Period (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on a related Mortgage Loan subsequent to the related Prepayment Period);

                 (c) (i) in the case of the PNC Mortgage Loans and the PHH Mortgage Loans, all Payoffs received on or after the 15th day of the month of any such Determination Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on a related Mortgage Loan subsequent to the calender month prior to such Determination Date), and interest accrued during the period from the 1st to the 14th day of the month of such Determination Date and received with Payoffs received during such period, which interest shall not be included in the calculation of the Available Funds for any Payment Date, and (ii) in the case of the IndyMac Mortgage Loans, all Payoffs received after the Prepayment Period immediately preceding such Determination Date;

                 (d) Insurance Proceeds and Liquidation Proceeds received after the Due Period;

                 (e) all amounts in the Certificate Account which are due and reimbursable to a Seller/Servicer or the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement;

                 (f) the sum of the Master Servicing Fee and the Servicing Fee for each Mortgage Loan and the Bond Administrator Fee with respect to the IndyMac Mortgage Loans; and

                 (g) Excess Liquidation Proceeds;

         (2) the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the related Master Servicer by the Payment Date:

                 (a) any Advance made by the related Master Servicer to the Certificate Trustee with respect to such Payment Date; and

                 (b) Compensating Interest; and

         (3) the total amount, to the extent not previously distributed, of all cash received by the Payment Date by the Certificate Trustee, in respect of a permitted repurchase of Mortgage Loans or a mandatory repurchase of defective Mortgage Loans under the Pooling and Servicing Agreement.

         With respect to any Payment Date, the "DETERMINATION DATE" is the 15th day of the month in which such Payment Date occurs or, if such day is not a business day, the immediately preceding business day. In addition, with respect to any Payment Date, "EXCESS LIQUIDATION PROCEEDS" is the excess, if any, of aggregate Liquidation Proceeds in the preceding month over the amount that would have been received if a Payoff had been made on the last day of such month with respect to each Mortgage Loan which became a Liquidated Loan during such month.

PRIORITY OF PAYMENTS

         On each Payment Date, prior to the acceleration, if any, of the Bonds, payments will be made in the order and priority as follows:

         (a) With respect to the Group I and Residual Bonds, prior to the Group I Credit Support Depletion Date, to the extent of the Available Funds for such Payment Date and for Group I remaining following prior payments, if any, on such Payment
                 Date:

                 (i) first, to Sub-Component IA-1-4I, the Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount (as defined herein);

                 (ii) second, (a) to the Group IA Bonds (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds), the Class IX Bonds and the Residual Bonds accrued and unpaid interest at their respective Bond Interest Rates on their respective Class Principal Balances,

                          Component Principal Balances, Class Notional Amounts or Component Notional Amounts, as the case may be, pro rata (based on the amount of interest to which each such Class or Component is entitled to receive) provided, however, that no such payments will be made to Component IA-1-2 on or before the Component IA-1-2 Accretion Termination Date (as defined herein) or to the Class IA-4 Bonds on or before the Class IA-4 Accretion Termination Date (as defined herein),
                          (b) on or before the Component IA-1-2 Accretion Termination Date, to the Classes and Components in the manner described below, as principal, the Component IA-1-2 Accrual Amount and (c) on or before the Class IA-4 Accretion Termination Date, to the Classes and Components in the manner described below, as principal, the Class IA-4 Accrual Amount;

                 (iii) third, to the Group IA Bonds (other than the Class IA-10 Bonds and Components IA-1-3 and IA-1-4 of the Class IA-1 Bonds) and the Residual Bonds as principal, the Group I Senior Principal Payment Amount for such Payment Date in the order described in "-- Principal Payments -- Group I Senior Principal Payment Amount" herein;

                 (iv) fourth, for so long as the Component Principal Balances of each of the Group I Subordinate Components has not been reduced to zero, to Sub-Component IA-1-4I, to the extent of amounts otherwise available to pay the Group I Subordinate Principal Payment Amount (as defined herein) (without regard to clause (B) of such definition) on such Payment Date, the sum of (a) principal in an amount equal to the Sub-Component IA-1-4I Fraction of certain principal losses on the Group I Discount Loans (the "SUB-COMPONENT IA-1-4I LOSSES PAYABLE" with respect to such Payment Date), as described in "-- Principal Payments -- Sub-Component IA-1-4I Principal Payments" herein and (b) the sum of amounts, if any, by which the Sub-Component IA-1-4I Losses Payable for each prior Payment Date exceeded the amount actually paid in respect thereof on each such prior Payment Date and not subsequently paid; provided that any amounts paid in respect of losses pursuant to this paragraph shall not cause a further reduction in the Sub- Component IA-1-4I Principal Balance;

                 (v) fifth, to Component IB-1, accrued and unpaid interest at the Class B-1 Bond Interest Rate on the Component IB-1 Principal Balance;

                 (vi) sixth, to Component IB-1, its pro rata share of the Group I Subordinate Principal Payment Amount;

                 (vii) seventh, to Component IB-2, accrued and unpaid interest at the Class B-2 Bond Interest Rate on the Component IB-2 Principal Balance;

                 (viii) eighth, to Component IB-2, its pro rata share of the Group I Subordinate Principal Payment Amount;

                 (ix) ninth, to Component IB-3, accrued and unpaid interest at the Class B-3 Bond Interest Rate on the Component IB-3 Principal Balance;

                 (x) tenth, to Component IB-3, its pro rata share of the Group I Subordinate Principal Payment Amount;

                 (xi) eleventh, to the Group I Junior Subordinate Components, interest and principal in the same manner as for the Group I Senior Subordinate Components, first to Component IB-4, then to Component IB-5 and then to Component IB-6; and

                 (xii) twelfth, to each Group I Subordinate Components in the order of seniority, the remaining portion, if any, of the Available Funds for Group I, up to the amount of unreimbursed Realized Losses previously allocated to such Component, if any, provided payment of any amount pursuant to this paragraph shall not cause a further reduction in the Component Principal Balance of any such Component; and

                 (xiii) thirteenth, to the Class RL Bonds, the remaining portion, if any, of the Available Funds for Group I for such Payment Date;

         (b) With respect to the Group II Bonds, Sub-Component IA-1-4II of Component IA-1-4, of the Class IA-1 Bonds and the Class RL Bonds, prior to the Group II Credit Support Depletion Date, to the extent of the Available Funds for such Payment Date for Group II remaining following prior payments, if any, on such Payment Date:

                 (i) first, to Sub-Component IA-1-4II, the Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount (as defined herein);

                 (ii) second, to the Group IIA Bonds and the Class IIX Bonds, accrued and unpaid interest at their respective Bond Interest Rates on their respective Class Principal Balances or Class Notional Amounts as the case may be, pro rata (based on the amount of interest to which each such Class of Bonds is entitled to receive);

                 (iii) third, to the Group IIA Bonds, other than the Class IIA-5 Bonds, as principal, the Group II Senior Principal Payment Amount for such Payment Date in the order described in "-- Principal Payments -- Group II Senior Principal Payment Amount" herein; and

                 (iv) fourth, for so long as the Component Principal Balances of each of the Group II Subordinate Components has not been reduced to zero, to Sub-Component IA-1-4II, to the extent of amounts otherwise available to pay the Group II Subordinate Principal Payment Amount (as defined herein) (without regard to clause (B) of such definition) on such Payment Date, the sum of (a) principal in an amount equal to the Sub-Component IA-1-4II Fraction of certain principal losses on the Group II Discount Loans (the "SUB-COMPONENT IA-1-4II LOSSES PAYABLE" with respect to such Payment Date), as described in "-- Principal Payments -- Sub-Component IA-1-4II Principal Payments" herein and (b) the sum of amounts, if any, by which the Sub-Component IA-1-4II Losses Payable for each prior Payment Date exceeded the amount actually paid in respect thereof on each such prior Payment Date and not subsequently paid; provided, that any amounts paid in respect of losses pursuant to this paragraph shall not cause a further reduction in the Sub- Component IA-1-4II Principal Balance.

                 (v) fifth, to Component IIB-1, accrued and unpaid interest at the Class B-1 Bond Interest Rate on the Component IIB-1 Principal Balance;

                 (vi) sixth, to Component IIB-1, its pro rata share of the Group II Subordinate Principal Payment Amount;

                 (vii) seventh, to Component IIB-2, accrued and unpaid interest at the Class B-2 Bond Interest Rate on the Component IIB-2 Principal Balance;

                 (viii) eighth, to Component IIB-2, its pro rata share of the Group II Subordinate Principal Payment Amount;

                 (ix) ninth, to Component IIB-3, accrued and unpaid interest at the Class B-3 Bond Interest Rate on the Component IIB-3 Principal Balance;

                 (x) tenth, to Component IIB-3, its pro rata share of the Group II Subordinate Principal Payment Amount;

                 (xi) eleventh, to the Group II Junior Subordinate Components, interest and principal in the same manner as for the Group II Senior Subordinate Components, first to Component IIB-4, then to Component IIB-5 and then to Component IIB-6;

                 (xii) twelfth, to each Group II Subordinate Component in the order of seniority, the remaining portion, if any, of the Available Funds for Group II, up to the amount of unreimbursed Realized Losses previously allocated to such Component, if any, provided payment of any amount pursuant to this paragraph shall not cause a further reduction in the Component Principal Balance of any such Component; and

                 (xiii) thirteenth, to the Class RL Bonds, the remaining portion, if any, of the Available Funds for Group II for such Payment Date.

         Component IA-1-2 Accrual. The "COMPONENT IA-1-2 ACCRETION TERMINATION DATE" is the earlier to occur of (i) the Payment Date on which the Class Principal Balances of the Class IA-3, Class IA-7 and Class IA-15 Bonds have been reduced to zero and (ii) the Group I Credit Support Depletion Date. On each Payment Date on or before the Component IA-1-2 Accretion Termination Date, an amount (the "COMPONENT IA-1-2 ACCRUAL AMOUNT") equal to the accrued interest that would otherwise be payable in respect of Component IA-1-2 on such Payment Date will be added to the Component IA-1-2 Principal Balance (such amount to thereafter accrue interest at the Component IA-1-2 Bond Interest Rate) and such amount will be paid, as principal, to the following Bonds and Components:

         (1) first, to the extent necessary to reduce the aggregate of the Class Principal Balances of the Class IA- 3, Class IA-7 and Class IA-15 Bonds and the Component Principal Balances of Components IA-9-2 and IA-9-3 of the Class IA-9 Bonds to the Combined Targeted Principal Balance for such Payment Date, sequentially as follows:

                 (a)      concurrently as follows:

                          (i) 36.000000000% to Component IA-9-2 to the extent necessary to reduce the Component IA- 9-2 Principal Balance to its Planned Principal Balance for such Payment Date; and

                          (ii) 64.000000000% as follows: (A) concurrently, 51.186605982% to the Class IA-3 Bonds to the extent necessary to reduce the Class IA-3 Principal Balance to its Planned Principal Balance for such Payment Date and 48.813394018% to reduce the Class IA-15 Principal Balance and (B) the remainder to the Class IA-15 Bonds to the extent necessary to reduce the Class IA-15 Principal Balance to its Planned Principal Balance for such Payment Date;

                 (b) concurrently, 79.999999822% to the Class IA-7 Bonds, until the Class IA-7 Principal Balance has been reduced to zero, and 20.000000178% to Component IA-9-3 until the Component IA-9-3 Principal Balance has been reduced to zero;

                 (c)      concurrently,

                          (i) 36.000000000% to Component IA-9-2 until the Component IA-9-2 Principal Balance is reduced to zero; and

                          (ii) 64.000000000% as follows: (A) concurrently, 51.186605982% to the Class IA-3 Bonds until the Class IA-3 Principal Balance is reduced to zero and 48.813394018% to reduce the Class IA-15 Principal Balance and (B) the remainder to the Class IA-15 Bonds until the Class IA-15 Principal Balance is reduced to zero;

         (2) second, to Component IA-1-2 to the extent necessary to reduce the Component IA-1-2 Principal Balance to the Component IA-1-2 Targeted Principal Balance for such Payment Date;

         (3) third, to the Class IA-4 Bonds, until the Class IA-4 Principal Balance has been reduced to zero;

         (4)     fourth, concurrently, as follows:

                 (a) 90.000000000%, as provided in paragraph 1(a)-(c) above (but without regard to the Combined Targeted Principal Balance, or the Planned Principal Balance of any such Class or Component, until the applicable Class Principal Balances or Component Principal Balances are reduced to zero); and

                 (b) 10.000000000% to Component IA-1-2 to reduce the Component IA-1-2 Principal Balance to zero without regard to the Component IA-1-2 Targeted Principal Balance;

         (5) fifth, to Component IA-1-2, until the Component IA-1-2 Principal Balance has been reduced to zero.

         Class IA-4 Accrual. The "CLASS IA-4 ACCRETION TERMINATION DATE" is the earlier to occur of (i) the Payment Date on which the Component IA-1-2 Principal Balance has been reduced to zero and (ii) the Group I Credit Support Depletion Date. On each Payment Date on or before the Class IA-4 Accretion Termination Date, after the Component IA-1-2 Accrual Amount has been paid as described above, an amount (the "CLASS IA-4 ACCRUAL AMOUNT") equal to the accrued interest that would otherwise be payable in respect of the Class IA-4 Bonds on such Payment Date will be added to the Class IA-4 Principal Balance (such amount to thereafter accrue interest at the Class IA-4 Bond Interest
Rate) and such amount will be paid, as principal, to the following Bonds and
Components: (1) first, as in clause (1) of the preceding paragraph; (2) second, as in clause (2) of the preceding paragraph; and (3) third, as in clause (3) of the preceding paragraph.

         With respect to the Subordinate Components of each Bond Group, notwithstanding the foregoing, on any Payment Date on which the Subordination Level for any Subordinate Component of a Bond Group is less than such percentage as of the Cut-Off Date, the portion of the Group I Subordinate Principal Payment Amount or Group II Subordinate Principal Payment Amount, as applicable, for such Payment Date otherwise allocable to the Subordinate Component or Components in the related Bond Group junior to such Subordinate Component will be allocated to the most senior Subordinate Component of such Bond Group for which the Subordination Level is less than such percentage as of the Cut-Off Date and to the Subordinate Component or Components in the related Bond Group senior thereto, pro rata according to the Component Principal Balances of such Subordinate Components. The "SUBORDINATION LEVEL" on any specified date with respect to any Subordinate Component of a Bond Group is the percentage obtained by dividing the sum of the Component Principal Balances of all Components in such Bond Group which are subordinate in right of payment to such Component by the sum of the Class Principal Balances of all of the Bonds and the Component Principal Balances of all Subordinate Components in the related Bond Group as of such date prior to giving effect to payments or allocations of Realized Losses on the Mortgage Loans in the related Loan Group on such date; provided, however, that for purposes of the preceding calculation, Sub-Component IA-1-4II shall be deemed to be in Group II and not in Group I.

         On each Payment Date on or after the Group I Credit Support Depletion Date, prior to the acceleration, if any, of the Bonds, payments will be made with respect to the Group I and Residual Bonds, subject, in each case, to the extent of the Available Funds for Group I remaining following prior payments, if any, on such Payment Date as follows:

                 (i) first, to Sub-Component IA-1-4I of the Class IA-1 Bonds, the Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount for such Payment Date;

                 (ii) second, to the Group IA and Class IX Bonds (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds) and the Residual Bonds, accrued and unpaid interest at their respective Bond Interest Rates on their respective Class Principal Balances, Component Principal Balances, Class Notional Amounts or Component Notional Amounts, as the case may be, pro rata (based on the amount of interest to which each such Class or Component is entitled to receive);

                 (iii) third, to the Group IA Bonds (other than the Class IA-10 Bonds and Components IA-1-3 and IA-1-4 of the Class IA-1 Bonds) and the Residual Bonds, the Group I Senior Principal Payment Amount, pro rata according to their respective Class Principal Balances and Component Principal Balances; and

                 (iv) fourth, to the Class RL Bonds, the remaining portion, if any, of the Available Funds for Group I for such Payment Date, as described in the Indenture.

         The "GROUP I CREDIT SUPPORT DEPLETION DATE" is the first Payment Date on which the Group I Senior Percentage (as defined under "--Principal Prepayments -- Group I Principal Payments") for such Payment Date equals 100%.

         On each Payment Date on or after the Group II Credit Support Depletion Date, prior to the acceleration if any, of the Bonds, payments will be made with respect to the Group II and Class RL Bonds and Sub-Component IA-1-4II of the Class IA-1 Bonds, subject, in each case, to the extent of the Available Funds for such Payment Date for Group II remaining following prior payments, if any, on such Payment Date as follows:

                 (i) first, Sub-Component IA-1-4II of the Class IA-1 Bonds, the Sub-Component IA-1-4II Principal Payment Amount for such Payment Date;

                 (ii) second, to the Group IIA and Class IIX Bonds, accrued and unpaid interest at their respective Bond Interest Rates on their respective Class Principal Balances or Class Notional Amounts, pro rata (based on the amount of interest to which each such Class of Bonds is entitled to receive);

                 (iii) third, to the Group IIA Bonds (other than the Class IIA-5 Bonds), the Group II Senior Principal Payment Amount, pro rata, according to their respective Class Principal Balances; and

                 (iv) fourth, to the Class RL Bonds, the remaining portion, if any, of the Available Funds for Group II for such Payment Date, as described in the Indenture.

         The "GROUP II CREDIT SUPPORT DEPLETION DATE" is the first Payment Date on which the Group II Senior Percentage (as defined under "--Principal Payments -- Group II Principal Payments") for such Payment Date equals 100%.

         Except with respect to payments of principal on Sub-Component IA-1-4II as described herein and except as described in the following paragraph, payments of interest and principal to the Group I Bonds and Group II Bonds will be based solely on payments received with respect to Group I Loans and Group II Loans, respectively.

         If the maturity of the Bonds is accelerated as described in this paragraph, payments will be made on the Bonds as described in this paragraph. Upon the occurrence of an event of default under the Indenture (an "Indenture Event of Default"), holders of Senior Bonds representing 100% of the Class Principal Balances of each Class of Senior Bonds then outstanding may exercise their remedies pursuant to the terms of the Indenture; provided, however, that after the aggregate of the Class Principal Balances of the Senior Bonds has been reduced to zero, holders representing 66 2/3% of the Class Principal Balance of the Class of Subordinate Bonds then outstanding with the lowest numerical Class designation may exercise such remedies. Such Class of Subordinate Bonds is the "Highest Priority Junior Class" for purposes of "The Indenture -- Rights Upon Event of Default" in the Prospectus. These remedies include the right to cause the payments of accrued interest on the Bonds to be paid pro rata in accordance with the amount of unpaid accrued interest and payments of principal on the outstanding Bonds (other than the Notional Amount Bonds) to be paid (either in lump sum from proceeds of the sale of the Trust Estate or from monthly collections on the Certificates), pro rata out of remaining Available Funds for both Loan Groups, regardless of the allocation, or sequential nature, of principal payments described above, based upon the Principal Balance of the Bonds (technically, an "acceleration"). Since the entitlement to such amounts is based on the Principal Balances of the Bonds, after the Credit Support Depletion Date for a Bond Group, the Subordinate Components of such Bond Group would not share in such payments, except as provided in the following sentence. On each Payment Date on and after such acceleration of the Bonds, and following the reduction to zero of the Principal Balance of all Classes of Bonds, any remaining Available Funds for both Loan Groups will be applied in repayment first of any unpaid accrued interest on the Bonds and then to repay any previously unpaid Realized Losses allocated to the Bonds, pro rata. However, it is expected that in such case there would not be any remaining Available Funds.

         An Indenture Event of Default with respect to the Bonds is defined in the Indenture as being: (a) a default in the payment of principal of any Bond as provided under the Series Supplement and the Indenture or a default for five days or more in the payment of any interest on any Bond as required by the Series Supplement and the Indenture, in each case as described herein under "The Indenture--Indenture Events of Default"; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

INTEREST PAYMENTS

         With respect to each Class of Bonds (except Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds, which are not entitled to interest), interest will be paid monthly on each Payment Date, commencing in November 1997, except that (1) interest accrued on Component IA-1-2 on or before the Component IA-1-2 Accretion Termination Date will be added to the Component IA-1-2 Principal Balance and (2) interest accrued on the Class IA-4 Bonds on or before the Class IA-4 Accretion Termination Date will be added to the Class IA-4 Principal Balance. With respect to each Payment Date, an amount of interest will accrue or accrete on each Class of Bonds, or, with respect to the Class IA-1 Bonds, Components IA-1-2 and IA-1-3, generally equal to 1/12th of the applicable Bond Interest Rate for such Class or Component multiplied by the related Class Principal Balance, Component Principal Balance, Class Notional Amount or Component Notional Amount, as applicable. Interest to be paid or accreted on each Class of Bonds on any Payment Date will consist of accrued and unpaid interest as of previous Payment Dates and interest accrued during the related Interest Accrual Period. All payments of interest for each Class of Bonds will generally be made only to the extent of the Available Funds for the related Loan Group as described herein under "-- Priority of Payments." Interest payable on the Bonds will be calculated based on the Class Principal Balance, Component Principal Balance, Class Notional Amount or Component Notional Amount, as applicable, of each Class of Bonds or Component after giving effect to all accretions of interest, payments of principal and allocations of Realized Losses on all preceding Payment Dates. For each Payment Date, the "INTEREST ACCRUAL PERIOD" is, for each Class of Bonds (or Component thereof) other than the LIBOR Bonds, the calendar month preceding such Payment Date, and for each Class of LIBOR Bonds is the period commencing on the 25th day of the preceding calendar month and ending on the 24th day of the month of such Payment Date.

         The Bond Interest Rates for the Offered Bonds (other than the LIBOR Bonds) are fixed as set forth on the cover page hereof. The Bond Interest Rate of Components IA-1-2 and IA-1-3 of the Class IA-1 Bonds will be 7.4000% and 7.250% per annum, respectively. The Bond Interest Rates for the LIBOR Bonds are adjustable monthly based on changes in LIBOR, as described herein. The initial Bond Interest Rate for the Class IA-9 Bonds will be 6.056% per annum, and thereafter the Class IA-9 Bonds will accrue interest at a per annum rate equal to LIBOR plus 0.400%, subject to a minimum and maximum Remittance Rate of 0.400% and 9.000% per annum, respectively. The initial Bond Interest Rate for the Class IA- 10 Bonds will be 2.944% per annum, and thereafter the Class IA-10 Bonds will accrue interest at a per annum rate equal to 8.600% minus LIBOR, subject to a minimum and maximum Bond Interest Rate of 0.000% and 8.600% per annum, respectively. The initial Bond Interest Rate for the Class IIA-4 Bonds will be 6.2562% per annum. Thereafter, the Class IIA-4 Bonds will accrue interest at a per annum rate equal to LIBOR plus 0.600%, subject to a minimum and maximum Bond Interest Rate of 0.600% and 9.000% per annum, respectively. The initial Bond Interest Rate for the Class IIA-5 Bonds will be 2.7438% per annum. Thereafter, the Class IIA-5 Bonds will accrue interest at a per annum rate equal to 8.400% minus LIBOR, subject to a minimum and maximum Bond Interest Rate of 0.000% and 8.400% per annum, respectively.

         The Class IA-10, Class IIA-5 and Class X Bonds and Component IA-1-3 will accrue interest on the applicable Class Notional Amount or Component Notional Amount, as applicable.

         The "CLASS IA-10 NOTIONAL AMOUNT" will equal the Class IA-9 Principal Balance as of any date of determination, and the "CLASS IIA-5 NOTIONAL AMOUNT" will equal the Class IIA-4 Principal Balance as of any date of determination.

         The "CLASS IX NOTIONAL AMOUNT" with respect to any Payment Date will equal 46.00% of the Group I WAC IO Notional Amount with respect to such Payment Date. The "COMPONENT IA-1-3 NOTIONAL AMOUNT" with respect to any Payment Date will equal 54.00% of the Group I WAC IO Notional Amount. The "GROUP I WAC IO NOTIONAL AMOUNT" with respect to any Payment Date will equal the product of (x) the aggregate Scheduled Principal Balance of the Group I Premium Rate Loans as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Payment Date, as of the Cut-Off Date, and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group I Premium Rate Loans as of such Due Date and the denominator of which is 7.250%. As of the Cut-Off Date, the Group I WAC IO Notional Amount, the Class IX Notional Amount and the Component IA-1-3 Notional Amount will be approximately $48,010,569, $22,084,861 and $25,925,707, respectively.

         The "CLASS IIX NOTIONAL AMOUNT" with respect to any Payment Date will equal the product of (x) the aggregate Scheduled Principal Balance of the Group II Premium Rate Loans, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Payment Date, as of the Cut-Off Date, and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined herein) for the Group II Premium Rate Loans and the denominator of which is 7.250%. The Class IIX Notional Amount as of the Cut-Off Date will be approximately $2,632,445.

         The "STRIPPED INTEREST RATE" for each Premium Rate Loan is the excess of the Net Mortgage Rate for such Mortgage Loan over 7.25% per annum.

         Compensating Interest. Subject to the limitations described in this Prospectus Supplement under "Certain Yield and Prepayment Considerations," on each Payment Date, with respect to the PNC Mortgage Loans and the PHH Mortgage Loans, PNC, as Master Servicer, is obligated to remit to the Certificate Account an amount equal to the lesser of (i) any shortfall for the related month in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month preceding such Payment Date, or from the Cut-Off Date in the case of the first Payment Date, to the 14th day of the month in which such Payment Date occurs, and (ii) the sum of (x) the related monthly Master Servicing Fee, (y) any reinvestment income realized by the Master Servicer relating to Payoffs made during the related Prepayment Period, and (z) interest payments on Payoffs received during the period from the second day through the 14th day of the month of such Payment Date. In addition, on each Payment Date, with respect to the IndyMac Mortgage Loans, IndyMac, as Master Servicer, is obligated to remit to the Certificate Account an amount equal to the lesser of (i) any shortfall for the related month in interest collections resulting from the timing of Payoffs or Curtailments made during the related Prepayment Period, and (ii) two-thirds of the related monthly Master Servicing Fee. The amount so deposited will hereinafter be referred to as "COMPENSATING INTEREST." With respect to a Payment Date and a Loan Group, a "PREPAYMENT INTEREST SHORTFALL" for such Loan Group is an amount equal to interest shortfalls resulting from Payoffs and Curtailments on the Mortgage Loans in such Loan Group, to the extent not covered by Compensating Interest allocated to such Loan Group, plus shortfalls in interest resulting from the application of the Relief Act (as defined in the Prospectus). Prepayment Interest Shortfalls for a Loan Group will be allocated pro rata among the Senior Bonds and Subordinate Components of the related Bond Group, pro rata, and will reduce the interest entitlement to which each such Class and Components would otherwise be entitled to receive on such Payment Date. See "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

LIBOR

         The LIBOR Bonds will bear interest at their respective Bond Interest Rates, which are based on the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") determined by the Bond Administrator on the basis of quotations provided by certain reference banks meeting the criteria set forth below (the "REFERENCE BANKS"). The Bond Administrator will determine LIBOR and the Bond Interest Rates for the LIBOR Bonds for a given accrual period, other than the initial accrual period, on the second business day prior to the day on which such accrual period commences (a "LIBOR DETERMINATION DATE"). For this purpose a "BUSINESS DAY" is any day on which banks in London and New York City are open for the transaction of international business. The Bond Interest Rates for the LIBOR Bonds, and the outstanding Class Principal Balances or Class Notional Amounts, as applicable, for each Class of LIBOR Bonds (expressed as percentages of the initial Class Principal Balances and as percentages of the initial Class Notional Amounts, respectively) applicable to the then current and the immediately preceding accrual period will appear on Telerate (as defined below). The specific Telerate page number upon which such information appears may be obtained from the Bond Administrator.

         With respect to any Interest Accrual Period commencing on or after November 25, 1997, the determination of LIBOR will be made in accordance with the following provisions:

                 (i) On each LIBOR Determination Date, the Bond Administrator will determine LIBOR on the basis of LIBOR quotations provided by each of the Reference Banks as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date in question, as such quotations appear on the Telerate Page 3750 (each as defined in the International Swap Dealers Association Inc. Code of 1987 Interest Rate and Currency Exchange Definitions).

                 (ii) If, on any LIBOR Determination Date, at least two of the Reference Banks provide quotations, LIBOR will be determined as the arithmetic mean (rounded upward, if necessary, to the nearest multiple of 1/16 of 1%) of such offered quotations.

                 (iii) If, on any LIBOR Determination Date, only one or none of the Reference Banks provides quotations, LIBOR will be the higher of: (a) LIBOR as determined on the previous LIBOR Determination Date (or, in the case of the first LIBOR Determination Date, 5.6560%); or (b) the Reserve Rate. The Reserve Rate will be the rate per annum (rounded upward, if necessary, to the nearest multiple of 1/16 of 1%) that the Bond Administrator determines to be either (1) the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Bond Administrator are quoting on the relevant LIBOR Determination Date for one-month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Bond Administrator, being so made, or (2) in the event that the Bond Administrator can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in New York City selected by the Bond Administrator are quoting on such LIBOR Determination Date to leading European banks for one-month United States dollar deposits; provided, however, that if the banks selected by the Bond Administrator are not quoting as mentioned above, LIBOR for the next accrual period will be LIBOR as specified in (a) above. Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) shall not control, be controlled by, or be under common control with, the Bond Administrator and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Bond Administrator should terminate the designation of any such Reference Bank, the Bond Administrator will promptly designate another leading bank meeting the criteria specified above.

         The establishment of LIBOR on each LIBOR Determination Date by the Bond Administrator and the Bond Administrator's calculation of the Bond Interest Rate for the LIBOR Bonds for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

         Listed below are some historical values of LIBOR since January 1992. Such values were not determined in accordance with the provisions set forth above and are intended only to provide a historical summary of the movement in yields on LIBOR; the monthly figures set forth below are the value of LIBOR as derived from various sources.

                                                                        YEAR
                                       -------------------------------------------------------------------------
       MONTH                              1997        1996         1995         1994         1993        1992
       -----                           ----------  ----------   ----------   ----------   ----------  ----------
       January . . . . . . . . . . . .   5.43750%    5.43750%     6.09375%     3.12500%     3.18750%    4.18750%
       February  . . . . . . . . . . .   5.43750     5.31250      6.12500      3.56250      3.18750     4.25000
       March . . . . . . . . . . . . .   5.68750     5.43750      6.12500      3.68750      3.18750     4.25000
       April . . . . . . . . . . . . .   5.68750     5.43750      6.06250      4.00000      3.12500     3.93750
       May . . . . . . . . . . . . . .   5.68750     5.43750      6.06250      4.37500      3.25000     4.00000
       June  . . . . . . . . . . . . .   5.68750     5.49609      6.12500      4.56250      3.18750     3.93750
       July  . . . . . . . . . . . . .   5.62500     5.46484      5.87500      4.50000      3.18750     3.37500
       August  . . . . . . . . . . . .   5.65625     5.43750      5.87500      4.87500      3.18750     3.50000
       September . . . . . . . . . . .   5.65625     5.43359      5.87500      5.06250      3.18750     3.12500
       October . . . . . . . . . . . .               5.37500      5.83203      5.06250      3.18750     3.25000
       November  . . . . . . . . . . .               5.56250      5.97656      6.06250      3.56250     4.25000
       December  . . . . . . . . . . .               5.50000      5.68750      6.00000      3.25000     3.31250

PRINCIPAL PAYMENTS

         General. On each Payment Date, Bondholders will be entitled to receive principal payments from the Available Funds for the related Bond Group to the extent and priority described herein. See "-- Priority of Payments" herein. Except in the case of Sub-Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds, which receive principal collected from Group II Loans, the Group I Bonds (other than the Class IX and Class IA-10 Bonds, and Component IA-1-3 of the Class IA-1 Bonds, which are not entitled to receive principal payments), the Residual Bonds and the Group I Subordinate Components will receive principal collected from Group I Loans and the Group II Bonds (other than the Class IIX and Class IIA-5 Bonds, which are not entitled to receive principal payments) and the Group II Subordinate Components will receive principal collected from Group II Loans.

GROUP I BOND PRINCIPAL PAYMENTS

         Sub-Component IA-1-4I Principal Payments. On each Payment Date, Sub-Component IA-1-4I of the Class IA-1 Bonds will receive a portion of the Available Funds for Group I attributable to principal received on or in respect of any Group I Loan with a Net Mortgage Rate of less than 7.25% per annum (a "GROUP I DISCOUNT LOAN"), in an amount equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.25% minus the Net Mortgage Rate on such Group I Discount Loan and the denominator of which is 7.25% (the "SUB-COMPONENT IA-1-4I FRACTION"). The aggregate amount to be paid to Sub-Component IA-1-4I of the Class IA-1 Bonds on a Payment Date as described in the preceding sentence is referred to herein as the "SUB-COMPONENT IA-1-4I DISCOUNT MORTGAGE LOAN PRINCIPAL PAYMENT AMOUNT" for such Payment Date. In addition, on each Payment Date for so long as the aggregate of the Component Principal Balances of the Group I Subordinate Components has not been reduced to zero, Sub-Component IA-1-4I will also receive principal, to the extent of amounts available to pay the Group I Subordinate Principal Payment Amount (without regard to clause (B) of such definition) on such Payment Date, in an amount generally equal to the Sub-Component IA-1-4I Fraction of any loss on a Group I Discount Loan other than Excess Losses, and such payments in respect of losses shall not cause a further reduction of the outstanding Sub-Component IA-1-4I Principal Balance.

         Group I Senior Principal Payment Amount. On each Payment Date prior to the Group I Credit Support Deletion Date and prior to the acceleration of the Bonds, if any, an amount, up to the amount of the Group I Senior Principal Payment Amount for such Payment Date, will be paid as principal to the following Classes of Group IA Bonds in the following order of priority:

     (i) first, concurrently to the Class IA-5, Class IA-6, Class IA-11 and Class IA-12 Bonds, the respective Class IA Lockout Principal Payment Amount for each such Class for such Payment Date, pro rata, based on such respective amounts; provided, however, that all amounts otherwise payable in respect of the Class IA Lockout Principal Payment Amount to the Class IA-12 Bonds on any Payment Date shall be paid first to the Class IA-11 Bonds, until the Class Principal Balance thereof is reduced to zero, and then to the Class IA-12 Bonds;

     (ii) second, the portion of the Group I Senior Principal Payment Amount remaining after payments as described above, concurrently, as follows:

            (A) 0.000033148% to the Residual Bonds, pro rata, the portion of the Group I Senior Principal Payment Amount remaining after payments as described above, until the Class Principal Balance of each Class of the Residual Bonds has been reduced to zero;

            (B) 2.027026429% to Component IA-1-1, until the Component IA-1-1 Principal Balance has been reduced to zero; and

            (C)  97.972940423% sequentially as follows:

                 (1)      first, concurrently as follows:

                          (a) 38.937770850% to the Class IA-8 Bonds, to the extent necessary to reduce the Class IA- 8 Principal Balance to its Planned Principal Balance for such Payment Date;

                          (b)     20.354078195% to Component IA-9-1, to the
                                  extent necessary to reduce the Component IA-
                                  9-1 Principal Balance to its Planned
                                  Principal Balance for such Payment Date; and

                          (c)     40.708150955% sequentially, as follows:

                                  (I)      to the Class IA-13 Bonds, to the
                          extent necessary to reduce the Class IA-13 Principal Balance to its Planned Principal Balance for such Payment Date;

                                  (II)     to the Class IA-2 Bonds, to the
                          extent necessary to reduce the Class IA-2 Principal Balance to its Planned Principal Balance for such Payment Date;

                                  (III)    to the Class IA-14 Bonds, to the
                          extent necessary to reduce the Class IA-14 Principal Balance to its Planned Principal Balance for such Payment Date; and

                 (2) second, to the extent necessary to reduce the aggregate of the Class Principal Balances of the Class IA-3, Class IA-7 and Class IA-15 Bonds and the Component Principal Balances of Components IA-9-2 and IA-9-3 of the Class IA-9 Bonds to the Combined Targeted Principal Balance for such Payment Date, sequentially as follows:

                          (a)     concurrently as follows:

                                  (i)      36.000000000% to Component IA-9-2,
                                           to the extent necessary to reduce
                                           the Component IA-9-2 Principal
                                           Balance to its Planned Principal
                                           Balance for such Payment Date; and

                                  (ii)     64.000000000% as follows: (A)
                                           concurrently, 51.186605982% to the
                                           Class IA-3 Bonds to the extent
                                           necessary to reduce the Class IA-3
                                           Principal Balance to its Planned
                                           Principal Balance for such Payment
                                           Date and 48.813394018% to reduce the
                                           Class IA-15 Principal Balance and
                                           (B) the remainder to the Class IA-15
                                           Bonds to the extent necessary to
                                           reduce the Class IA-15 Principal
                                           Balance to its Planned Principal
                                           Balance for such Payment Date;

                          (b) concurrently, 79.999999822% to the Class IA-7 Bonds, until the Class IA-7 Principal Balance has been reduced to zero, and 20.000000178% to Component IA-9-3 until the Component IA-9-3 Principal Balance has been reduced to zero;

                          (c)     concurrently,

                                  (i)      36.000000000% to Component IA-9-2
                          until the Component IA-9-2 Principal Balance has been reduced to zero; and

                                  (ii)     64.000000000% as follows: (A)
                          concurrently, 51.186605982% to the Class IA-3 Bonds until the Class IA-3 Principal Balance is reduced to zero and 48.813394018% to reduce the Class IA-15 Principal Balance and (B) the remainder to the Class IA-15 Bonds until the Class IA-15 Principal Balance is reduced to zero;

                 (3) third, to Component IA-1-2, to the extent necessary to reduce the Component IA-1-2 Principal Balance to the Component IA-1-2 Targeted Principal Balance for such Payment Date;

                 (4) fourth, to the Class IA-4 Bonds, until the Class IA-4 Principal Balance has been reduced to zero;

                 (5)      fifth, concurrently, as follows:

                          (a)     90.000000000%, as provided in paragraphs
                                  (C)(2)(a)-(c) above (but without regard to the Combined Targeted Principal Balance, or the Planned Principal Balance of any such Class or Component and until the applicable Class Principal Balances or Component Principal Balances are reduced to zero); and

                          (b) 10.000000000% to Component IA-1-2 to reduce the Component IA-1-2 Principal Balance to zero without regard to the Component IA-1-2 Targeted Principal Balance; and

                 (6) sixth, to Component IA-1-2, until the Component IA-1-2 Principal Balance has been reduced to zero; and

                 (7)      seventh, concurrently as follows:

                          (a) 38.937770850% to the Class IA-8 Bonds, until the Class IA-8 Principal Balance has been reduced to zero;

                          (b) 20.354078195% to Component IA-9-1, until the Component IA-9-1 Principal Balance has been reduced to zero; and

                          (c)     40.708150955% sequentially, as follows:

                                  (I)      to the Class IA-13 Bonds, until the
                          Class IA-13 Principal Balance has been reduced to zero;

                                  (II)     to the Class IA-2 Bonds, until the
                          Class IA-2 Principal Balance has been reduced to zero;

                                  (III)    to the Class IA-14 Bonds, until the
                          Class IA-14 Principal Balance has been reduced to zero; and

     (iii) third, to the Class IA-5, Class IA-6, Class IA-11 and Class IA-12 Bonds, the portion of the Group I Senior Principal Payment Amount remaining, after payments as described above, pro rata (based on Class Principal Balance), until the Class Principal Balances thereof have been reduced to zero; provided, however, that the portion thereof otherwise allocable to the Class IA-12 Bonds on any Payment Date shall first be paid to the Class IA-11 Bonds until the Class Principal Balance thereof is reduced to zero and then to the Class IA-12 Bonds.

         The "GROUP I SENIOR PRINCIPAL PAYMENT AMOUNT" for any Payment Date will equal the sum of (i) the Group I Senior Percentage (as defined below) of the Principal Payment Amount (as defined below) for Group I (exclusive of the portion thereof attributable to the Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount for such Payment Date), (ii) the Group I Senior Prepayment Percentage (as defined below) of the Principal Prepayment Amount (as defined below) for Group I (exclusive of the portion thereof attributable to the Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount for such Payment Date), and (iii) the Group I Senior Liquidation Amount (as defined below).

         The "GROUP I SENIOR LIQUIDATION AMOUNT" with respect to a Payment Date is the aggregate of, for each Group I Loan which became a Liquidated Loan during the calendar month preceding the month of such Payment Date, the lesser of (i) the Group I Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Sub-Component IA-1-4I Fraction thereof, with respect to any Group I Discount Loan) and (ii) the Group I Senior Prepayment Percentage of the Group I Liquidation Principal for such Payment Date with respect to such Mortgage Loan.

         As used herein, a "LIQUIDATED LOAN" is a Mortgage Loan as to which the applicable Seller/Servicer or the related Master Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

         "GROUP I LIQUIDATION PRINCIPAL" with respect to a Payment Date is the principal portion of Liquidation Proceeds received with respect to a Group I Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the during the calendar month preceding the month of such Payment Date, exclusive of the portion thereof attributable to the Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount for such Payment Date.

         The "GROUP I SENIOR PERCENTAGE" for any Payment Date will equal the lesser of (i) 100% and (ii) the sum of the Class Principal Balances of the Group IA Bonds and the Residual Bonds (less the Component IA-1-4 Principal Balance), divided by the aggregate of the Class Principal Balances of the Group I Bonds and Component Principal Balances of the Group I Subordinate Components (less the Component IA-1-4 Principal Balance), in each case immediately prior to such Payment Date. The "GROUP I SUBORDINATE PERCENTAGE" for any Payment Date will equal the excess of 100% over the Group I Senior Percentage for such Payment Date. The Group I Senior Percentage and the Group I Subordinate Percentage as of the Cut-Off Date will be approximately 94.49% and 5.51% respectively.

         The "CLASS IA LOCKOUT PRINCIPAL PAYMENT AMOUNT" for any Payment Date and the Class IA-5, Class IA-6, Class IA- 11 or Class IA-12 Bonds (collectively, the "CLASS IA LOCKOUT BONDS") will equal the sum of (i) the Class IA Lockout Percentage (as defined below) for such Class of the applicable Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the applicable Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount), (ii) the Class IA Lockout Prepayment Percentage (as defined herein) for such Class of the applicable Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the applicable Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount) and
(iii) the Class IA Lockout Liquidation Amount (as defined below) for such
Class.

         The "CLASS IA LOCKOUT PERCENTAGE" for any Payment Date will equal (i) in the case of either the Class IA-5 Bonds or the Class IA-6 Bonds, the Class Principal Balance of such Class of Bonds, divided by the aggregate of the Class Principal Balance of the Group I Bonds and the Residual Bonds and the Component Principal Balances of the Group I Subordinate Components (less the Component IA-1-4 Principal Balance) in each case immediately prior to such Payment Date,
(ii) in the case of either the Class IA-11 or Class IA-12 Bonds (a) with respect to any Payment Date occurring prior to the Payment Date in November 2002, 0% and (b) with respect to any Payment Date occurring in November 2002 and thereafter, the Class Principal Balance of such Class of Bonds divided by the aggregate Class Principal Balance of the Group I Bonds and the Residual Bonds and the Component Principal Balances of the Group I Subordinate Components (less the Component IA-1-4 Principal Balance) in each case immediately prior to such Payment Date. The "CLASS IA LOCKOUT LIQUIDATION AMOUNT" with respect to a Class of the Class IA Lockout Bonds and a Payment Date is the aggregate of, for each Group I Loan which became a Liquidated Loan during the calendar month preceding the month of such Payment Date, the lesser of (i) the Class IA Lockout Percentage for such Class of the principal balance of such Mortgage Loan (exclusive of the Sub-Component IA-1-4I Fraction thereof, if applicable) and (ii) the Class IA Lockout Percentage (as defined herein) for such Class on any Payment Date occurring prior to November 2002, and the Class IA Lockout Prepayment Percentage (as defined herein) on any Payment Date thereafter, in each case of the Group I Liquidation Principal with respect to such Mortgage Loan.

         Group I Subordinate Principal Payment Amount. On each Payment Date, an amount, up to the Group I Subordinate Principal Payment Amount (as defined below) for such Payment Date, will be paid as principal to the Group I Subordinate Components. On each Payment Date, except Payment Dates on which the Subordination Level for any Group I Subordinate Component is less than such Subordination Level as of the Cut-Off Date, each Group I Subordinate Component will be entitled to receive its pro rata (by Component Principal Balance) share of the Group I Subordinate Principal Payment Amount, to the extent of the Available Funds for Group I remaining after payments of interest and principal to the Group IA, Class IX and Residual Bonds, payments of interest and principal to all Group I Subordinate Components senior to such Component and payments of interest to such Component. See "-- Priority of Payments" herein. The relative seniority, from highest to lowest, of the Group I Subordinate Components shall be as follows: Component IB-1, IB-2, IB-3, IB-4, IB-5 and IB-6.

         The "GROUP I SUBORDINATE PRINCIPAL PAYMENT AMOUNT" for any Payment Date will be equal to the sum of (I) the excess of (A) the sum of (i) the Group I Subordinate Percentage of the Principal Payment Amount for Group I (exclusive of the portion thereof attributable to the Sub-Component IA-1-4I Principal Payment Amount), (ii) the Group I Subordinate Prepayment Percentage of the Principal Prepayment Amount for Group I (exclusive of the portion thereof attributable to the Sub-Component IA-1-4I Principal Payment Amount) and (iii) the Group I Subordinate Liquidation Amount over (B) the amounts required to be paid to Sub-Component IA-1-4I pursuant to clause (iv) of paragraph (a) under "-- Priority of Payments" herein on such Payment Date.

         The "GROUP I SUBORDINATE LIQUIDATION AMOUNT" for any Payment Date will equal the excess, if any, of the aggregate Group I Liquidation Principal for all Group I Loans which became Liquidated Loans during the calendar month preceding the month of such Payment Date, over the Group I Senior Liquidation Amount for such Payment Date.

         The "GROUP I SUBORDINATE PREPAYMENT PERCENTAGE" for any Payment Date will equal the excess of 100% over the Group I Senior Prepayment Percentage; provided, however, that if the Class Principal Balances of the Group IA Bonds (other than the Component IA-1-4 Principal Balance) and Residual Bonds have been reduced to zero, then the Group I Subordinate Prepayment Percentage will equal 100%.

         The rights of the Group I Subordinate Components to receive payments of interest and principal are subordinated to the rights of the holders of the Group IA, Class IX and Residual Bonds to receive scheduled payments of interest and principal. See "-- Subordination and Allocation of Losses" herein.

         GROUP II BOND PRINCIPAL PAYMENTS

         Sub-Component IA-1-4II Principal Payments. On each Payment Date, Sub-Component IA-1-4II of the Class IA-1 Bonds will receive a portion of the Available Funds for Group II attributable to principal received on or in respect of any Group II Loan with a Net Mortgage Rate of less than 7.25% per annum (a "GROUP II DISCOUNT LOAN") in an amount equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 7.25% minus the Net Mortgage Rate on such Group II Discount Loan and the denominator of which is 7.25% (the "SUB-COMPONENT IA-1-4II FRACTION"). The aggregate amount to be paid to Sub-Component IA-1-4II of the Class IA-1 Bonds on a Payment Date as described in the preceding sentence is referred to herein as (the "SUB-COMPONENT IA-1-4II DISCOUNT MORTGAGE LOAN PRINCIPAL PAYMENT AMOUNT" for such Payment Date. In addition, on each Payment Date for so long as the aggregate of the Component Principal Balances of the Group II Subordinate Components has not been reduced to zero, Sub-Component IA-1-4II of the Class IA-1 Bonds will also receive principal, to the extent of amounts available to pay the Group II Subordinate Principal Payment Amount (without regard to clause (B) of such definition) on such Payment Date, in an amount generally equal to the Sub-Component IA-1-4II Fraction of any loss on a Group II Discount Loan other than Excess Losses, and such payments in respect of losses shall not cause a further reduction of the outstanding Sub-Component IA-1-4II Principal Balance.

         Group II Senior Principal Payment Amount. On each Payment Date prior to the Group II Credit Support Depletion Date and prior to the acceleration of the Bonds, if any, an amount, up to the amount of the Group II Senior Principal Payment Amount for such Payment Date, will be paid as principal to the following Group IIA Bonds in the following order of priority:

         (i) first, to the Class IIA-6 Bonds, an amount, up to the Class IIA-6 Lockout Principal Payment Amount, (as defined herein), if any, until the Class Principal Balance thereof has been reduced to zero;

         (ii) second, concurrently, until the Class Principal Balance of the Class IIA-1 Bonds is reduced to zero, 87.500000672% to the Class IIA-1 Bonds and 12.499999328% to the Class IIA-4 Bonds;

         (iii) third, concurrently, until the Class Principal Balance of the Class IIA-2 Bonds has been reduced to zero, 87.500000000% to the Class IIA-2 Bonds and 12.500000000% to the Class IIA-4 Bonds;

         (iv) fourth, to the Class IIA-3 Bonds, until the Class Principal Balance of the Class IIA-3 Bonds has been reduced to zero; and

         (v) fifth, to the Class IIA-6 Bonds, until the Class Principal Balance of the Class IIA-6 Bonds has been reduced to zero.

         The "GROUP II SENIOR PRINCIPAL PAYMENT AMOUNT" for any Payment Date will equal the sum of (i) the Group II Senior Percentage (as defined below) of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount for such Payment Date), (ii) the Group II Senior Prepayment Percentage (as defined below) of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount for such Payment Date), and
(iii) the Group II Senior Liquidation Amount (as defined below).

         The "GROUP II SENIOR LIQUIDATION AMOUNT" with respect to a Payment Date is the aggregate of, for each Group II Loan which became a Liquidated Loan during the calendar month preceding the month of such Payment Date, the lesser of (i) the Group II Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Sub-Component IA-1- 4II Fraction thereof, with respect to any Group II Discount Loan) and (ii) the Group II Senior Prepayment Percentage of the Group II Liquidation Principal for such Payment Date with respect to such Mortgage Loan.

         "GROUP II LIQUIDATION PRINCIPAL" with respect to a Payment Date is the principal portion of Liquidation Proceeds received with respect to a Group II Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of such Payment Date, exclusive of the portion thereof attributable to the Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount for such Payment Date.

         The "GROUP II SENIOR PERCENTAGE" for any Payment Date will equal the lesser of (i) 100% and (ii) the sum of the Class

Principal Balances of the Group IIA Bonds immediately prior to such Payment Date, divided by the aggregate of the Class Principal Balances of the Group II Bonds and the Component Principal Balances of the Group II Subordinate Components, in each case, immediately prior to such Payment Date. The "GROUP II SUBORDINATE PERCENTAGE" for any Payment Date will equal the excess of 100% over the Group II Senior Percentage for such Payment Date. The Group II Senior Percentage and the Group II Subordinate Percentage as of the Cut-Off Date will be 95.47% and 4.53% respectively. The Group I Subordinate Percentage and the Group II Subordinate Percentage are each sometimes referred to herein as the "SUBORDINATE PERCENTAGE".

         The "CLASS IIA-6 LOCKOUT PRINCIPAL PAYMENT AMOUNT" for any Payment Date will equal the sum of (i) the Class IIA- Lockout Percentage (as defined below) of the applicable Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the applicable Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount), (ii) the Class IIA-6 Lockout Prepayment Percentage (as defined herein) of the applicable Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the applicable Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount) and (iii) the Class IIA-6 Lockout Liquidation Amount (as defined below).

         The "CLASS IIA-6 LOCKOUT PERCENTAGE" for any Payment Date will equal the Class IIA-6 Principal Balance immediately prior to such payment Date divided by the aggregate of the Class Principal Balances of the Group II Bonds and the Component Principal Balances of the Group IIB Components, in each case prior to such Payment Date. The "CLASS IIA-6 LOCKOUT LIQUIDATION AMOUNT" with respect to a Payment Date is the aggregate of, for each Group II Loan which became a Liquidated Loan during the calendar month preceding the month of such Payment Date, the lesser of (i) the Class IIA-6 Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the Sub-Component IA-1-4II Fraction thereof, if applicable) and (ii) the Class IIA-6 Lockout Percentage on any Payment Date occurring prior to November 2002, and the Class IIA-6 Lockout Prepayment Percentage (as defined herein) on any Payment Date thereafter, in each case of the Group II Liquidation Principal with respect to such Mortgage Loan.

         Group II Subordinate Payment Amount. On each Payment Date, an amount, up to the Group II Subordinate Principal Payment Amount (as defined below) for such Payment Date, will be paid as principal to the Group II Subordinate Components. On each Payment Date, except Payment Dates on which the Subordination Level for any Group II Subordinate Component is less than such Subordination Level as of the Cut-Off Date, each Group II Subordinate Component will be entitled to receive its pro rata (by Component Principal Balance) share of the Group II Subordinate Principal Payment Amount, to the extent of the Available Funds for Group II remaining after payments of principal to Component IA-1-4II, payments of interest and principal to the Group IIA Bonds, payments of interest to the Class IIX Bonds, payments of principal and interest to all Group II Subordinate Components senior to such Component and payments of interest to such Component. See "-- Priority of Payments" herein. The relative seniority, from highest to lowest, of the Group II Subordinate Components shall be as follows: Component IIB-1, IIB-2, IIB-3, IIB-4, IIB-5 and IIB-6.

         The "GROUP II SUBORDINATE PRINCIPAL PAYMENT AMOUNT" for any Payment Date will be equal to the excess of (A) the sum of (i) the Group II Subordinate Percentage of the Principal Payment Amount for Group II (exclusive of the portion thereof attributable to the Sub-Component IA-1-4II Principal Payment Amount), (ii) the Group II Subordinate Prepayment Percentage of the Principal Prepayment Amount for Group II (exclusive of the portion thereof attributable to the Sub- Component IA-1-4II Principal Payment Amount) and (iii) the Group II Subordinate Liquidation Amount over (B) the amounts required to be paid to Sub-Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds pursuant to clause (iv) of paragraph (b) under "-- Priority of Payments" herein on such Payment Date.

         The "GROUP II SUBORDINATE LIQUIDATION AMOUNT" for any Payment Date will equal the excess, if any, of the aggregate Liquidation Principal for all Group II Loans which became Liquidated Loans during the calendar month preceding the month of such Payment Date, over the Group II Senior Liquidation Amount for such Payment Date.

         The "GROUP II SUBORDINATE PREPAYMENT PERCENTAGE" for any Payment Date will equal the excess of 100% over the Group IIA Prepayment Percentage; provided, however, that if the Class Principal Balances of the Group IIA Bonds have been reduced to zero, then the Group II Subordinate Prepayment Percentage will equal 100%.

         The rights of the Group II Subordinate Components to receive payments of interest and principal are subordinated to the rights of the holders of the Group IIA Bonds and Class IIX Bonds to receive scheduled payments of interest and principal. See "-- Subordination and Allocation of Losses" herein.

PRINCIPAL PAYMENT AMOUNT AND PRINCIPAL PREPAYMENT AMOUNT

         The "PRINCIPAL PAYMENT AMOUNT" with respect to a Payment Date and a Loan Group is the sum, with respect to the Mortgage Loans in such Loan Group, of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Pooling and Servicing Agreement during the calendar month preceding the month of the Payment Date and (iii) any other unscheduled payments of principal which were received during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal. For any Payment Date and a Loan Group, the "PRINCIPAL PREPAYMENT AMOUNT" is the sum, with respect to the Mortgage Loans in such Loan Group, of (i) all Curtailments which were received during the calendar month preceding the month of such Payment Date and (ii) all Payoffs received during the related Prepayment Period. Except as described herein, principal payments to the Group IA Bonds (except for Sub- Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds) will be based on the Principal Payment Amount, Principal Prepayment Amount and Group I Liquidation Principal for the Group I Loans and principal payments to the Group IIA Bonds and Sub-Component IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds will be based on the Principal Payment Amount, Principal Prepayment Amount and Group II Liquidation Principal for the Group II Loans. Principal payments to the Subordinate Bonds will be based on the Principal Payment Amount, Principal Prepayment Amount and Liquidation Principal for both Loan Groups.

         PRINCIPAL PREPAYMENTS

         The "GROUP I SENIOR PREPAYMENT PERCENTAGE" and "GROUP II SENIOR PREPAYMENT PERCENTAGE" for any Payment Date occurring will be as follows: for any Payment Date occurring prior to November 2002, 100%; for any Payment Date in November 2002 through and including October 2003, the Group I Senior or Group II Senior Percentage, as the case may be, for such Payment Date plus 70% of the Subordinate Percentage (as defined herein) for the related Loan Group for such Payment Date; for any Payment Date occurring in November 2003 through and including October 2004, the Group I Senior or Group II Senior Percentage, as the case may be, for such Payment Date plus 60% of the Subordinate Percentage for the related Loan Group for such Payment Date; for any Payment Date occurring in November 2004 through and including October 2005, the Group I Senior or Group II Senior Percentage, as the case may be, for such Payment Date plus 40% of the Subordinate Percentage for the related Loan Group for such Payment Date; for any Payment Date occurring in November 2005 through and including October 2006, the Group I Senior or Group II Senior Percentage, as the case may be, for such Payment Date plus 20% of the Subordinate Percentage for the related Loan Group for such Payment Date; and for any Payment Date occurring in or after November 2006, the Group I Senior or Group II Senior Prepayment Percentage will be the Group I Senior or Group II Senior Percentage, as the case may be, for such Payment Date. Any scheduled reduction to the Group I Senior and Group II Senior Prepayment Percentage described above shall not be made as of any Payment Date unless for the related Loan Group both
(i)(X) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more over the last six months, as a percentage of the related Class B Loan Group Component Balance (as defined below), is less than 50% or (Y) the average outstanding principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more over the last six months, as a percentage of the aggregate average outstanding principal balance of all Mortgage Loans in such Loan Group over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans in the related Loan Group to date for such Payment Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the first Payment Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the initial related Class B Loan Group Component Balance. The "CLASS B LOAN GROUP COMPONENT BALANCE" at any time for either Loan Group shall equal the then outstanding aggregate Scheduled Principal Balance of the Mortgage Loans in such Loan Group minus the aggregate of the then outstanding Class Principal Balances of the Group IA Bonds (not including the Sub-Component IA-1-4II Principal Balance), with respect to Group I, or minus the aggregate of the then outstanding Class Principal Balances of the Group II Bonds and the Sub-Component IA-1-4II Principal Balance of Component IA-1-4 with respect to Group
II. Upon reduction of the Class Principal Balances of the Group IA Bonds (other than the Component IA-1-4 Principal Balance) or the Class Principal Balances of the Group IIA Bonds, as applicable, to zero, the Group I Senior Prepayment Percentage or the Group II Senior Prepayment Percentage, as appropriate, will equal 0%. Notwithstanding the above, if on any Payment Date, the delinquencies or Realized Losses with respect to the related Loan Group exceed the limits described above such that no reduction may be made as described above of the Group I or Group II Senior Prepayment Percentage, as applicable, or if the Group I Senior Percentage or Group II Senior Percentage exceeds the initial Group I Senior or Group II Senior Percentage, respectively, then the Group I Senior or Group II Senior Prepayment Percentage, as applicable, for such Payment Date will equal 100%.

         The "CLASS IA LOCKOUT PREPAYMENT PERCENTAGE" with respect to a Class of Class IA Lockout Bonds will equal the product of (a) the Class IA Lockout Percentage with respect to such Class and (b) the applicable Step Down Percentage for such Payment Date (as defined below).

         The "CLASS IIA-6 LOCKOUT PREPAYMENT PERCENTAGE" will equal the product of (a) the Class IIA-6 Lockout Percentage and (b) the applicable Step Down Percentage for such Payment Date.

         The "STEP DOWN PERCENTAGE" for any Payment Date will be the percentage indicated below:

         PAYMENT DATE OCCURRING IN                          STEP DOWN PERCENTAGE
         -------------------------                          --------------------
         November 1997 through October 2002                            0%
         November 2002 through October 2003                           30%
         November 2003  through October 2004                          40%
         November 2004  through October 2005                          60%
         November 2005  through October 2006                          80%
         November 2006  and thereafter                               100%

SUBORDINATION AND ALLOCATION OF LOSSES

         The Subordinate Components of each Bond Group will be subordinate in right of payment to and provide credit support to the Senior Bonds of such Bond Group, the Junior Subordinate Components of each Bond Group will be subordinate in right of payment to and provide credit support to the Senior Subordinate Components of such Bond Group and each Senior Subordinate Component of each Bond Group will be subordinate in right of payment to and provide credit support to each Class of Senior Subordinate Components of such Bond Group with a lower numerical Class designation. The support provided by the Subordinate Components of each Bond Group is intended to enhance the likelihood of regular receipt by the Senior Bonds of such Bond Group of the full amount of the monthly payments of interest (except Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds which are not entitled to interest) and principal (except the Notional Amount Bonds and Component IA-1-3 of the Class IA-1 Bonds, which are not entitled to principal) to which they are entitled and to afford such Bonds protection against certain losses. The protection afforded to the Senior Bonds of each Bond Group by the Subordinate Components of such Bond Group will be accomplished by the preferential right on each Payment Date of such Senior Bonds to receive payments of interest (except Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds) and principal (except the Notional Amount Bonds and Component IA-1-3 of the Class IA-1 Bonds) prior to payments of interest or principal to such Subordinate Components. The support provided by the Junior Subordinate Components of each Bond Group to the Senior Subordinate Components of such Bond Group is intended to enhance the likelihood of regular receipt by holders of the Bonds comprising such Senior Subordinate Components of the full amount of monthly payments of interest and principal to which they are entitled and to afford the related Bondholders protection against certain losses. The protection afforded to the Senior Subordinate Components of each Bond Group by the Junior Subordinate Components of such Bond Group will be accomplished by the preferential right on each Payment Date of such Senior Subordinate Components to receive payments of interest and principal, prior to payments of interest and principal to such Junior Subordinate Components.

         Except for all Excess Losses, any Realized Loss with respect to a Group I Loan will be allocated among the Group I Subordinate Components, Group I Bonds and the Residual Bonds (i) for Realized Losses allocable to principal
(a) first, to the Group I Junior Subordinate Components, until the aggregate of the Component Principal Balances thereof has been reduced to zero, (b) second, to Component IB-3, until the Component IB-3 Principal Balance has been reduced to zero, (c) third, to Component IB-2, until the Component IB-2 Principal Balance has been reduced to zero, (d) fourth, to the Component IB-1, until the Component IB-1 Principal Balance has been reduced to zero and (e) fifth, to the Group IA and Residual Bonds, pro rata, according to their Class Principal Balances (or Component Principal Balances in the case of Component IA-1-1 and IA-1-2 of the Class IA-1 Bonds and all Components of the Class IA-9 Bonds) in reduction of their respective Class Principal or Component Balances, as applicable, provided, however, that if the Realized Loss is recognized with respect to a Group I Discount Loan, the Sub-Component IA-1-4I Fraction of such loss will first be allocated to Sub-Component IA-1-4I and the remainder of such loss will be allocated as described above in this clause (i) and provided further, however, that any such losses otherwise allocable to the Class IA-1 Bonds (other than Component IA-1-4 of the Class IA-1 Bonds) or to the Class IA-8 Bonds will first be allocated to the Senior Support Bonds until the Class Principal Balance thereof has been reduced to zero; and (ii) for Realized Losses allocable to interest (a) first, to the Group I Junior Subordinate Components, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balances of the Classes of Group I Junior Subordinate Components, (b) second, to Component IB-3, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IB-3 Principal Balance, (c) third, to the Component IB-2, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IB-2 Principal Balance, (d) fourth, to the Component IB-1, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IB-1 Principal Balance and (e) fifth, to the Group IA Bonds (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds), Class IX and Residual Bonds, pro rata, according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances (or Component Principal Balances in the case of Component IA-1-2 of the Class IA-1 Bonds and all Components of the Class IA-9 Bonds) in reduction of their respective Class Principal or Component Balances, as applicable; provided, however, that any such Realized Losses otherwise allocable to the Class IA-1 Bonds (other than Components IA-1-1 and IA- 1-4 of the Class IA-1 Bonds) or to the Class IA-8 Bonds will first be allocated to the Senior Support Bonds in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of the Senior Support Bonds.

         Except for all Excess Losses, any Realized Loss with respect to a Group II Loan will be allocated among the Group II Subordinate Components and the Group II Bonds (i) for Realized Losses allocable to principal (a) first, to the Group II Junior Subordinate Components, until the aggregate of the Component Principal Balances thereof has been reduced to zero, (b) second, to Component IIB-3, until the Component IIB-3 Principal Balance has been reduced to zero, (c) third, to Component IIB-2, until the Component IIB-2 Principal Balance has been reduced to zero, (d) fourth, to the Component IIB-1, until the Component IIB-1 Principal Balance has been reduced to zero and (e) fifth, to the Group IIA Bonds, pro rata, according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable, provided, however, that if the Realized Loss is recognized with respect to a Group II Discount Loan, the Sub-Component IA-1-4II Fraction of such loss will first be allocated to Sub-Component IA-1-4II and the remainder of such loss will be allocated as described above in this clause (i); and (ii) for losses allocable to interest (a) first, to the Group II Junior Subordinate Components, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balances of the Classes of Group II Junior Subordinate Components, (b) second, to Component IIB- 3, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IIB-3 Principal Balance, (c) third, to the Component IIB-2, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IIB-2 Principal Balance, (d) fourth, to the Component IIB-1, in reduction of accrued but unpaid interest thereon and then in reduction of the Component IIB-1 Principal Balance and (e) fifth, to the Group IIA and Class IIX Bonds, pro rata according to accrued but unpaid interest thereon and then pro rata according to their Class Principal Balances in reduction of their respective Class Principal Balances, as applicable.

         As used herein, "PRO RATA ALLOCATION" means the allocation of the principal portion of Realized Losses relating to a Mortgage Loan in a given Loan Group to all Classes of Bonds and all Subordinate Components in the related Bond Group (other than Sub-Component IA-1-4I in the case of a Group I Loan and Sub-Component IA-1-4II in the case of a Group II Loan) pro rata according to their respective Class Principal or Component Balances (except if the loss is recognized with respect to a Group I Discount Loan or Group II Discount Loan, in which event the Sub-Component IA-1-4I Fraction or Sub-Component IA-1-4II Fraction of such loss will first be allocated to Sub-Component IA-1-4I or Sub-Component IA-1-4II, as applicable, and the remainder of such loss will be allocated as described above), and the allocation of the interest portion of such Realized Losses to the Bonds and the Subordinate Components in the related Bond Group (other than Sub- Component IA-1-4I in the case of a Group I Loan and Sub-Component IA-1-4II in the case of a Group II Loan) pro rata according to the amount of interest accrued on each such Class or Component in reduction thereof and then in reduction of their related Class Principal or Component Balances; provided, however, that (i) the principal portion of any Realized Losses otherwise allocable to the Class IA-1 Bonds (other than Component IA-1-4 of the Class IA-1 Bonds) or to the Class IA-8 Bonds shall first be allocated to the Senior Support Bonds until the Class Principal Balance thereof has been reduced to zero and (ii) the interest portion of any such Realized Loss otherwise allocable to the Class IA-1 Bonds (other than Components IA-1-1 and IA-1-4 of the Class IA-1 Bonds) or to the Class IA-8 Bonds shall first be allocated to the Senior Support Bonds in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of the Senior Support Bonds. For the purpose of allocating losses in Loan Group I to the outstanding Classes of Group I Bonds by Pro Rata Allocation, the Residual Bonds are deemed to be Group I Bonds.

         On each Payment Date, after giving effect to the principal payments and allocations of losses described above, if the aggregate of the Principal Balances of all outstanding Bonds and of the Component Principal Balances of the Subordinate Components in a Bond Group exceeds the aggregate principal balance of the Mortgage Loans in the related Loan Group (giving effect for each such Mortgage Loan to all amounts of principal in respect of such Mortgage Loan that have been received or advanced and included in the Available Funds for such Loan Group, and all losses in respect of such Mortgage Loans that have been allocated to Bonds, on Payment Dates on or before such Payment Date), that excess will be deemed a principal loss and will be allocated to the most junior Subordinate Components in such Bond Group.

         Special Hazard Losses incurred on a Mortgage Loan in excess of the Special Hazard Coverage for the related Loan Group ("EXCESS SPECIAL HAZARD LOSSES") will be allocated to the outstanding Classes of Bonds and Subordinate Components in the related Bond Group by Pro Rata Allocation. "GROUP I SPECIAL HAZARD COVERAGE" is expected to equal approximately $8,083,028 as of the Cut-Off Date. "GROUP II SPECIAL HAZARD COVERAGE" is expected to equal approximately $2,249,276 as of the Cut-Off Date. On each anniversary of the Cut-Off Date, the Special Hazard Coverage for a Loan Group will be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate principal balance of the Mortgage Loans in such Loan Group located in the single California zip code area containing the largest aggregate principal balance of such Mortgage Loans, (b) 1% of the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group and (c) twice the unpaid principal balance of the largest single Mortgage Loan in such Loan Group, in each case calculated as of the Due Date in the immediately preceding month and
(2) the Special Hazard Coverage as of the Cut- Off Date as reduced by the Special Hazard Losses allocated to the Bonds and Subordinate Components of the related Bond Group (including Sub-Component IA-1-4II, in the case of Loan Group
II)  since the Cut-Off Date.

         Fraud Losses incurred on a Mortgage Loan in excess of the Fraud Coverage for the related Loan Group ("EXCESS FRAUD LOSSES") will be allocated to the outstanding Classes of Bonds and Subordinate Components in the related Bond Group by Pro Rata Allocation. "GROUP I FRAUD COVERAGE" is expected to equal approximately $16,006,734 as of the Cut-Off Date. "GROUP II FRAUD COVERAGE" is expected to equal approximately $2,753,255 as of the Cut-Off Date. Fraud Coverage for a Loan Group will be reduced, from time to time, by the amount of Fraud Losses allocated to the Bonds and Subordinate Components of the related Bond Group (including Sub-Component IA-1-4II, in the case of Loan Group
II). On each anniversary of the Cut-Off Date, Fraud Coverage for a Loan Group will be reduced to the lesser of (i) on the first, second, third and fourth anniversaries of the Cut-Off Date, 1.0% of the aggregate principal balance of the Mortgage Loans in the related Loan Group as of the Due Date in the preceding month and (ii) the excess of the Fraud Coverage for such Loan Group as of the Cut-Off Date over cumulative Fraud Losses allocated to the Bonds and Subordinate Components in such Bond Group (including Sub-Component IA-1-4II, in the case of Loan Group II) to date. On the fifth anniversary of the Cut-Off Date, Fraud Coverage for each Loan Group will be reduced to zero.

         Bankruptcy Losses incurred on a Mortgage Loan in excess of the Bankruptcy Coverage for the related Loan Group ("EXCESS BANKRUPTCY LOSSES" and, together with Excess Special Hazard Losses and Excess Fraud Losses, "EXCESS LOSSES") will be allocated to the outstanding Classes of Bonds and Subordinate Components in the related Bond Group by Pro Rata Allocation. "GROUP I BANKRUPTCY COVERAGE" is expected to equal approximately $295,873 as of the Cut-Off Date. "GROUP II BANKRUPTCY COVERAGE" is expected to equal approximately $100,000 as of the Cut-Off Date. Bankruptcy Coverage for a Loan Group will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Bonds and Subordinate Components in the related Bond Group (including Sub-Component IA-1-4II, in the case of Loan Group II).

         Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage with respect to a Loan Group may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Offered Bonds of the related Bond Group by the Rating Agencies. Such a reduction with respect to a Loan Group, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses with respect to the Mortgage Loans in such Loan Group, could adversely affect the level of protection afforded the Senior Bonds of the related Bond Group by subordination of the related Subordinate Components or the level of protection afforded the Senior Subordinate Components of such Bond Group by the Junior Subordinate Components of such Bond Groups.

         As used herein, a "REALIZED LOSS" is, for any Payment Date, with respect to any Mortgage Loan which became a Liquidated Loan during the related Due Period, the sum of (i) the principal balance of such Mortgage Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Mortgage Loan (the interest portion of such Realized Loss). For any Payment Date, with respect to any Mortgage Loan which is not a Liquidated Loan, the amount of the Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date. As used herein, a "NONRECOVERABLE ADVANCE" is any advance previously made by the applicable Seller/Servicer or by the related Master Servicer that such Seller/Servicer or Master Servicer shall determine in its good faith judgment not to be ultimately recoverable from

Insurance Proceeds or Liquidation Proceeds or otherwise, or recoverable as late monthly payments with respect to related Mortgage Loans.

         As used herein, a "SPECIAL HAZARD LOSS" is, with respect to a Mortgaged Property, the occurrence of any direct physical loss or damage to such Mortgaged Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power (de jure or de facto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

         As used herein, a "BANKRUPTCY LOSS" refers to a loss on a Mortgage Loan arising out of (i) a Deficient Valuation, or (ii) a Debt Service Reduction. As used herein, a "DEFICIENT VALUATION" is, with respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than a Debt Service Reduction, including, without limitation, any such reduction that results in a permanent forgiveness of principal. As used herein, a "DEBT SERVICE REDUCTION" is, with respect to any Mortgage Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Scheduled Principal Balance of such Mortgage Loan.

         As used herein, a "FRAUD LOSS" is, with respect to a Mortgage Loan, the occurrence of a loss arising from any action, event or state of facts with respect to such Mortgage Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Mortgage Loan, the related Loan Seller, the lender from whom the related Loan Seller purchased such Mortgage Loan, a servicer or the related Master Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by a Primary Insurance Policy previously issued with respect to such Mortgage Loan.

OPTIONAL REDEMPTION OF THE BONDS

         At its option, the Bond Administrator may, upon giving written notice to the Issuer, the Master Servicers, the Certificate Trustee and the Indenture Trustee, repurchase from the Trust all of the remaining Mortgage Loans, and thereby effect an early termination of the Certificates and redemption of the Bonds, on any Payment Date when the aggregate outstanding principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date (any such Payment Date is referred to herein as an "OPTIONAL REDEMPTION DATE"). In addition, if the Bond Administrator does not elect to so repurchase the Mortgage Loans on an Optional Redemption Date, the Issuer may, at its option, upon giving written notice to the Bond Administrator, the Master Servicers, the Certificate Trustee and the Indenture Trustee, repurchase the Mortgage Loans from the Trust and effect an early retirement of the Certificates and an early redemption of the Bonds. Any such repurchase shall be at a price (the "REDEMPTION PRICE") equal to the aggregate Class Principal Balances of the then outstanding Bonds, plus accrued and unpaid interest thereon through the end of the month preceding the month in which the Optional Redemption Date occurs. Upon such optional repurchase, the Trust Estate will terminate and any remaining assets in the Trust Estate shall be released to the repurchasing party.

SPECIAL REDEMPTION OF THE BONDS

         The Bonds are not subject to special redemption as described in the Prospectus.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity of any Offered Bond will be affected by the timing and amount of payments of principal on the Mortgage Loans in the related Loan Group (including, for this purpose, prepayments and amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans) and the amount and timing of borrower delinquencies and defaults resulting in Realized Losses. If the purchaser of a Bond offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on the related Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on the related Mortgage Loans, the actual yield to maturity will be lower than that so calculated. "PARITY PRICE" of a Bond is the price at which such Bond will yield its coupon, after giving effect to any payment delay.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         Payments of interest on the Offered Bonds (other than the LIBOR Bonds) entitled to interest payments on any Payment Date will include interest accrued thereon through the last day of the month preceding the month in which such Payment Date occurs. The effective yield to the holders of such Bonds will be lower than the yield otherwise produced by the applicable Bond Interest Rates and purchase prices because (i) interest will not be paid on such Bonds until the 25th day (or, if such day is not a business day, then on the next succeeding business day) of the month following the month in which such interest accrues on the Mortgage Loans, and (ii) during the first twenty-four calendar days of each calendar month after the Closing Date, interest accrues on a principal amount (or notional amount, as applicable) that is less than the Principal Amount (or Notional Amount, as applicable) of such Bonds actually outstanding because the principal payment, or allocation of losses, made (or the reduction in the respective notional amount) on the Payment Date occurring during each such calendar month is assumed to have been made (or reduced), for interest accrual purposes only, at the end of the preceding calendar month.

         The Mortgage Loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. Investors should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal payments on the related Offered Bonds, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Offered Bond may be lower than the interest rate borne by such Offered Bond. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payment on the related Offered Bonds, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

         Because the rate of principal payments (including prepayments) on the Mortgage Loans may significantly affect the weighted average life and other characteristics of any Class of Offered Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Offered Bonds to their investment objectives.

         The Bonds are subject to various priorities for payment of principal, as described herein. Payments of principal on the Classes of Group IA and Group IIA Bonds entitled to receive principal having an earlier priority of payment will be affected by the rates of prepayment of the Group I Loans and Group II Loans, respectively, early in the life of the related Loan Pool. The timing of commencement of principal payments and the weighted average lives of the Classes of Group IA and Group IIA Bonds with a later priority of payment will be affected by the rates of prepayment experienced both before and after the commencement of principal payments on such Classes. Furthermore, as described under "Description of the Bonds -- Principal Payments" herein, during certain periods all or a disproportionately large percentage of Principal Prepayments on the Group I Loans and Group II Loans will be allocated among the Class IA Bonds (other than the Group IA Lockout Bonds and other than Sub-Components IA-1-4I and IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds) and Class IIA Bonds (other than the Class IIA-6 Bonds), respectively, and, during certain periods, no Principal Prepayments or (relative to the related Group I or Group II Subordinate Percentage) a disproportionately small portion of Principal Prepayments on the Mortgage Loans will be allocated to the Subordinate Bonds. The allocation of all or a disproportionately large percentage of Principal Prepayments to the Senior Bonds (other than the Lockout Bonds and other than Sub-Components IA-1-4I and IA-1- 4II of Component IA-1-4 of the Class IA-1 Bonds) will cause the Principal Balances of the Lockout Bonds and the Subordinate Bonds, and the Component IA-1-4 Principal Balance to decline more slowly than would be the case if the Lockout Bonds, the Subordinate Bonds and Component IA-1-4 received their proportionate share of Principal Prepayments. In addition, to the extent that all or a disproportionately large percentage of Principal Prepayments are allocated to the Senior Bonds of a Bond Group during any period as described herein, the percentage upon which future allocations of Principal Prepayments to the Group IA or Group IIA Bonds, as applicable, would thereafter be based would, assuming a high level of prepayments but a low level of losses on the related Mortgage Loans, be significantly decreased, with the result that principal payments, including Principal Prepayments subsequent to such periods, would be allocated to the related Subordinate Components in a greater percentage than the applicable Subordinate Percentage.

         The Bond Interest Rates on the Classes of Offered Bonds (other than the LIBOR Bonds) are fixed and will not change in response to changes in market interest rates. While the Bond Interest Rates on the Class X Bonds are fixed, the Class IX and Class IIX Notional Amounts are based on the weighted average of the Stripped Interest Rates on the Group I Premium Rate Loans and Group II Premium Rate Loans, respectively, which will not change in response to market interest rates. Accordingly, if market interest rates or market yields for securities similar to such Offered Bonds were to rise, the market value of such Offered Bonds may decline.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance mortgage loans may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         As described under "Description of the Bonds -- Subordination and Allocation of Losses" and "The Pooling and Servicing Agreement -- Advances," amounts otherwise payable to holders of the Senior Subordinate Bonds will be made available to protect the holders of the Senior Bonds against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by Advances. Such delinquencies will affect the yield to investors in the Senior Subordinate Bonds to the extent not covered by the Junior Subordinate Bonds, with the yield on the Class B-2 Bonds being relatively more sensitive than the Class B-1 Bonds and the Class B-3 Bonds being the most sensitive class of the Senior Subordinate Bonds. Even if subsequently cured, such delinquencies may affect the timing of the receipt of payments by the holders of Bonds because the entire amount (rather than a pro rata portion) thereof may be borne by the applicable Class of Bonds. Furthermore, Sub-Component IA-1-4I and IA-1-4II of Component IA-1-4 of the Class IA-1 Bonds will share in the principal portions of Realized Losses on the Mortgage Loans only to the extent they are incurred with respect to Group I or Group II Discount Loans, as applicable, and only to the extent of the related Sub-Component IA-1- 4I and Sub-Component IA-1-4II Fractions thereof, as appropriate. Thus, after the Subordinate Components relating to a Bond Group are retired, or in the case of Excess Losses in the related Loan Group, the Senior Bonds of a Bond Group may be affected to a greater extent by losses on Mortgage Loans in such Loan Group that are not Group I or Group II Discount Loans, as applicable, than by losses on Group I or Group II Discount Loans, as applicable. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on the Subordinate Bonds if it delays the scheduled reduction of the Group I Senior or Group II Senior Prepayment Percentage, as applicable, or affects the allocation of prepayments among the Subordinate Bonds.

         When a Payoff is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Curtailments are generally applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. In the case of the PNC Mortgage Loans and the PHH Mortgage Loans, Payoffs received after the 15th calendar day of any month will be paid to Bondholders on the Payment Date in the month following the month of receipt.
In the case of the IndyMac Mortgage Loans, Payoffs received during any calendar month will be paid to

Bondholders on the Payment Date in the month following the month of receipt. Curtailments received in any calendar month will be paid to Bondholders on the Payment Date in the month following the month of receipt. With respect to Payoffs on a PNC Mortgage Loan or a PHH Mortgage Loan, PNC Mortgage, as Master Servicer, is obligated to remit to the Certificate Account an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month preceding the month of the related Payment Date to the last day of such preceding month, and (b) the sum of (i) the related monthly Master Servicing Fee otherwise payable to such Master Servicer, (ii) any reinvestment income realized by the Master Servicer relating to Payoffs made during the related Prepayment Period, and (iii) interest payments on Payoffs received during the period from the second day through the 14th day of the month of the related Payment Date. With respect to Payoffs and Curtailments in respect of an IndyMac Mortgage Loan, IndyMac, as Master Servicer, is obligated to remit to the Certificate Account an amount equal to the lesser of (a) any shortfall for the related month in interest collections resulting from the timing of Payoffs and Curtailments made during the calendar month preceding the related Payment Date, and (b) two-thirds of the related monthly Master Servicing Fee otherwise payable to such Master Servicer. Accordingly, to the extent any such shortfalls in interest collections resulting from the timing of Payoffs and Curtailments and allocable to a Loan Group exceeds the amount that a Master Servicer is obligated to fund in respect of Compensating Interest, the effect of any such shortfall will be to reduce the aggregate amount of interest that is available for payment to the Classes of Senior Bonds and Subordinate Components of the related Bond Group, and will be allocated pro rata among such Classes and Components in proportion to the interest otherwise payable or accrued thereon.

         In addition, the yield to maturity of the Offered Bonds will depend on the prices paid by the holders of the Offered Bonds and the related Bond Interest Rates. The extent to which the yield to maturity of an Offered Bond is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or a premium from its Parity Price.

         ANY REDEMPTION OF THE BONDS WILL HAVE AN ADVERSE EFFECT ON THE YIELD TO MATURITY OF ANY BONDS PURCHASED AT A PREMIUM, BECAUSE SUCH REDEMPTION WILL HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS.

         The Class RL and Class RU Bonds, which represent the residual interests in the Lower REMIC and the Upper REMIC, respectively, may experience a highly negative after-tax return. See "Special Tax Considerations" herein.

         PACs. The Planned Principal Balances schedules set forth in Appendix E hereto were prepared by calculating the amounts that would be available for payments on the PAC Bonds using, among other things, the Modeling Assumptions and a range of constant Mortgage Loan prepayment rates (the "STRUCTURING RANGE"), expressed as a percentage of the Basic Prepayment Assumption, and on the basis of the actual characteristics of the Mortgage Loans expected to be included in the Group I. The Structuring Range for the Class IA-2, Class IA-8, Class IA-13 and Class IA-14 Bonds and Component IA- 9-1 of the Class IA-9 Bonds is 100% through 500% of the Basic Prepayment Assumption and, the Structuring Range for the Class IA-3 and Class IA-15 Bonds and Component IA-9-2 of the Class IA-9 Bonds is 0% through 250% of the Basic Prepayment Assumption. However, because the actual characteristics of the Mortgage Loans included in Group I may differ from those expected, and because the Mortgage Loans may not prepay within the respective Structuring Ranges for the PACs or at any other specified range of constant prepayment rates, it is not likely that the PACs will consistently adhere to their Planned Principal Balances schedules set forth in Appendix E hereto.

         Principal payments on the PACs are likely to be relatively stable and in accordance with their Planned Principal Balances schedules so long as Mortgage Loan prepayments are neither too fast nor too slow to support such schedules. Moreover, if the PACs fall behind their schedules, they will have cumulative priority for future principal payments from amounts available for payments of principal. There is a range of constant Mortgage prepayment rates (a "TARGETED RANGE") at which the PACs would adhere to their Planned Principal Balances schedules. The initial Targeted Range for the PAC Bonds may be wider than the Structuring Range described above.

         The Targeted Range for the PAC Bonds can narrow or "shift" upward or downward over time as a result of the rates of principal payments actually experienced on the Group I Loans. Moreover, the Group I Loans will not prepay at any constant rate and there can be no assurance that the amount available for principal payments on the PACs on any Payment Date will be sufficient to reduce the Class Principal Balances or Component Principal Balances thereof to their Planned Principal Balances for such Payment Date indicated on the applicable Planned Principal Balances schedules. Non- constant prepayment rates can cause the PACs not to adhere to their Planned Principal Balances schedules, even if such rates remain within the initial Targeted Range.

         If the Group I Loans prepay at rates that are generally below the Targeted Range for the PACs, the amount available for principal payments thereon on any Payment Date may be insufficient to reduce the Class Principal Balances or Component Principal Balances thereof to their Planned Principal Balances for such Payment Date indicated on the applicable Planned Principal Balances schedules, and the weighted average life of the PACs may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the Targeted Range of the PACs, the weighted average life thereof may be shortened, perhaps significantly.

         TACs and Class IA-4 Bonds. Principal payments on the TACs are expected to be more stable than would be the case if the TACs were not entitled to receive payments, to the extent of available principal, according to their Targeted Principal Balances schedules. Based on the Modeling Assumptions, the TACs would adhere to their Targeted Principal Balances schedules if the Group I Loans were to prepay at a constant rate of 250% of the Basic Prepayment Assumption until the Class Principal Balances thereof have been reduced to zero. However, because the actual characteristics of the Mortgage Loans included in the Group I may differ from those expected, and because the Group I Loans will not prepay at a constant rate of 250% of the Basic Prepayment Assumption or any other constant rate, it is not likely that the TACs will consistently adhere to their Targeted Principal Balances schedules set forth in Appendix F hereto.

         If the Mortgage Loans prepay at rates that are generally below 250% of the Basic Prepayment Assumption, the TACs will not be reduced to their Targeted Principal Balances schedules and the weighted average lives of the TACs may be extended, perhaps significantly. If the Mortgage Loans prepay at rates that are generally above 250% of the Prepayment Assumption, the weighted average lives of the TACs may be shortened, perhaps significantly.

         The entire Available Funds for the Group I Bonds will be paid monthly on each Payment Date and will not be retained for payment on subsequent Payment Dates. Thus, the likelihood that the TACs will adhere to their Targeted Principal Balances schedules will not be enhanced by averaging high and low principal payments in different months.

         Principal Prepayments on the Group I Loans and other unscheduled payments of principal may result in principal available for payment to the PACs and TACs on a Payment Date in an amount greater than the amount necessary to reduce the applicable Class and Component Principal Balances of the PACs and TACs to their scheduled amounts. Such excess will generally be paid first to the Class IA-4 Bonds until the Class IA-4 Principal Balance has been reduced to zero, then to the TACs, the Class IA-3 and Class IA-15 Bonds and Component IA-9-2, and then to the other PACS as more fully described in "Description of the Bonds -- Payments of Principal -- Senior Principal Payment Amount -- Group I Bond Principal Payment Amount" herein. Accordingly, the rate of payments on the Group I Loans is expected to have a greater effect on the weighted average life of the Class IA-4 Bonds, and under certain prepayment scenarios, the TACs, the Class IA-3 and Class IA-15 Bonds and Component IA-9-2, than on the weighted average lives of the other PACs. If the rate of Principal Prepayments and other unscheduled payments of principal on the Group I Loans causes the principal available for payment on the Group I Bonds on any Payment Date to be less than the amounts necessary to reduce the Class or Component Principal Balances of the PACs then entitled to receive principal to their respective Planned Principal Balances and to reduce the aggregate of the Class and Component Principal Balances of the Class IA-3, Class IA-7 and Class IA-15 Bonds and Components IA-9-2 and IA-9-3 to the applicable Combined Targeted Principal Balance and to reduce the Component IA-1- 2 Principal Balance to the applicable Component IA-1-2 Targeted Principal Balance, the Class IA-4 Bonds will not receive any payment of principal.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. This Prospectus Supplement uses the Basic Prepayment Assumption (the "BASIC PREPAYMENT ASSUMPTION") as described herein.

         The Basic Prepayment Assumption assumes a per annum rate of prepayment of 0.20% of the then outstanding principal balance of a pool of mortgage loans in the first month after formation of such pool of mortgage loans, following which, such annual prepayment rate increases by 0.20% each month until the 30th month after formation of such pool of mortgage loans and remains constant at 6% per annum in the 30th month after formation of such pool of mortgage loans and in each month thereafter. 0% of the Basic Prepayment Assumption indicates no prepayments are received; 100 % of the Basic Prepayment Assumption indicates prepayments at
1.00 times the Basic Prepayment Assumption; 150% of the Basic Prepayment Assumption indicates prepayments at 1.50 times the Basic Prepayment Assumption; 200% of the Basic Prepayment Assumption indicates prepayments at 2.00 times the Basic Prepayment Assumption; 300% of the Basic Prepayment Assumption indicates prepayments at 3.00 times the Basic Prepayment Assumption; and 500% of the Basic Prepayment Assumption indicates prepayments at 5.00 times the Basic Prepayment Assumption.

         The Basic Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including either Loan Group, and there is no assurance that the Mortgage Loans will prepay at any given percentage of the Basic Prepayment Assumption. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans.

         Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the Bonds.

         The Issuer makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Issuer or discussed herein may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Issuer makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

         For purposes of the decrement tables set forth in Appendices A, B, C and D, it is assumed that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning November 1, 1997, (ii) any payoff in full on the Mortgage Loans are received on the last day of each month beginning in October 1997 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust does not occur, (v) the Mortgage Loans in each Loan Group are as described herein under "Description of the Mortgage Pool," (vi) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vii) the Mortgage Loans prepay at the indicated constant percentages of applicable Basic Prepayment Assumption, (viii) the date of issuance for the Bonds is October 29, 1997, (ix) cash payments are received by the Bondholders on the 25th day of each month when due, beginning November 25, 1997 and (x) the Monthly Payments for each Mortgage Loan are computed based upon its unpaid Scheduled Principal Balance, Mortgage Rate and remaining term such that the Mortgage Loan will fully amortize on its maturity date (collectively, the "MODELING ASSUMPTIONS").

         Any discrepancy between the actual characteristics of the Mortgage Loans and the characteristics of the Mortgage Loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables and the weighted average lives of the Offered Bonds. In addition, to the extent that the characteristics of the Mortgage Loans differ from those assumed in preparing the decrement tables in Appendices A, B, C and D, the outstanding Principal Balance of any Class of Offered Bonds may be reduced to zero earlier or later than indicated by such tables.

         Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the decrement tables in Appendices A, B, C and
D. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the Basic Prepayment Assumption. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the Basic Prepayment Assumption. Based on the foregoing assumptions, the tables indicate the projected weighted average lives of the Offered Bonds and set forth the percentages of the initial outstanding Class Principal Balance of each such Class of Offered Bonds that would be outstanding after each of the dates shown at various constant percentages of the Basic Prepayment Assumption.

YIELD CONSIDERATIONS WITH RESPECT TO THE NOTIONAL AMOUNT BONDS

         The yield to investors in the LIBOR Bonds will be sensitive to fluctuations in LIBOR. The yield to maturity on the Class IA-10 and Class IIA-5 Bonds will be extremely sensitive to fluctuations in LIBOR, and the Bond Interest Rates on such Bonds will vary inversely with LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates (which would be expected to result in slower prepayments) could occur concurrently with a lower level of LIBOR.

         The yields to maturity on the Class IX and Class IIX Bonds will be extremely sensitive to the level of both the timing of and overall rate of receipt of prepayments on the Premium Rate Loans in the related Loan Group.
The interest payable to the Class IX Bonds is based on the weighted average of the Stripped Interest Rates of the Group I Premium Rate Loans. The interest payable to the Class IIX Bonds is based on the weighted average of the Stripped Interest Rates of the Group II Premium Rate Loans. Therefore the yield to maturity on the Class IX and Class IIX Bonds will generally decrease as a result of faster than expected prepayments on the Group I or Group II Premium Rate Loans, respectively. Prospective investors should fully consider the risks associated with an investment in the Class IX and Class IIX Bonds, including the possibility that if the rate of prepayments on the Premium Rate Loans in the related Loan Group is rapid, such investors may not fully recoup their initial investments.

         To illustrate the significance of different rates of prepayment and, in the case of the Inverse Floater Bonds, different levels of LIBOR on the payments on the Class X and Inverse Floater Bonds, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the Basic Prepayment Assumption indicated. Because the rate of payment of interest on the Class X and Inverse Floater Bonds will be directly related to the actual amortization (including prepayments) of the Mortgage Loans in the related Loan Group, which will include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Class X and Inverse Floater Bonds are likely to differ from those shown in the following tables even if all the Mortgage Loans in the related Loan Group prepay at the indicated constant percentages of the Basic Prepayment Assumption and the weighted average remaining terms to maturity of the Mortgage Loans in the related Loan Group are as assumed. Any differences between such assumptions and the actual characteristics and performance of the applicable Mortgage Loans and of the Bonds may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios and for the Inverse Floater Bonds and different
levels of LIBOR.   In addition, it is highly unlikely that the Mortgage Loans in the related Loan Group will prepay at a constant level of the Basic Prepayment Assumption until maturity or that all of such Mortgage Loans will prepay at the same rate or, for the Inverse Floater Bonds, that the levels of LIBOR will remain constant. The timing of changes to the rate of prepayments or rate of LIBOR may significantly affect the actual yield to maturity to an investor, even if the average rate of Principal Prepayments or average rate of LIBOR is consistent with an investors expectation. In general, the earlier a payment of principal of the Mortgage Loans or change in LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of Principal Payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds or changes in the level of LIBOR, as applicable, occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Bonds will not be equally offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments or level of LIBOR.

         The yield to maturity on the Notional Amount Bonds may be adversely affected if an optional redemption of the Bonds occurs.

         The tables set forth below are based on the Modeling Assumptions described under "Certain Yield and Repayment Considerations - Weighted Average Life" and assume further that the Bonds are purchased at prices (which include accrued interest in the case of the Notional Amount Bonds) equal to those set forth in the tables. There can be no assurance that the Mortgage Loans will have the assumed characteristics, will prepay at any of the rates shown herein, that the purchase prices of the Bonds will be as assumed, or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown herein. The actual prices to be paid on the Notional Amount Bonds have not been determined and will be dependent on the characteristics of the Mortgage Pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class of Bonds.


                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                   OF THE CLASS IX BONDS TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION

 ASSUMED PRICE               0%            100%          250%          500%          600%

 $6,308,295.44              25.4%          20.2%         12.2%        -1.7%         -7.5%

On the basis of approximately 469% of the Basic Prepayment Assumption with a purchase price of $6,308,295.44, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class IX Bonds would be approximately 0%. If the actual prepayment rate were to exceed such rate assumed in the preceding sentence, even for one month, while equaling such rates for all other months, an investor in the Class IX Bonds would not fully recoup the initial purchase price of such Bonds.


                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                   OF THE CLASS IIX BONDS TO PREPAYMENTS AT A
                            SPECIFIED ASSUMED PRICE

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION


 ASSUMED PRICE               0%            100%          195%          250%          400%

 $751,928.66                25.4%          20.2%         15.3%        12.4%          4.3%


On the basis of approximately 479% of the Basic Prepayment Assumption with a purchase price of $751,928.66, which includes accrued interest, and the assumptions described above, the pre-tax yield to maturity of the Class IIX Bonds would be approximately 0%. If the actual prepayment rate were to exceed such rate assumed in the preceding sentence, even for one month, while equaling such rates for all other months, an investor in the Class IIX Bonds would not fully recoup the initial purchase price of such Bonds.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
               OF THE CLASS IA-10 BONDS TO PREPAYMENTS AND LIBOR
       AT AN ASSUMED PRICE OF 5.3750% OF THE CLASS IA-10 NOTIONAL AMOUNT

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION

 LIBOR                                0%            100%          250%           500%          600%

 3.6560%                             98.9%          91.1%         78.3%         65.8%         60.2%

 4.1560%                             87.1%          78.8%         65.4%         52.6%         47.0%

 4.6560%                             75.4%          66.8%         52.6%         39.5%         33.9%

 5.1560%                             64.0%          54.8%         39.7%         26.4%         20.7%

 5.6560%                             52.9%          42.9%         26.6%         13.1%          7.4%

 6.1560%                             41.9%          30.9%         13.1%         -0.5%         -6.3%

 6.6560%                             30.9%          18.6%         -1.0%        -14.6%        -20.5%

 7.1560%                             19.9%          5.8%         -16.2%        -29.7%        -35.8%

 7.6560%                              8.2%         -8.6%         -33.7%        -46.8%        -53.2%


                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
              OF THE CLASS IIA-5 BONDS TO PREPAYMENTS AND LIBOR AT
          AN ASSUMED PRICE OF 6.6250% THE CLASS IIA-5 NOTIONAL AMOUNT

                 PERCENTAGE OF THE BASIC PREPAYMENT ASSUMPTION


 LIBOR                                  0%           100%          195%         250%           400%

 3.65620%                            79.7%          73.8%         67.8%        64.1%          53.3%

 4.15620%                            70.4%          64.4%         58.1%        54.3%          42.9%

 4.65620%                            61.4%          55.1%         48.6%        44.5%          32.4%

 5.15620%                            52.4%          46.0%         39.1%        34.8%          21.8%

 5.65620%                            43.6%          37.0%         29.7%        25.0%          11.0%

 6.15620%                            35.0%          28.1%         20.3%        15.1%          -0.3%

 6.65620%                            26.4%          19.2%         10.7%         4.8%         -12.4%

 7.15620%                            17.9%          10.2%          0.8%         -6.1%        -25.8%

 7.65620%                             8.9%           0.7%        -10.4%        -18.7%        -42.0%


         The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Notional

Amount Bonds, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as payments on the Notional Amount Bonds and thus do not reflect the return on any investment in the Notional Amount Bonds when any reinvestment rates other than the discount rates are considered.

         There are no historical prepayment data available for the Mortgage Pool, and comparable data are not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the GNMA, FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

         The Issuer makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Bonds. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Bonds, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Bonds to their investment objectives.


                                   INDENTURE

GENERAL

         The Bonds will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture. The Offered Bonds will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to the Corporate Trust Office of the Indenture Trustee at 180 E. Fifth Street, St. Paul, Minnesota 55101.

INDENTURE EVENT OF DEFAULT

         Under the Series Supplement and the Indenture, an Indenture Event of Default will not occur solely by reason of the allocation of Realized Losses to any Class of Subordinate Bonds or the Principal Balance of any Class of Subordinate Bonds being reduced to zero by reason of the allocation thereto of Realized Losses or by failure to pay the amount of accrued interest on the Subordinated Bonds or the Group I or Group II Subordinate Principal Amount on any Payment Date as long as all Available Funds are paid on the Bonds on such Payment Date. In addition, an Indenture Event of Default will not occur solely by the failure to pay the amount of accrued interest on the Senior Bonds or the Group I or Group II Senior Principal Payment Amount, as applicable, on any Payment Date, or by the allocation of any Realized Losses on any Payment Date, so long as all Available Funds are paid on the Bonds on such Payment Date. For purposes of determining whether an Indenture Event of Default occurs under the Indenture, a default in the payment of principal of any Bonds, or a default for five days or more in the payment of interest on any Bond will occur only if all Available Funds for such Payment Date were not paid on the Bonds as required by the Series Supplement and the Indenture.

         For a description of payments on the Bonds after an acceleration of the Bonds following the occurrence of an Indenture Event of Default, see "Description of the Bonds -- Priority of Payments" herein.

                        POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be subject to amendment without the consent of the Certificateholders in certain circumstances. The Certificate Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the

Pooling and Servicing Agreement. Requests should be addressed to the Corporate Trust Office of the Certificate Trustee at 180 East Fifth Street, Minneapolis, Minnesota 55101.

ASSIGNMENT OF MORTGAGE LOANS

         The Issuer will cause the Mortgage Loans to be assigned to the Certificate Trustee, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-Off Date. The Certificate Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to or upon the order of the Issuer. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include, among other things, information as of the close of business on the Cut-Off Date as to the principal balance of each Mortgage Loan, the Mortgage Rate and the maturity of each Mortgage Note, the Servicing Fee, the Master Servicing Fee, the Bond Administration Fee, if any, whether a Primary Insurance Policy has been obtained for each Mortgage Loan, and the original value of each Mortgaged Property.

         In addition, the Issuer will, as to each Mortgage Loan, deliver or cause to be delivered to the Certificate Trustee the mortgage note, an assignment to the Certificate Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title, and the Buydown Agreement, if applicable; or, in the case of each Cooperative Loan, the related mortgage note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with assignments thereof from the applicable Loan Seller to the Certificate Trustee in a form sufficient for filing. In certain instances where original documents respecting a Mortgage Loan may not be available prior to execution of the Pooling and Servicing Agreement, the Issuer will deliver or will cause to be delivered such documents to the Certificate Trustee within 270 days thereafter. In instances where, due to a delay on the part of the recording office where any such original documents have been delivered for recordation, the original recorded Mortgage or any intervening assignment certified by the applicable recording office cannot be delivered to the Certificate Trustee within 270 days after the Closing Date, the Issuer shall cause the related Loan Seller to deliver to the Certificate Trustee within such time period an officer's certificate stating the date by which the Loan Seller expects to receive such original documents from the applicable recording office.

         In instances where, due to a delay on the part of the title insurer, a copy of the title insurance policy for a particular Mortgage Loan cannot be delivered to the Certificate Trustee prior to or concurrently with the execution of the Pooling and Servicing Agreement, the Issuer will cause the applicable Loan Seller to provide a copy of such title insurance policy to the Certificate Trustee within 90 days after the applicable Loan Seller's receipt of the original recorded Mortgage, intervening assignments with evidence of recording thereon or other documents necessary to issue such title insurance policy.

         The Certificate Trustee will review the mortgage documents within 45 days of receipt thereof to ascertain that all required documents have been properly executed and received. If any document is found by the Certificate Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling and Servicing Agreement, and the Issuer cannot cure such defect, the Issuer shall, not later than 60 days after the Certificate Trustee's notice to it respecting such defect, within the three-month period commencing on the Closing Date, be required to cause the related Loan Seller to (a) substitute a new mortgage loan meeting the conditions set forth in the Pooling and Servicing Agreement or (b) repurchase the related Mortgage Loan from the Certificate Trustee at a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon at the applicable Net Mortgage Rate through the last day of the month of such repurchase. This substitution or repurchase obligation constitutes the sole remedy available to the Indenture Trustee, as the sole Certificateholder, for such a defect in a constituent document. An assignment of each Mortgage Loan to the Certificate Trustee will be recorded or filed in each state in which the related Mortgaged Property is located.

         Buydown Funds provided by the Seller/Servicers or other parties for any Buydown Loans included in a Mortgage Pool will be deposited on the Closing Date into either (a) a separate account (the "BUYDOWN ACCOUNT") maintained (i) with the Certificate Trustee or another financial institution approved by the related Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to the Rating Agencies), created, maintained and monitored by a Seller/Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an institution having (A) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies, or (B) the highest unsecured long-term debt rating by the Rating Agencies, or (b) held in a Custodial Account for P&I or a Custodial Account for Reserves and monitored by a Seller/Servicer. Since Buydown Funds may be funded at either the par values of future payment subsidies, or funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, Buydown Accounts may be non-interest bearing or may bear interest. In the event that Buydown Funds are deposited into an FDIC-insured account, the amount held in such account shall not exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

         The Issuer may cause the related Loan Seller to substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property (a) within three months after the Closing Date, or (b) within two years after such Closing Date, if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and must be a "qualified replacement mortgage" for purposes of the REMIC Regulations.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

         Pursuant to the related Loan Sale Agreement, each Loan Seller will make certain representations and warranties with respect to the Mortgage Loans. Such representations and warranties will generally have included, among other
things, that:   (i) the information set forth in the related schedule of
Mortgage Loans is true and correct in all material respects; (ii) each Mortgage Loan is covered by a lender's title policy (or other satisfactory evidence of title) and each such policy or other evidence of title is valid and remains in full force and effect; (iii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date; (iv) at the time of sale, such Loan Seller was the sole owner of each Mortgage Loan sold by it, free and clear of any lien or encumbrance, and the mortgage notes are subject to no offsets, defenses or counterclaims; (v) as of the Closing Date, each Mortgage is a valid first lien on the related Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and set forth in the title insurance policy covering such Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vi) as of the Closing Date, to the Loan Seller's knowledge, each Mortgaged Property is free of material damage and is in good repair, except for ordinary wear and tear; (vii) as of the time each Mortgage Loan was originated, the Mortgage Loan complies with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws;
(viii) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property; and (ix) each Mortgage Loan was originated by a savings association, savings bank, a commercial bank or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the FHA or the Secretary of HUD. The benefit of such representations and warranties will be assigned to the Certificate Trustee pursuant to the Pooling and Servicing Agreement.

         If the Mortgage Loans include Cooperative Loans, representations and warranties with respect to title insurance or hazard insurance will not be given. Generally, a cooperative itself is responsible for the maintenance of hazard insurance for property owned by such cooperative, and the borrowers (tenant stockholders) of such cooperative do not maintain hazard insurance on their individual dwelling units. Title insurance is not obtained for Cooperative Loans because such loans are not secured by real property.

         In the event of the discovery by the Issuer, the related Loan Seller or the related Master Servicer of a breach of any representation or warranty which materially and adversely affects the interest of the Indenture Trustee, as sole Certificateholder, in the related Mortgage Loan, or the receipt of notice of such a breach from the Certificate Trustee, the Issuer will be required to cause the related Loan Seller to cure the breach, substitute a new mortgage loan for such Mortgage Loan or repurchase such Mortgage Loan, or any Mortgaged Property acquired with respect thereto, on the terms set forth above under "--Assignment of Mortgage Loans". The proceeds of any such repurchase will be passed through to the Indenture Trustee, as sole Certificateholder, as Liquidation Proceeds. This substitution or repurchase obligation constitutes the sole remedy available to the Indenture Trustee, as sole Certificateholder, for any such breach.

         Under the Pooling and Servicing Agreement, each Master Servicer will have the right, but not the obligation, to purchase any Mortgage Loan being master serviced by it in the event that such Mortgage Loan becomes 90 days or more delinquent; provided, that the aggregate purchase price of the Mortgage Loans so repurchased (as set forth in the Pooling and Servicing Agreement) shall not exceed one-half of one percent (0.50%) of the aggregate Scheduled Principal Balance of the Mortgage Loans being master serviced by such Master Servicer as of the Cut-Off Date.

         None of the Issuer, the Master Servicers, DLJMC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will make any representations or warranties with respect to the Mortgage Loans, or have any obligation to purchase a defective Mortgage Loan if the related Loan Seller defaults on its obligation to repurchase such Mortgage Loan, and no assurance can be given that a Loan Seller will carry out such obligations with respect to a defective Mortgage Loan.

         The obligation of PNC Mortgage to repurchase defective Mortgage Loans will be limited to the PNC Mortgage Loans. Similarly, the obligation of PHH and IndyMac to repurchase defective Mortgage Loans will be limited to the PHH Mortgage Loans, in the case of PHH, and the IndyMac Mortgage Loans, in the case of IndyMac.

THE MASTER SERVICERS

         PNC Mortgage will act as Master Servicer with respect to the PNC Mortgage Loans and the PHH Mortgage Loans under the Pooling and Servicing Agreement and will be responsible for administering and servicing such Mortgage Loans. IndyMac will act as Master Servicer with respect to the IndyMac Mortgage Loans under the Pooling and Servicing Agreement and will be responsible for administering and servicing such Mortgage Loans. PNC Mortgage and IndyMac are referred to herein individually as a "MASTER SERVICER", and collectively, as the "MASTER SERVICERS".

         Each Master Servicer, has entered or will enter into a contract (each, a "SERVICING CONTRACT") with each related Seller/Servicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision and may enter into a contract with an independent entity to perform administration functions for the related Mortgage Loans, subject to the Master Servicer's supervision. The duties performed by the Seller/Servicers include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. Under such contracts, each Master Servicer will generally reserve the right to remove the Seller/ Servicer of any Mortgage Loan at any time if such Master Servicer considers such removal to be in the best interests of the Bondholders. In such event, such Master Servicer would continue to be responsible for servicing such Mortgage Loan and will designate a replacement Seller/Servicer (which may include a Master Servicer or an affiliate of a Master Servicer).

SPECIAL SERVICING AGREEMENTS

         The Pooling and Servicing Agreement will permit the Master Servicers to enter into a special servicing agreement with an unaffiliated holder of Subordinate Bonds. Pursuant to such an agreement, such holder may instruct the related Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans being master serviced by it. Such commencement or delay at such holder's direction will be taken by the related Master Servicer only after such holder deposits a specified amount of cash with such Master Servicer. Such cash will be available for payment to Bondholders if Liquidation Proceeds are less than they otherwise may have been had such Master Servicer acted pursuant to its normal servicing procedures.

BOND ADMINISTRATOR

         Pursuant to the Pooling and Servicing Agreement and the Indenture, PNC Mortgage (in its capacity as Bond Administrator) will calculate LIBOR and amounts payable to the Bondholders and provide certain other administrative services as specified in the Pooling and Servicing Agreement and the Indenture. The Bond Administrator will receive a fee (the "BOND ADMINISTRATOR FEE") for its services as Bond Administrator under the Pooling and Servicing Agreement and the Indenture. The Bond Administrator Fee with respect to the IndyMac Mortgage Loans shall be 0.005% per annum. The Bond Administrator Fee with respect to the PNC Mortgage Loans and the PHH Mortgage Loans shall be included as part of PNC's Master Servicing Fee. PNC Mortgage, in its capacity as Bond Administrator and Master Servicer, will be responsible for paying the fees of the Certificate Trustee and the Indenture Trustee and will pay all expenses incurred in connection with its activities as Bond Administrator under the Pooling and Servicing Agreement and the Indenture.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS FOR P&I, INVESTMENT ACCOUNT AND CERTIFICATE ACCOUNT

         Pursuant to the Pooling and Servicing Agreement, each Master Servicer will cause each Seller/Servicer to establish and maintain a custodial account for principal and interest (each, a "CUSTODIAL ACCOUNT FOR P&I"), Buydown Accounts and a special custodial account for reserves (each, a "CUSTODIAL ACCOUNT FOR RESERVES") and into which such Seller/Servicer shall deposit daily the amounts related to the related Mortgage Loans required by the applicable Servicing Contracts to be so deposited. Proceeds received with respect to individual Mortgage Loans from any title insurance policy, Special Hazard Policy or Primary Insurance Policy, or any other insurance policy covering such Mortgage Loans shall be deposited first in the related Custodial Account for Reserves, if required for the restoration or repair of the related Mortgaged Property. Proceeds from such insurance policies not so deposited in the related Custodial Account for Reserves shall be deposited in the related Custodial Account for P&I, and shall be applied to the balances of the related Mortgage Loans as payments of principal and interest.

         Each Master Servicer will require that deposits in each Custodial Account for P&I be held (a) in a trust account in the corporate trust department of the Certificate Trustee or another financial institution approved by the related Master Servicer so that the rights of the related Master Servicer, the Certificate Trustee and the Indenture Trustee, as sole Certificateholder, will be fully protected against the claims of any creditors of the Seller/Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) within the Federal Deposit Insurance Corporation ("FDIC") FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a Seller or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution (as such term is defined in the
Pooling and Servicing Agreement).   If a Custodial Account for P&I is insured
by the FDIC and at any time the amount in such account exceeds the limits of insurance on such account, the Seller/Servicer shall be required to withdraw such excess from such account and remit it to the related Master Servicer for deposit in the Investment Account described below.

         Not later than the 20th day of each month (or the preceding business day if such 20th day is not a business day) (the "WITHDRAWAL DATE"), each Master Servicer will withdraw or direct the withdrawal of funds in the related Custodial Accounts for P&I for deposit in the Certificate Account or Investment Account, at such Master Servicer's option, in an amount representing:

         (i) Scheduled installments of principal and interest on the related Mortgage Loans received or advanced by the applicable Seller/Servicer which were due on the first day of the current month, net of Servicing Fees due the applicable Seller/Servicer and less any amounts to be withdrawn later by the applicable Seller/Servicer from the applicable Buydown Accounts;

         (ii) Payoffs and proceeds of other types of liquidations of related Mortgage Loans received or advanced by the applicable Seller/Servicer during the related Prepayment Period, with interest to the date of Payoff or liquidation, less any amounts to be withdrawn later by the applicable
                 Seller/Servicer from the applicable Buydown Accounts; and

         (iii) Curtailments received by the Seller/Servicer on such Mortgage Loans during the related Prepayment Period.

         All amounts withdrawn from the Custodial Accounts for P&I, together with any Insurance Proceeds and Liquidation Proceeds previously received by such Master Servicer (including amounts paid on behalf of a Loan Seller in respect of repurchase obligations on defective Mortgage Loans or otherwise) shall be immediately deposited into the Investment Account. As used herein, "LIQUIDATION PROCEEDS" refers to all net proceeds received in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, and "INSURANCE PROCEEDS" refers to all amounts paid or payable by the applicable insurer under any Primary Insurance Policy or any applicable title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property.

         Under the Pooling and Servicing Agreement, each Master Servicer or the related Seller/Servicer (if such Seller/Servicer holds and maintains a Buydown Account) is authorized to make withdrawals from the Buydown Account or Custodial Account for P&I, of the following amounts of Buydown Funds:

         (i) to deposit in the Investment Account the amount necessary to supplement payments received on Buydown Loans;

         (ii) in the event of a Payoff of any Mortgage Loan having a related Buydown Fund, to apply amounts remaining in Buydown Accounts to reduce the required amount of such principal Payoff (or, if the Mortgagor has made a Payoff, to refund such remaining Buydown Fund amounts to the person entitled thereto);

         (iii) in the event of foreclosure or liquidation of any Mortgage Loan having a related Buydown Fund, to deposit remaining Buydown Fund amounts in the Investment Account as Liquidation Proceeds; and

         (iv) to clear and terminate the portion of any account representing Buydown Funds.

         Each Master Servicer may invest funds withdrawn from the Custodial Accounts for P&I, as well as any Insurance Proceeds, Liquidation Proceeds and Buydown Funds previously received by such Master Servicer, for its own account and at its own risk, for the period from the Withdrawal Date to the next Payment Date (the "INVESTMENT PERIOD"). Investment of such funds shall be made through an account in the name of the related Master Servicer and the Certificate Trustee (each, an "INVESTMENT ACCOUNT"), which shall be maintained at Chemical Bank, New York, New York or at another bank or trust company designated from time to time by the related Master Servicer and acceptable to the Rating Agencies (the "INVESTMENT DEPOSITORY"); provided that such bank or trust company must at all times be an Eligible Institution (as defined in the Pooling and Servicing Agreement). Each Investment Account may be a commingled account with other similar accounts maintained by the related Master Servicer and invested for its own account; provided, that the maintenance of such a commingled account has been approved by the Rating Agencies. The investment of funds in the Investment Account shall be limited to one or more Eligible Investments (as such term is defined in the Pooling and Servicing Agreement).

         On the business day prior to the applicable Payment Date, each Master Servicer will withdraw from the related Investment Account all funds due to be distributed to the Indenture Trustee, as sole Certificateholder, and shall deposit such funds, together with any Advances required to be made by it, into a trust account (the "CERTIFICATE ACCOUNT") created and maintained with the Certificate Trustee, the Investment Depository or any other bank or trust company acceptable to the Rating Agencies.

         Under the Pooling and Servicing Agreement, each Master Servicer is authorized to make the following withdrawals from the Certificate Account:

         (i) To reimburse itself or the applicable Seller/Servicer for Advances made pursuant to the Pooling and Servicing Agreement or a Servicing Contract, such Master Servicer's right to reimburse itself or such servicer pursuant to this paragraph
                 (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Advance was made;

         (ii) To reimburse itself or the applicable Seller/Servicer for amounts expended by or for the account of the related Master Servicer pursuant to the Pooling and Servicing Agreement or amounts expended by such servicer pursuant to the related Servicing Contract in connection with the restoration of property damaged by an Uninsured Cause (as defined in the Pooling and Servicing Agreement) or in connection with the liquidation of a Mortgage Loan;

         (iii) To pay to itself the related Master Servicing Fee, net of Compensating Interest, reduced by Payoff Earnings and Payoff Interest (each as defined in the Pooling and Servicing Agreement), as to which no prior withdrawals from funds deposited by such Master Servicer have been made;

         (iv) To reimburse itself or the applicable Seller/Servicer for advances which such Master Servicer has determined to be Nonrecoverable Advances;

         (v) To pay itself reinvestment earnings deposited or earned in the Certificate Account (net of reinvestment losses) to which it is entitled and to reimburse itself for expenses incurred by and reimbursable to it pursuant to the Pooling and Servicing Agreement;

         (vi) To deposit amounts in the Investment Account representing amounts in the Certificate Account not required to be on deposit therein at the time of such withdrawal; and, after making or providing for the above withdrawals,

         (vii) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or upon an optional redemption of the Bonds.

ADVANCES

         Each Master Servicer will be obligated under the Pooling and Servicing Agreement to make Advances out of its own funds to the Certificate Account (to the extent not previously advanced by the Seller/Servicers as described below) in amounts sufficient to cover any shortfall between the funds scheduled to be received in respect of the related Mortgage Loans, and the amounts actually deposited in the Certificate Account on account of such payments; provided, however, that a Master Servicer will be obligated to make such Advances only to the extent any such Advance is, in the good faith judgment of such Master Servicer made on or before the Business Day immediately following the Withdrawal Date, reimbursable from Liquidation Proceeds or Insurance Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Each Master Servicer will receive a fee (the "MASTER SERVICING FEE") for its services as Master Servicer under the Pooling and Servicing Agreement. Each Seller/Servicer will receive a fee (the "SERVICING FEE") for acting as the primary servicer of the related Mortgage Loans under the related Servicing Contract. The fees payable to each Master Servicer and the Seller/ Servicers will be paid out of the spread between the Mortgage Rates on each Mortgage Loan and the Net Mortgage Rate with respect to such Mortgage Loan. The Servicing Fee will be equal to the difference between the Mortgage Rate and the Remittance Rate. In addition, the Seller/Servicer will retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. Each Master Servicer will retain as its Master Servicing Fee an amount which will be calculated as a per annum percentage for each related Mortgage Loan.

         Each Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer. The Master Servicers and the Seller/Servicers, as applicable, are entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans. In accordance with the subordination feature described herein, Bondholders of the lowest priority Class will suffer a loss to the extent that the proceeds of liquidation of a defaulted Mortgage Loan, after reimbursement of the Master Servicers' and the Seller/Servicers' expenses, as applicable, are less than the principal balance of such Mortgage Loan. In addition, the Master Servicers and the Seller/Servicers, as applicable, are entitled to reimbursement of expenditures incurred by them in connection with the restoration of a damaged Mortgaged Property, such right of reimbursement being prior to the rights of Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

         The Servicing Fee with respect to each Group I Loan will range from a minimum of 0.200% per annum to a maximum of 0.250% per annum, with a weighted average of 0.240% per annum. The Servicing Fee with respect to each Group II Loan ranges from a minimum of 0.200% per annum to a maximum of 0.250% per annum, with a weighted average of 0.218% per annum. The Master Servicing Fee with respect to each Group I Loan ranges from a minimum of 0.040% per annum to a maximum of 0.050% per annum, with a weighted average of 0.043% per annum. The Master Servicing Fee with respect to each Group II Loan ranges from a minimum of 0.040% to a maximum of 0.050% per annum, with a weighted average of 0.044% per annum.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement provides that on or before April 30 of each year, beginning April 30, 1998, each Master Servicer, at its own expense, shall cause a firm of independent public accountants to furnish a statement to the Certificate Trustee to the effect that, in connection with the firm's examination of the financial statements of the related Master Servicer, as of the previous December 31, nothing came to their attention that indicated that such Master Servicer was not in compliance with specified sections of the Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

         The Pooling and Servicing Agreement also provides that on or before April 30 of each year, beginning April 30, 1998, each Master Servicer shall deliver to the Certificate Trustee an annual statement signed by an officer of the related Master Servicer to the effect that, based on a review of such Master Servicer's activities during the preceding calendar year, to the best of such officer's knowledge such Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICERS, THE ISSUERS AND THE BOND ADMINISTRATORS

         The Pooling and Servicing Agreement provides that neither the Issuer nor the Master Servicers may resign from its respective obligations and duties thereunder, except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Certificate Trustee or a successor to the Issuer or the Master Servicer has assumed the Issuer's or the applicable Master Servicer's responsibilities and obligations and duties under the Pooling and Servicing Agreement, as applicable.

         The Pooling and Servicing Agreement provides that none of the Issuer, the Master Servicers, the Bond Administrator or any of the directors, officers, employees or agents of the Issuer, the Master Servicers or the Bond Administrator (the "INDEMNIFIED PARTIES") shall be under any liability to the trust fund created by the Pooling and Servicing Agreement (the "TRUST FUND") or the Certificateholders for any action taken by such Person or by a servicer or for such Person's or servicer's refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Indemnified Parties shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement further provides that the Indemnified Parties may rely in good faith on any document of any kind properly executed and submitted by any person respecting any matters arising hereunder. The Pooling and Servicing Agreement also provides that the Indemnified Parties shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in the Pooling and Servicing Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement provides that the Issuer, the Master Servicers and the Bond Administrator shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Issuer, each Master Servicer or the Bond Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, the Pooling and Servicing Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders under the Pooling and Servicing Agreement. In such event, the Pooling and Servicing Agreement provides that the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Issuer, each Master Servicer and the Bond Administrator shall be entitled to be reimbursed therefor out of the Certificate Account.


EVENTS OF DEFAULT

         Events of Default under the Pooling and Servicing Agreement will include, without limitation, (i) any failure by a Master Servicer to deposit with the Certificate Trustee any payment required to be made under the terms of the Pooling and Servicing Agreement which continues unremedied for ten days after the giving of written notice of such failure to a Master Servicer by the Certificate Trustee, or to a Master Servicer and the Certificate Trustee by the holders of Certificates of the affected Series evidencing Fractional Undivided Interests (as defined in the Pooling and Servicing Agreement) aggregating not less than 66 2/3% of the applicable

Trust Fund for the affected Series, as determined in the manner set forth in such Pooling and Servicing Agreement; (ii) any failure on the part of a Master Servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of such Master Servicer contained in the Certificates of a Series or in the Pooling and Servicing Agreement which continues unremedied for 60 days after the giving of written notice of such failure to such Master Servicer by the Certificate Trustee, or to such Master Servicer and the Certificate Trustee by the holders of Certificates of the affected Series evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the applicable Trust Fund for the affected Series, as determined in the manner set forth in the Pooling and Servicing Agreement;
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by a Master Servicer indicating insolvency, reorganization or inability to pay its obligations and
(iv) any failure of a Master Servicer to make any Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Payment Date in respect of which such Advance was to have been made. Notwithstanding the foregoing, if an Event of Default described in clause (iv) above occurs, the Certificate Trustee shall, by written notice to the defaulting Master Servicer (the "DEFAULTING MASTER SERVICER"), immediately suspend all of the rights and obligations of the Defaulting Master Servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances, and the Certificate Trustee will act to carry out the duties of such Master Servicer, including the obligation to make any Advance the nonpayment of which was an Event of Default described in clause (iv) above. The Certificate Trustee will permit such Master Servicer to resume its rights and obligations as Master Servicer under the Pooling and Servicing Agreement if such Master Servicer, within two Business Days following its suspension, remits to the Certificate Trustee the amount of any Advance the nonpayment of which by the Defaulting Master Servicer was an Event of Default described in clause
(iv) above. If an Event of Default as described in clause (iv) above occurs more than two times in any twelve month period, the Certificate Trustee will not be obligated to permit such Defaulting Master Servicer to resume its rights and obligations as Master Servicer under the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, either the Certificate Trustee or holders of Certificates of the affected Series evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund for the affected Series, as determined in the manner set forth in the Pooling and Servicing Agreement, may terminate all of the rights and obligations of the Defaulting Master Servicer under such Pooling and Servicing Agreement and under the related Servicing Contracts with respect to the Mortgage Loans, whereupon the Certificate Trustee will succeed to all the responsibilities, duties and liabilities of such Master Servicer under the Pooling and Servicing Agreement and the related Servicing Contracts and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Certificate Trustee is unwilling or unable to so act, it may appoint or petition a court of competent jurisdiction for the appointment of an established housing and home finance institution with a net worth of at least $10,000,000 to act as successor to such Master Servicer under such Pooling and Servicing Agreement, which may
include the non-defaulting Master Servicer.   Pending any such appointment, the
Certificate Trustee is obligated to act in such capacity. In the event the Certificate Trustee acts as successor to a Master Servicer, the Certificate Trustee will be obligated to make Advances unless it is prohibited by law from doing so. The Certificate Trustee and such successor may agree upon the compensation to be paid, which in no event may be greater than the compensation to the replaced Master Servicer under the Pooling and Servicing Agreement. Subject to certain limitations, holders of Certificates of an affected Series evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund for such affected Series, as determined in the manner set forth in the Pooling and Servicing Agreement, may direct the action of the Certificate Trustee in pursuing remedies and exercising powers under the Pooling and Servicing Agreement.

         The Certificate Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Certificate Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Master Servicers, the Issuer and the Certificate Trustee without the consent of any of the Certificateholders: (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the "CODE"); and (iv) to correct the description of any property at any time included in the Trust Fund, or to assure conveyance to the Certificate Trustee of any property included in the Trust Fund. The Pooling and Servicing Agreement may also be amended by the Master Servicers, the Issuer and the Certificate Trustee with the consent of the holders of Certificates of a Series evidencing Fractional Undivided Interests aggregating not less than 66 2/3% of the Trust Fund for such Series, as determined in the manner set forth in the Pooling and Servicing Agreement, for the purpose of adding any provisions to or changing in any manner or
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                                      S-89
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Agreement or of modifying in any manner the rights of the holders of the
Certificates of the affected Series; provided, however, that no such amendment may, without the consent of the holders of each Certificate of a Series affected thereby: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made under the Pooling and Servicing Agreement or reduce such Certificateholder's Fractional Undivided Interest in the Trust Fund of such Series, the Remittance Rate, the Termination Payment or the Repurchase Price with respect to the Certificates of such Series; (ii) reduce the percentage of Fractional Undivided Interests which are required to amend the Pooling and Servicing Agreement with respect to the Certificates of such Series; (iii) create or permit the creation of any lien against any part of the Trust Fund for such Series; or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates of such Series.

TERMINATION

         The obligations created by the Pooling and Servicing Agreement will terminate upon payment to the Bondholders of all amounts required to be paid to the Bondholders pursuant to the Indenture following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the Mortgage Loans by the Bond Administrator or the Issuer when the aggregate principal balance of the Mortgage Loans equals 10% or less of the aggregate Scheduled Principal Balance thereof as of the Cut-Off Date, pursuant to a provision of the Pooling and Servicing Agreement giving the Bond Administrator or the Issuer the right to do so.

         Any such repurchase of Mortgage Loans and property acquired in respect of the Mortgage Loans shall be made at a price at least equal to the Redemption Price. The exercise of the right to repurchase the Mortgage Loans by the Bond Administrator or the Issuer as set forth in clause (ii) of the preceding paragraph will effect early retirement of the Certificates and an early redemption of the Bonds.

THE CERTIFICATE TRUSTEE

         U.S. Bank National Association will be the Certificate Trustee under the Pooling and Servicing Agreement. The Issuer and each Master Servicer may maintain other banking relationships in the ordinary course of business with the Certificate Trustee. Offered Bonds may be surrendered at the Corporate Trust Office of the Certificate Trustee located at 180 East Fifth Street, Minneapolis, Minnesota 55101 or at such other addresses as the Certificate Trustee may designate from time to time by notice to the Bondholders, the Issuer and the Master Servicers.

         The Certificate Trustee is eligible to serve as such under the Pooling and Servicing Agreement only if it is (i) an institution insured by the FDIC,
(ii) a corporation or association organized and doing business under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000, and subject to supervision or examination by federal or state authority, and (iii) acceptable to the Rating Agencies.

         Under the Pooling and Servicing Agreement, the Certificate Trustee may resign at any time upon giving written notice to the Bond Administrator. In such event the Bond Administrator shall appoint a successor Certificate Trustee. The Bond Administrator may also remove the Certificate Trustee if the Certificate Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the capital and surplus of the Certificate
Trustee is reduced below $50 million.   Upon becoming aware of such
circumstances, the Bond Administrator will be obligated to appoint a successor Certificate Trustee. The Certificate Trustee may also be removed at any time by holders of Certificates of a Series evidencing more than 66 2/3% of the aggregate Fractional Undivided Interests in the Trust Fund of such Series. Any resignation or removal of the Certificate Trustee and appointment of a successor Certificate Trustee will not become effective until acceptance of the appointment by the successor Certificate Trustee.


                           SPECIAL TAX CONSIDERATIONS

RESIDUAL BONDHOLDERS

         THE CLASS RU AND CLASS RL BONDS, WHICH REPRESENT THE RESIDUAL INTEREST IN THE UPPER REMIC AND THE LOWER REMIC, RESPECTIVELY, MAY EXPERIENCE A HIGHLY NEGATIVE AFTER-TAX RETURN. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED





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TO CONSULT THEIR OWN TAX ADVISERS AND CONSIDER THE AFTER-TAX EFFECT OF
OWNERSHIP OF A RESIDUAL BOND AND THE SUITABILITY OF THE RESIDUAL BONDS TO THEIR INVESTMENT OBJECTIVES.

         Holders of Class RU and Class RL Bonds will be treated as owners of the "residual interest" in the Upper REMIC and the Lower REMIC, respectively, for federal income tax purposes. Accordingly, Residual Bondholders will not be treated as holders of debt instruments for such purposes, and their taxable income will not be computed with reference to the stated interest or amortization of premium on the Residual Bonds, but rather will be computed as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Taxable income to Residual Bondholders may exceed principal and interest payments received by such Bondholders with respect to their Residual Bonds for the corresponding period, which would result in a highly negative after-tax return for such period. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Consequently, such Bondholders should have other sources of funds sufficient to pay any federal or state income taxes due as a result of ownership of the Residual Bonds.

         The Upper REMIC and the Lower REMIC may generate income, a portion of which will be treated as "excess inclusion" income. Excess inclusion income
(a) is taxable to a tax-exempt Class RL or Class RU Bondholder, respectively, as unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30% (regardless of any statutory of treaty exemptions or rate reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of Residual Bondholders. Furthermore, Residual Bondholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of the Upper REMIC or Lower REMIC, as applicable, for purposes of determining their taxable income and alternative minimum taxable income. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds --Restrictions on Transfer of a Residual Bond" in the Prospectus.

         Prospective purchasers of Residual Bonds should be aware that the REMIC Regulations provide that the transfer of noneconomic residual interests to United States persons may be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment and collection of tax. For purposes of those Regulations, a residual interest is considered to be a noneconomic residual interest if, at the time of transfer, either (a) the present value of the expected payments is less than the present value of the expected tax on the excess inclusions or (b) the transferee is not to receive cash payments at or after the time that tax accrues on the anticipated excess inclusions in an amount sufficient to pay the accrued tax. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. If a transfer of a Residual Bond is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the Upper REMIC or the Lower REMIC, as applicable. A significant purpose to impede the assessment or collection of tax will exist if the transferor fails to establish that it neither knew nor should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of such REMIC. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. It is expected that the Class RU Bonds would be treated as noneconomic residual interests for purposes of the REMIC Regulations on the Closing Date. Each Class RU Bondholder considering the transfer of such Bond to a United States person (i.e., a citizen or resident of the United States, a domestic corporation, partnership, estate or trust) should consult with its tax advisor to determine whether (a) the Class RL Bond to be transferred would be considered to be a noneconomic residual interest at the time of the transfer thereof and (b) any significant purpose of the transfer is to impede the collection and assessment of tax within the meaning of the REMIC Regulations.

         The REMIC Regulations also provide that the transfer of a residual interest to a foreign person will be disregarded if the residual interest has tax avoidance potential (is a "TAPRI") and the income derived from the residual interest is not effectively connected with the conduct of a United States trade or business. A Residual Bond will be deemed to have tax avoidance potential under the REMIC Regulations unless, at the time of the transfer, the transferor reasonably expects that the applicable REMIC will pay to the transferee amounts that are sufficient to pay the tax on the excess inclusion accruing during each calendar year with respect to the related residual interest not later than the close of the calendar year following the calendar year of accrual. Moreover, if a foreign person transfers a Residual Bond to a United States person and otherwise would avoid withholding tax on accrued excess inclusion income, the transfer will be disregarded for tax purposes and payments with respect to the Residual Bond will continue to be subject to 30% withholding as though the foreign person still owed the Residual Bond. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus. It is expected that the Class RU Bonds would be treated as TAPRIs for purposes of the REMIC Regulations on the Closing Date. A Class RU Bondholder should consult with its tax counsel, before transferring a Residual Bond to a foreign person, to determine whether the Class RU Bond would be considered a TAPRI under the REMIC Regulations at the time of the proposed transfer. A transferee that is a foreign person will be required to deliver to the Indenture Trustee certain certifications (and to satisfy certain other conditions) in connection with the transfer of a Residual Bond.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Class RL or Class RU Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the Internal Revenue Service to be so treated.

REGULAR BONDHOLDERS

         Under section 166 of the Code, both corporate holders of the Senior Subordinate Bonds and noncorporate holders that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Senior Subordinate Bonds become wholly or partially worthless as the result of one or more Realized Losses. However, a noncorporate holder that does not acquire an Senior Subordinate Bond in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Senior Subordinate Bond becomes wholly worthless, and the loss will be characterized as a short-term capital loss.

         Each holder of a Senior Subordinate Bond will be required to accrue interest and original issue discount income ("CURRENT INCOME") with respect to such Bond without giving effect to any reduction in payments attributable to a default or delinquency on the Mortgage Loans until a related Realized Loss is allocated to such Bond or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of Current Income reported in any period by the holder of an Senior Subordinate Bond could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of an Senior Subordinate Bond eventually will recognize a loss or a reduction in income attributable to previously included Current Income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing of such loss or reduction in income. Accordingly, holders of the Senior Subordinate Bonds should consult their own tax advisors with respect to the federal income tax consequences of Realized Losses on Current Income.

         The Indenture Trustee intends to adjust the accrual of Current Income on the Subordinate Bonds in a manner that it believes to be appropriate to take account of Realized Losses. However, there can be no assurance that the Internal Revenue Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of the Senior Subordinate Bonds.

NON-U.S. HOLDERS

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Non-U.S. Holders are strong urged to consult their own tax advisors with respect to the New Withholding Regulations.


          RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL BONDS

         The Residual Bonds are not offered for sale to any investor that is
(a) a "disqualified organization" as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus or (b) a Plan or a Plan Investor.

         A Residual Bond may not be transferred except in compliance with the restrictions on transfer set forth in the Indenture. As a prerequisite to any such transfer, the proposed transferee must provide the Indenture Trustee with
(a) a transferee affidavit and agreement to the effect that the transferee is not a disqualified organization or a Non-U.S. Person, (b) one or more investor representation letters to the effect that the transferee is not a Plan Investor described in or subject to the Plan Asset Regulations (as defined herein), and that the proposed transferee either is not an insurance company or is an insurance company and that none of the funds used by it in connection with its purchase of the Residual Bonds will constitute "plan assets" as defined in the Plan Asset Regulations, and (c) a certificate, signed by transferor, stating that the purpose of the proposed transfer is not to impede the assessment or collection of taxes, confirming its investigation of the transferee and absence of actual knowledge on the part of the transferor that the proposed transferee is a disqualified organization or a Non-U.S. Person. A "NON-U.S. PERSON" is a person other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more of the United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons. Notwithstanding the fulfillment of the prerequisites described above, the Indenture Trustee may withhold registration of a proposed transfer if it has actual knowledge that the proposed transferee is a Non-U.S. Person or a disqualified organization. A transfer in violation of the restrictions set forth herein may subject a Residual Bondholder to taxation and the payment of certain fees to the Indenture Trustee. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") between the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER"), the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the Offered Bonds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Issuer's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The payment of the Offered Bonds by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Issuer from the sale of the Offered Bonds will be approximately $785,180.099, plus accrued interest on the Offered Bonds from October 1, 1997, before deducting issuance expenses payable by the Issuer. The Underwriter may effect such transactions by selling the Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the payment of the Offered Bonds may be deemed to be underwriters and any profit on the resale of the Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Issuer and CMC will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Issuer and CMC, against certain civil liabilities under the Securities Act of 1933, or, in each case, contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Bonds will be the monthly statements discussed in the Prospectus under "The Indenture -- Reports by Indenture Trustee to Bondholders," which will include information as to the outstanding principal balance of the Offered Bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Bonds will be available through any other source. In addition, the Issuer is not aware of any source through which price information about the Offered Bonds will be generally available on an ongoing basis. The limited





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nature of such information regarding the Offered Bonds may adversely affect the liquidity of the Offered Bonds, even if a secondary market for the Offered
Bonds becomes available.


                                USE OF PROCEEDS

         The Issuer will apply the net proceeds from the sale of the Offered Bonds against the purchase price of the Mortgage Loans.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, New York, New York. Brown & Wood LLP serves as counsel to IndyMac.


                                    RATINGS

         It is a condition to the issuance of the Offered Bonds that the Class A Bonds (other than the Class IA-10 and Class IIA-5 Bonds) and the Residual Bonds each be rated "AAA" by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and by Duff & Phelps Credit Rating Co. ("DCR"), that the Notional Amount Bonds each be rated "AAAr" by S&P and "AAA" by DCR and that the Class B-1 Bonds be rated not less than "AA" by DCR, the Class B-2 Bonds be rated not less than "A" by DCR and the Class B-3 Bonds be rated not less than "BBB" by DCR.

         Publications of S&P indicate that it assigns a rating of "AAA" to securities for which "the capacity to pay interest and repay principal is extremely strong." In addition, S&P assigns the additional rating of "r" to highlight classes of securities that it believes may experience high volatility or a variability in expected returns due to noncredit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

         The ratings assigned to the Residual Bonds do not assess the likelihood of return to investors in the Residual Bonds, except to the extent of the nominal initial principal amount of such Class and interest thereon at the applicable Bond Interest Rate.

         The Issuer has not requested ratings on the Offered Bonds by any rating agency other than S&P and DCR. However, there can be no assurance as to whether any other rating agency will rate the Offered Bonds, or, if it does, what ratings would be assigned by such other rating agency. Ratings on the Offered Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Bonds by S&P and DCR.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                LEGAL INVESTMENT

         The Senior Bonds and the Class B-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency or another nationally recognized statistical rating organization.

         THE CLASS B-2 AND CLASS B-3 BONDS WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA, BECAUSE THOSE CLASSES ARE NOT RATED IN THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED RATING ORGANIZATION.

         Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Bonds. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

         Except as to the status of certain Classes of Offered Bonds as "mortgage related securities," no representations are made as to the proper characterization of any Class of Offered Bonds for legal investment, financial institution registry or other purposes, or as to the ability of particular investors to purchase any Class of Offered Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of the Offered Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.


                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "PLAN"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("PLAN INVESTORS"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATION").

PROHIBITED TRANSACTIONS

         General. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         Plan Asset Regulation and The Bonds. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Bonds are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Bonds would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, a Master Servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Bonds, the purchase of Bonds using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The Bonds may not be purchased with the assets of a Plan if the Issuer, a Master Servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         If the Bonds are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Bonds. In such an event, the Master Servicers and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

         The Residual Bonds are expected to have "substantial equity
characteristics."   Accordingly, no Residual Bond may be acquired by a Plan, a person acting on behalf of a Plan, or any person using the assets of a Plan (each, a "PLAN INVESTOR"). Although the matter is not entirely clear, the Class B-3 Bonds and the Notional Amount Bonds may have "substantial equity characteristics." Consequently, no transfer of the Class B-3 Bonds or Notional Amount Bonds will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or, in the case of an insurance company, is not a Plan Investor, or is eligible for an exemption from the applicable prohibited transaction provisions of ERISA and the Code, or (ii) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of such Bonds will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicers, the Certificate Trustee, the Indenture Trustee, the Issuer or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code in addition to those undertaken in the Indenture (a "BENEFIT PLAN OPINION").

         In addition, without regard to whether the Bonds are considered to be equity interests in the Issuer, certain affiliates of the Issuer or the Master Servicers might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Class B-1 Bond, Class B-2 Bond or Senior Bond, other than the Notional Amount Bonds, that is a Plan Investor shall have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The sale of Offered Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

         ANY PLAN INVESTOR PROPOSING TO INVEST IN THE BONDS SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                                 INDEX OF TERMS

"Accrual Directed"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"Advances"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
"Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Basic Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-76
"Beneficial Owner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Benefit Plan Opinion"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
"Bond Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Bond Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
"Book-Entry Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Book-Entry Termination"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Buydown Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47, S-82
"Buydown Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Buydown Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"CCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Cede"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Certificate Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-86
"Certificate Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Class A Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Class B Loan Group Component Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
"Class IA Lockout Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class IA Lockout Liquidation Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class IA Lockout Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class IA Lockout Prepayment Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Class IA Lockout Principal Payment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Class IA-10 Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Class IA-4 Accretion Termination Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Class IA-4 Accrual Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Class IIA-5 Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Class IIA-6 Lockout Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Class IIA-6 Lockout Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Class IIA-6 Lockout Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Class IIA-6 Lockout Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Class IIX Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Class IX Notional Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Class Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Class Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Class X Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"CMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"CMCSC IV"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19, S-89
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
"Combined Targeted Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Component" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Component IA-1-2 Accretion Termination Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Component IA-1-2 Accrual Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Component IA-1-3 Notional Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Component Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Component Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12

"Cooperative Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
"Current Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-92
"Curtailments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"Custodial Account for P&I" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"Custodial Account for Reserves"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"Cut-Off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-28
"DCR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22, S-94
"Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"DLJMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"DOL" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Electing Large Partnership"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-92
"Equity Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"Excess Bankruptcy Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Excess Fraud Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Excess Inclusion"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20, S-91
"Excess Liquidation Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Excess Losses" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Excess Special Hazard Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"FDIC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"FHLMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Floater Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Flood Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Group I" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Group I Bankruptcy Coverage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Group I Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Group I Credit Support Depletion Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"Group I Discount Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Group I Fraud Coverage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Group I Liquidation Principal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Group I Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Group I Premium Rate Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Group I Senior Liquidation Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Group I Senior Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Group I Senior Prepayment Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
"Group I Senior Principal Payment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Group I Subordinate Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Group I Subordinate Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Group I Subordinate Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Group I Subordinate Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
"Group I WAC IO Notional Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Group IA Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Group II"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Group II Bankruptcy Coverage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Group II Credit Support Depletion Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"Group II Discount Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Group II Fraud Coverage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
"Group II Liquidation Principal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Group II Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Group II Premium Rate Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Group II Senior Liquidation Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Group II Senior Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Group II Senior Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68

"Group II Senior Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Group II Subordinate Liquidation Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Group II Subordinate Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Group II Subordinate Prepayment Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Group II Subordinate Principal Payment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Group IIA Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Indemnified Parties" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
"Indenture Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52, S-58
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-10, S-50
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"IndyMac" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9, S-50
"IndyMac Loan Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"IndyMac Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"IndyMac Underwriting Standards"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
"Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"Interest Accrual Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Investment Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-86
"Investment Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-86
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-9
"Junior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Junior Class"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Junior Subordinate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Junior Subordinate Components" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"LIBOR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16, S-60
"LIBOR Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Liquidated Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
"Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
"Loan Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Loan Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Loan Sellers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Loan-to-Value Ratio" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Lower REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-84
"Master Servicing Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
"Modeling Assumptions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-77
"Monthly Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
"Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-3
"Mortgage Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Mortgage Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"Mortgagor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"NERDs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
"Net Mortgage Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"No Asset, No Income Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Non-Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Non-U.S. Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
"Notional Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Offered Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Optional Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17, S-72
"PACs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"Parity Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
"Parties In Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4, S-9
"Payoffs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25

"PDU Seller/Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
"PHH" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-50
"PHH Loan Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"PHH Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21, S-95
"Plan Asset Regulation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
"Plan Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93, S-95
"Plan Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-21, S-96
"Plan Investors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
"Planned Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-25
"PNC Loan Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"PNC Mortgage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9, S-50
"PNC Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Pooling and Administration Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Pooling and Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-28
"Premium Rate Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Prepayment Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Primary Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-30
"Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
"Principal Prepayment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
"Principal Prepayments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"Pro Rata Allocation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
"Prohibited Transaction Provisions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
"PTCE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
"Rating Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Real estate Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Redemption Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18, S-72
"Reduced Documentation Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Reference Banks" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"REITs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"REMIC Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
"Remittance Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
"Residual Bondholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
"Residual Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
"Rules" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"S&P" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22, S-94
"Scheduled Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
"Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Seller/Servicers"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-3
"Senior Class"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Senior Subordinate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Senior Subordinate Components" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Servicing Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-87
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-22, S-94
"Standard Hazard Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Stated Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
"Step Down Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
"Streamlined Documentation Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Stripped Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Structuring Range" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-75

"Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Subordinate Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
"Subordination Level" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Sub-Component" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Sub-Component IA-1-4I Discount Mortgage Loan Principal Payment Amount" . . . . . . . . . . . . . . . . . . . . . .  S-62
"Sub-Component IA-1-4II Discount Mortgage Loan Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . .  S-66
"Sub-Component IA-1-4II Losses Payable" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
"Super Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"TACs"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
"TAPRI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-91
"Targeted Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Targeted Range"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-75
"Title Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Trust Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Trust Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-88
"UBTI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20, S-91
"Underwriter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-93
"Underwriting Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-93
"Upper REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-19
"Withdrawal Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-2 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100              69              69              69             69
 October 25, 2001                      100              21              21              21              0
 October 25, 2002                      100               0               0               0              0
 October 25, 2003                       96               0               0               0              0
 October 25, 2004                       87               0               0               0              0
 October 25, 2005                       78               0               0               0              0
 October 25, 2006                       68               0               0               0              0
 October 25, 2007                       57               0               0               0              0
 October 25, 2008                       46               0               0               0              0
 October 25, 2009                       33               0               0               0              0
 October 25, 2010                       19               0               0               0              0
 October 25, 2011                        5               0               0               0              0
 October 25, 2012                        0               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        10.4             3.4             3.4             3.4            3.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-3 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       65              65              65              65             65
 October 25, 1999                       30              30              30              30             30
 October 25, 2000                        4               4               4               0              0
 October 25, 2001                        0               0               0               0              0
 October 25, 2002                        0               0               0               0              0
 October 25, 2003                        0               0               0               0              0
 October 25, 2004                        0               0               0               0              0
 October 25, 2005                        0               0               0               0              0
 October 25, 2006                        0               0               0               0              0
 October 25, 2007                        0               0               0               0              0
 October 25, 2008                        0               0               0               0              0
 October 25, 2009                        0               0               0               0              0
 October 25, 2010                        0               0               0               0              0
 October 25, 2011                        0               0               0               0              0
 October 25, 2012                        0               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                         1.5             1.5             1.5             1.4            1.4

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-4 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      108             108             108               0              0
 October 25, 1999                      116             116             116               0              0
 October 25, 2000                      125             125             125               0              0
 October 25, 2001                      134             134             134               0              0
 October 25, 2002                      145             145             145               0              0
 October 25, 2003                      156             156             156               0              0
 October 25, 2004                      168             168             168               0              0
 October 25, 2005                      180             180             180               0              0
 October 25, 2006                      194             194             194               0              0
 October 25, 2007                      209             209             209               0              0
 October 25, 2008                      225             225             225               0              0
 October 25, 2009                      242             242             242               0              0
 October 25, 2010                      261             261             261               0              0
 October 25, 2011                      281             281             281               0              0
 October 25, 2012                      302             302             288               0              0
 October 25, 2013                      326             326             236               0              0
 October 25, 2014                      350             350             192               0              0
 October 25, 2015                      377             377             155               0              0
 October 25, 2016                      406             406             125               0              0
 October 25, 2017                      437             437             100               0              0
 October 25, 2018                      471             471              79               0              0
 October 25, 2019                      507             507              61               0              0
 October 25, 2020                      546             546              47               0              0
 October 25, 2021                      587             587              35               0              0
 October 25, 2022                      632             513              26               0              0
 October 25, 2023                      681             397              18               0              0
 October 25, 2024                      733             286              12               0              0
 October 25, 2025                      789             181               7               0              0
 October 25, 2026                      530              81               3               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        29.2            27.0            19.2             0.3            0.2

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-5 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             61
 October 25, 2003                       94              92              89              61             32
 October 25, 2004                       92              88              82              38             16
 October 25, 2005                       91              84              74              24              7
 October 25, 2006                       89              78              63              16              4
 October 25, 2007                       87              72              53              11              2
 October 25, 2008                       85              66              44               7              2
 October 25, 2009                       83              61              36               5              1
 October 25, 2010                       81              56              30               3              1
 October 25, 2011                       79              51              25               2              *
 October 25, 2012                       76              46              20               2              *
 October 25, 2013                       73              42              17               1              *
 October 25, 2014                       70              38              14               1              *
 October 25, 2015                       67              34              11               *              *
 October 25, 2016                       63              30               9               *              *
 October 25, 2017                       59              26               7               *              *
 October 25, 2018                       55              23               6               *              *
 October 25, 2019                       51              20               4               *              *
 October 25, 2020                       46              17               3               *              *
 October 25, 2021                       40              14               3               *              *
 October 25, 2022                       35              11               2               *              *
 October 25, 2023                       29               9               1               *              *
 October 25, 2024                       22               6               1               *              *
 October 25, 2025                       15               4               *               *              *
 October 25, 2026                        7               2               *               *              *
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.3            15.1            11.3             7.1            5.7

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-6 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             61
 October 25, 2003                       94              92              89              61             32
 October 25, 2004                       92              88              82              38             16
 October 25, 2005                       91              84              74              24              7
 October 25, 2006                       89              78              63              16              4
 October 25, 2007                       87              72              53              11              2
 October 25, 2008                       85              66              44               7              2
 October 25, 2009                       83              61              36               5              1
 October 25, 2010                       81              56              30               3              1
 October 25, 2011                       79              51              25               2              *
 October 25, 2012                       76              46              20               2              *
 October 25, 2013                       73              42              17               1              *
 October 25, 2014                       70              38              14               1              *
 October 25, 2015                       67              34              11               *              *
 October 25, 2016                       63              30               9               *              *
 October 25, 2017                       59              26               7               *              *
 October 25, 2018                       55              23               6               *              *
 October 25, 2019                       51              20               4               *              *
 October 25, 2020                       46              17               3               *              *
 October 25, 2021                       40              14               3               *              *
 October 25, 2022                       35              11               2               *              *
 October 25, 2023                       29               9               1               *              *
 October 25, 2024                       22               6               1               *              *
 October 25, 2025                       15               4               *               *              *
 October 25, 2026                        7               2               *               *              *
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.3            15.1            11.3             7.1            5.7

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-7 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100              94              85              76             71
 October 25, 1999                      100              83              54              23              7
 October 25, 2000                      100              83              31               0              0
 October 25, 2001                      100              83              12               0              0
 October 25, 2002                       99              82               0               0              0
 October 25, 2003                       92              60               0               0              0
 October 25, 2004                       84              37               0               0              0
 October 25, 2005                       76              16               0               0              0
 October 25, 2006                       67               0               0               0              0
 October 25, 2007                       57               0               0               0              0
 October 25, 2008                       47               0               0               0              0
 October 25, 2009                       36               0               0               0              0
 October 25, 2010                       24               0               0               0              0
 October 25, 2011                       11               0               0               0              0
 October 25, 2012                        0               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        10.4             5.9             2.4             1.5            1.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-8 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                       99              95              95              95             95
 October 25, 2000                       95              62              62              62             62
 October 25, 2001                       90              31              31              31             16
 October 25, 2002                       85               1               1               1              0
 October 25, 2003                       79               0               0               0              0
 October 25, 2004                       74               0               0               0              0
 October 25, 2005                       68               0               0               0              0
 October 25, 2006                       61               0               0               0              0
 October 25, 2007                       54               0               0               0              0
 October 25, 2008                       47               0               0               0              0
 October 25, 2009                       38               0               0               0              0
 October 25, 2010                       30               0               0               0              0
 October 25, 2011                       20               0               0               0              0
 October 25, 2012                        9               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        10.0             3.4             3.4             3.4            3.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                CLASS IA-9 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       94              91              87              84             81
 October 25, 1999                       88              79              66              52             46
 October 25, 2000                       82              65              42              18             18
 October 25, 2001                       76              51              19               9              5
 October 25, 2002                       69              37               *               *              0
 October 25, 2003                       64              26               0               0              0
 October 25, 2004                       59              16               0               0              0
 October 25, 2005                       54               7               0               0              0
 October 25, 2006                       48               0               0               0              0
 October 25, 2007                       41               0               0               0              0
 October 25, 2008                       35               0               0               0              0
 October 25, 2009                       27               0               0               0              0
 October 25, 2010                       19               0               0               0              0
 October 25, 2011                       11               0               0               0              0
 October 25, 2012                        3               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                         8.2             4.3             2.7             2.2            2.0

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IA-11 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100             100             100             100            100
 October 25, 2001                      100             100             100             100            100
 October 25, 2002                      100             100             100             100             20
 October 25, 2003                       97              93              87              21              0
 October 25, 2004                       94              85              71               0              0
 October 25, 2005                       90              74              50               0              0
 October 25, 2006                       87              61              27               0              0
 October 25, 2007                       82              47               2               0              0
 October 25, 2008                       78              34               0               0              0
 October 25, 2009                       73              21               0               0              0
 October 25, 2010                       68               9               0               0              0
 October 25, 2011                       62               0               0               0              0
 October 25, 2012                       56               0               0               0              0
 October 25, 2013                       50               0               0               0              0
 October 25, 2014                       43               0               0               0              0
 October 25, 2015                       35               0               0               0              0
 October 25, 2016                       26               0               0               0              0
 October 25, 2017                       17               0               0               0              0
 October 25, 2018                        8               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        15.2             9.7             7.9             5.7            4.7

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IA-12 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100             100             100             100            100
 October 25, 2001                      100             100             100             100            100
 October 25, 2002                      100             100             100             100            100
 October 25, 2003                      100             100             100             100             62
 October 25, 2004                      100             100             100              74             30
 October 25, 2005                      100             100             100              46             14
 October 25, 2006                      100             100             100              30              7
 October 25, 2007                      100             100             100              21              5
 October 25, 2008                      100             100              85              14              3
 October 25, 2009                      100             100              70              10              2
 October 25, 2010                      100             100              58               7              1
 October 25, 2011                      100              98              48               4              1
 October 25, 2012                      100              89              39               3              *
 October 25, 2013                      100              80              32               2              *
 October 25, 2014                      100              72              26               1              *
 October 25, 2015                      100              65              21               1              *
 October 25, 2016                      100              58              17               1              *
 October 25, 2017                      100              51              14               *              *
 October 25, 2018                      100              44              11               *              *
 October 25, 2019                       98              38               8               *              *
 October 25, 2020                       88              33               6               *              *
 October 25, 2021                       78              27               5               *              *
 October 25, 2022                       67              22               4               *              *
 October 25, 2023                       55              17               2               *              *
 October 25, 2024                       42              12               2               *              *
 October 25, 2025                       28               8               1               *              *
 October 25, 2026                       13               3               *               *              *
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        26.2            20.7            15.0             8.7            6.8

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IA-13 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                       96              72              72              72             72
 October 25, 2000                       71               0               0               0              0
 October 25, 2001                       43               0               0               0              0
 October 25, 2002                       13               0               0               0              0
 October 25, 2003                        0               0               0               0              0
 October 25, 2004                        0               0               0               0              0
 October 25, 2005                        0               0               0               0              0
 October 25, 2006                        0               0               0               0              0
 October 25, 2007                        0               0               0               0              0
 October 25, 2008                        0               0               0               0              0
 October 25, 2009                        0               0               0               0              0
 October 25, 2010                        0               0               0               0              0
 October 25, 2011                        0               0               0               0              0
 October 25, 2012                        0               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                         3.7             2.2             2.2             2.2            2.2

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IA-14 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100             100             100             100            100
 October 25, 2001                      100             100             100             100             97
 October 25, 2002                      100               7               7               7              0
 October 25, 2003                      100               0               0               0              0
 October 25, 2004                      100               0               0               0              0
 October 25, 2005                      100               0               0               0              0
 October 25, 2006                      100               0               0               0              0
 October 25, 2007                      100               0               0               0              0
 October 25, 2008                      100               0               0               0              0
 October 25, 2009                      100               0               0               0              0
 October 25, 2010                      100               0               0               0              0
 October 25, 2011                      100               0               0               0              0
 October 25, 2012                       56               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        15.1             4.8             4.8             4.8            4.2

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX A

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IA-15 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       83              83              83              83             83
 October 25, 1999                       67              67              67              67             67
 October 25, 2000                       54              54              54               0              0
 October 25, 2001                       28              28              28               0              0
 October 25, 2002                        0               0               0               0              0
 October 25, 2003                        0               0               0               0              0
 October 25, 2004                        0               0               0               0              0
 October 25, 2005                        0               0               0               0              0
 October 25, 2006                        0               0               0               0              0
 October 25, 2007                        0               0               0               0              0
 October 25, 2008                        0               0               0               0              0
 October 25, 2009                        0               0               0               0              0
 October 25, 2010                        0               0               0               0              0
 October 25, 2011                        0               0               0               0              0
 October 25, 2012                        0               0               0               0              0
 October 25, 2013                        0               0               0               0              0
 October 25, 2014                        0               0               0               0              0
 October 25, 2015                        0               0               0               0              0
 October 25, 2016                        0               0               0               0              0
 October 25, 2017                        0               0               0               0              0
 October 25, 2018                        0               0               0               0              0
 October 25, 2019                        0               0               0               0              0
 October 25, 2020                        0               0               0               0              0
 October 25, 2021                        0               0               0               0              0
 October 25, 2022                        0               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                         2.8             2.8             2.8             2.1            1.9

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX B

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IIA-1 BONDS

         PAYMENT DATE                 0%              100%            195%            250%           400%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              96              93              91             87
 October 25, 1999                       97              87              78              73             59
 October 25, 2000                       95              76              58              49             25
 October 25, 2001                       94              65              41              28              0
 October 25, 2002                       92              55              25              11              0
 October 25, 2003                       90              46              13               0              0
 October 25, 2004                       88              37               3               0              0
 October 25, 2005                       85              30               0               0              0
 October 25, 2006                       83              24               0               0              0
 October 25, 2007                       80              18               0               0              0
 October 25, 2008                       77              12               0               0              0
 October 25, 2009                       74               7               0               0              0
 October 25, 2010                       70               2               0               0              0
 October 25, 2011                       67               0               0               0              0
 October 25, 2012                       63               0               0               0              0
 October 25, 2013                       58               0               0               0              0
 October 25, 2014                       53               0               0               0              0
 October 25, 2015                       48               0               0               0              0
 October 25, 2016                       43               0               0               0              0
 October 25, 2017                       37               0               0               0              0
 October 25, 2018                       31               0               0               0              0
 October 25, 2019                       24               0               0               0              0
 October 25, 2020                       17               0               0               0              0
 October 25, 2021                       10               0               0               0              0
 October 25, 2022                        1               0               0               0              0
 October 25, 2023                        0               0               0               0              0
 October 25, 2024                        0               0               0               0              0
 October 25, 2025                        0               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        16.3             6.1             3.6             3.0            2.2

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX B

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IIA-2 BONDS

         PAYMENT DATE                 0%              100%            195%            250%           400%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100             100             100             100            100
 October 25, 2001                      100             100             100             100             95
 October 25, 2002                      100             100             100             100             38
 October 25, 2003                      100             100             100              93              3
 October 25, 2004                      100             100             100              63              0
 October 25, 2005                      100             100              84              41              0
 October 25, 2006                      100             100              66              25              0
 October 25, 2007                      100             100              51              14              0
 October 25, 2008                      100             100              38               4              0
 October 25, 2009                      100             100              27               0              0
 October 25, 2010                      100             100              17               0              0
 October 25, 2011                      100              93               8               0              0
 October 25, 2012                      100              81               1               0              0
 October 25, 2013                      100              69               0               0              0
 October 25, 2014                      100              58               0               0              0
 October 25, 2015                      100              47               0               0              0
 October 25, 2016                      100              37               0               0              0
 October 25, 2017                      100              27               0               0              0
 October 25, 2018                      100              18               0               0              0
 October 25, 2019                      100              10               0               0              0
 October 25, 2020                      100               2               0               0              0
 October 25, 2021                      100               0               0               0              0
 October 25, 2022                      100               0               0               0              0
 October 25, 2023                       78               0               0               0              0
 October 25, 2024                       50               0               0               0              0
 October 25, 2025                       20               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        27.0            18.0            10.5             8.0            4.9

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX B

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IIA-3 BONDS

         PAYMENT DATE                 0%              100%            195%            250%           400%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                      100             100             100             100            100
 October 25, 1999                      100             100             100             100            100
 October 25, 2000                      100             100             100             100            100
 October 25, 2001                      100             100             100             100            100
 October 25, 2002                      100             100             100             100            100
 October 25, 2003                      100             100             100             100            100
 October 25, 2004                      100             100             100             100             52
 October 25, 2005                      100             100             100             100             23
 October 25, 2006                      100             100             100             100             11
 October 25, 2007                      100             100             100             100              8
 October 25, 2008                      100             100             100             100              6
 October 25, 2009                      100             100             100              91              5
 October 25, 2010                      100             100             100              75              3
 October 25, 2011                      100             100             100              62              2
 October 25, 2012                      100             100             100              51              2
 October 25, 2013                      100             100              87              42              1
 October 25, 2014                      100             100              73              34              1
 October 25, 2015                      100             100              61              27              1
 October 25, 2016                      100             100              51              22              *
 October 25, 2017                      100             100              42              17              *
 October 25, 2018                      100             100              35              14              *
 October 25, 2019                      100             100              28              11              *
 October 25, 2020                      100             100              22               8              *
 October 25, 2021                      100              87              18               6              *
 October 25, 2022                      100              71              13               5              *
 October 25, 2023                      100              55              10               3              *
 October 25, 2024                      100              40               7               2              *
 October 25, 2025                      100              25               4               1              *
 October 25, 2026                       72              12               2               *              *
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        29.3            26.4            20.1            16.3            7.7

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX B

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IIA-4 BONDS

         PAYMENT DATE                 0%              100%            195%            250%           400%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              97              95              94             90
 October 25, 1999                       98              91              84              80             69
 October 25, 2000                       97              82              69              62             44
 October 25, 2001                       95              74              56              47             24
 October 25, 2002                       94              66              45              34             10
 October 25, 2003                       92              60              35              24              1
 October 25, 2004                       91              54              28              16              0
 October 25, 2005                       89              48              22              11              0
 October 25, 2006                       87              43              17               7              0
 October 25, 2007                       85              39              13               4              0
 October 25, 2008                       83              35              10               1              0
 October 25, 2009                       80              31               7               0              0
 October 25, 2010                       78              27               4               0              0
 October 25, 2011                       75              24               2               0              0
 October 25, 2012                       72              21               *               0              0
 October 25, 2013                       69              18               0               0              0
 October 25, 2014                       65              15               0               0              0
 October 25, 2015                       62              12               0               0              0
 October 25, 2016                       58               9               0               0              0
 October 25, 2017                       53               7               0               0              0
 October 25, 2018                       49               5               0               0              0
 October 25, 2019                       44               3               0               0              0
 October 25, 2020                       39               1               0               0              0
 October 25, 2021                       33               0               0               0              0
 October 25, 2022                       27               0               0               0              0
 October 25, 2023                       20               0               0               0              0
 October 25, 2024                       13               0               0               0              0
 October 25, 2025                        5               0               0               0              0
 October 25, 2026                        0               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        19.0             9.1             5.4             4.3            2.9

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX B

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                               CLASS IIA-6 BONDS

         PAYMENT DATE                 0%              100%            195%            250%           400%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             95
 October 25, 2003                       93              91              90              89             86
 October 25, 2004                       92              88              84              82             76
 October 25, 2005                       90              83              77              73             63
 October 25, 2006                       88              78              68              63             50
 October 25, 2007                       87              71              59              52             37
 October 25, 2008                       85              66              51              43             28
 October 25, 2009                       82              60              44              36             20
 October 25, 2010                       80              55              38              30             15
 October 25, 2011                       78              50              32              24             11
 October 25, 2012                       75              45              27              20              8
 October 25, 2013                       72              41              23              16              6
 October 25, 2014                       69              37              20              13              4
 October 25, 2015                       65              33              16              11              3
 October 25, 2016                       62              29              14               9              2
 October 25, 2017                       58              26              11               7              2
 October 25, 2018                       54              22               9               5              1
 October 25, 2019                       49              19               8               4              1
 October 25, 2020                       45              16               6               3              1
 October 25, 2021                       39              14               5               2              *
 October 25, 2022                       34              11               4               2              *
 October 25, 2023                       28               9               3               1              *
 October 25, 2024                       22               6               2               1              *
 October 25, 2025                       15               4               1               *              *
 October 25, 2026                        7               2               *               *              *
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.1            14.9            12.3            11.3            9.5

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX C

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                 CLASS B1 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             95
 October 25, 2003                       94              92              89              84             82
 October 25, 2004                       92              88              82              72             68
 October 25, 2005                       91              84              73              57             51
 October 25, 2006                       89              78              63              42             35
 October 25, 2007                       87              72              53              29             22
 October 25, 2008                       85              66              44              20             14
 October 25, 2009                       83              61              36              14              9
 October 25, 2010                       81              56              30               9              5
 October 25, 2011                       79              51              25               6              3
 October 25, 2012                       76              46              20               4              2
 October 25, 2013                       73              42              17               3              1
 October 25, 2014                       70              38              14               2              1
 October 25, 2015                       67              34              11               1              0
 October 25, 2016                       63              30               9               1              0
 October 25, 2017                       59              26               7               1              0
 October 25, 2018                       55              23               6               0              0
 October 25, 2019                       51              20               4               0              0
 October 25, 2020                       46              17               3               0              0
 October 25, 2021                       40              14               3               0              0
 October 25, 2022                       35              11               2               0              0
 October 25, 2023                       29               9               1               0              0
 October 25, 2024                       22               6               1               0              0
 October 25, 2025                       15               4               0               0              0
 October 25, 2026                        7               2               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.3            15.1            11.3             8.8            8.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX C

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                 CLASS B2 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             95
 October 25, 2003                       94              92              89              84             82
 October 25, 2004                       92              88              82              72             68
 October 25, 2005                       91              84              73              57             51
 October 25, 2006                       89              78              63              42             35
 October 25, 2007                       87              72              53              29             22
 October 25, 2008                       85              66              44              20             14
 October 25, 2009                       83              61              36              14              9
 October 25, 2010                       81              56              30               9              5
 October 25, 2011                       79              51              25               6              3
 October 25, 2012                       76              46              20               4              2
 October 25, 2013                       73              42              17               3              1
 October 25, 2014                       70              37              14               2              1
 October 25, 2015                       67              34              11               1              0
 October 25, 2016                       63              30               9               1              0
 October 25, 2017                       59              26               7               1              0
 October 25, 2018                       55              23               6               0              0
 October 25, 2019                       50              20               4               0              0
 October 25, 2020                       46              17               3               0              0
 October 25, 2021                       40              14               3               0              0
 October 25, 2022                       35              11               2               0              0
 October 25, 2023                       28               9               1               0              0
 October 25, 2024                       22               6               1               0              0
 October 25, 2025                       15               4               0               0              0
 October 25, 2026                        7               2               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.3            15.1            11.3             8.8            8.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX C

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                                 CLASS B3 BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              99              99              99             99
 October 25, 1999                       98              98              98              98             98
 October 25, 2000                       97              97              97              97             97
 October 25, 2001                       96              96              96              96             96
 October 25, 2002                       95              95              95              95             95
 October 25, 2003                       94              92              89              84             82
 October 25, 2004                       92              88              82              72             68
 October 25, 2005                       91              84              73              57             51
 October 25, 2006                       89              78              63              42             35
 October 25, 2007                       87              72              53              29             22
 October 25, 2008                       85              66              44              20             14
 October 25, 2009                       83              61              36              14              9
 October 25, 2010                       81              56              30               9              5
 October 25, 2011                       79              51              25               6              3
 October 25, 2012                       76              46              20               4              2
 October 25, 2013                       73              42              17               3              1
 October 25, 2014                       70              37              14               2              1
 October 25, 2015                       67              34              11               1              0
 October 25, 2016                       63              30               9               1              0
 October 25, 2017                       59              26               7               1              0
 October 25, 2018                       55              23               6               0              0
 October 25, 2019                       50              20               4               0              0
 October 25, 2020                       46              17               3               0              0
 October 25, 2021                       40              14               3               0              0
 October 25, 2022                       35              11               2               0              0
 October 25, 2023                       28               9               1               0              0
 October 25, 2024                       22               6               1               0              0
 October 25, 2025                       15               4               0               0              0
 October 25, 2026                        7               2               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        20.3            15.1            11.3             8.8            8.3

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX D

           PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING AT VARIOUS PERCENTAGES OF THE BASIC PREPAYMENT ASSUMPTION

                          CLASS RL AND CLASS RU BONDS

         PAYMENT DATE                 0%              100%            250%            500%           600%
 ---------------------------------------------------------------------------------------------------------
 Initial Percentage                    100%            100%            100%            100%           100%
 October 25, 1998                       99              97              93              87             85
 October 25, 1999                       98              90              79              60             53
 October 25, 2000                       97              81              60              31             20
 October 25, 2001                       95              73              45              10              0
 October 25, 2002                       94              65              32               0              0
 October 25, 2003                       93              59              22               0              0
 October 25, 2004                       91              53              15               0              0
 October 25, 2005                       90              48              10               0              0
 October 25, 2006                       88              44               7               0              0
 October 25, 2007                       86              40               5               0              0
 October 25, 2008                       84              36               3               0              0
 October 25, 2009                       82              33               2               0              0
 October 25, 2010                       80              29               1               0              0
 October 25, 2011                       77              26               0               0              0
 October 25, 2012                       74              23               0               0              0
 October 25, 2013                       71              21               0               0              0
 October 25, 2014                       68              18               0               0              0
 October 25, 2015                       65              16               0               0              0
 October 25, 2016                       61              13               0               0              0
 October 25, 2017                       57              11               0               0              0
 October 25, 2018                       52               9               0               0              0
 October 25, 2019                       48               7               0               0              0
 October 25, 2020                       43               5               0               0              0
 October 25, 2021                       37               3               0               0              0
 October 25, 2022                       31               2               0               0              0
 October 25, 2023                       25               *               0               0              0
 October 25, 2024                       18               0               0               0              0
 October 25, 2025                       10               0               0               0              0
 October 25, 2026                        2               0               0               0              0
 October 25, 2027                        0               0               0               0              0
 Weighted Average
 Life In Years**                        19.7             9.6             4.3             2.4            2.1

_________________
*Indicates a number that is greater than zero but less than 0.5%.

**The weighted average life of a Bond is determined by (i) multiplying the amount of each payment in reduction of the Principal Balance of such Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the initial Principal Balance of the Bond.

                                   APPENDIX E

                        PLANNED PRINCIPAL BALANCES TABLES

         The Planned Principal Balances set forth in the tables below were calculated on the basis of the initial Class Principal Balances or Component Principal Balances of the PACs and the other assumptions described in "Certain Yield and Prepayment Considerations--General" herein.

                                CLASS IA-2 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------
Initial Balance...................................................................................   $   39,100,200.00
November 25, 1997.................................................................................       39,100,200.00
December 25, 1997.................................................................................       39,100,200.00
January 25, 1998..................................................................................       39,100,200.00
February 25, 1998.................................................................................       39,100,200.00
March 25, 1998....................................................................................       39,100,200.00
April 25, 1998....................................................................................       39,100,200.00
May 25, 1998......................................................................................       39,100,200.00
June 25, 1998.....................................................................................       39,100,200.00
July 25, 1998.....................................................................................       39,100,200.00
August 25, 1998...................................................................................       39,100,200.00
September 25, 1998................................................................................       39,100,200.00
October 25, 1998..................................................................................       39,100,200.00
November 25, 1998.................................................................................       39,100,200.00
December 25, 1998.................................................................................       39,100,200.00
January 25, 1999..................................................................................       39,100,200.00
February 25, 1999.................................................................................       39,100,200.00
March 25, 1999....................................................................................       39,100,200.00
April 25, 1999....................................................................................       39,100,200.00
May 25, 1999......................................................................................       39,100,200.00
June 25, 1999.....................................................................................       39,100,200.00
July 25, 1999.....................................................................................       39,100,200.00
August 25, 1999...................................................................................       39,100,200.00
September 25, 1999................................................................................       39,100,200.00
October 25, 1999..................................................................................       39,100,200.00
November 25, 1999.................................................................................       39,100,200.00
December 25, 1999.................................................................................       39,100,200.00
January 25, 2000..................................................................................       39,100,200.00
February 25, 2000.................................................................................       39,100,200.00
March 25, 2000....................................................................................       38,696,299.33
April 25, 2000....................................................................................       37,019,828.22
May 25, 2000......................................................................................       35,352,122.49
June 25, 2000.....................................................................................       33,693,139.81
July 25, 2000.....................................................................................       32,042,838.09
August 25, 2000...................................................................................       30,401,175.47
September 25, 2000................................................................................       28,768,110.34
October 25, 2000..................................................................................       27,143,601.33
November 25, 2000.................................................................................       25,527,607.28
December 25, 2000.................................................................................       23,920,087.29
January 25, 2001..................................................................................       22,321,000.67
February 25, 2001.................................................................................       20,730,306.97
March 25, 2001....................................................................................       19,147,965.98
April 25, 2001....................................................................................       17,573,937.71
May 25, 2001......................................................................................       16,008,182.39

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------
June 25, 2001..................................................................................... $     14,450,660.49
July 25, 2001.....................................................................................       12,901,332.70
August 25, 2001...................................................................................       11,360,159.94
September 25, 2001................................................................................        9,827,103.35
October 25, 2001..................................................................................        8,302,124.28
November 25, 2001.................................................................................        6,785,184.34
December 25, 2001.................................................................................        5,276,245.32
January 25, 2002..................................................................................        3,775,269.25
February 25, 2002.................................................................................        2,282,218.37
March 25, 2002....................................................................................          797,055.16
April 25, 2002....................................................................................                0.00
May 25, 2002......................................................................................                0.00
June 25, 2002.....................................................................................                0.00
July 25, 2002.....................................................................................                0.00
August 25, 2002...................................................................................                0.00
September 25, 2002................................................................................                0.00
October 25, 2002..................................................................................                0.00
November 25, 2002.................................................................................                0.00

                                      E-2

                                CLASS IA-3 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance...................................................................................  $   15,745,000.00
November 25, 1997.................................................................................      15,305,604.19
December 25, 1997.................................................................................      14,863,432.87
January 25, 1998..................................................................................      14,418,468.47
February 25, 1998.................................................................................      13,970,693.32
March 25, 1998....................................................................................      13,520,089.63
April 25, 1998....................................................................................      13,066,639.50
May 25, 1998......................................................................................      12,610,324.92
June 25, 1998.....................................................................................      12,151,127.76
July 25, 1998.....................................................................................      11,689,029.77
August 25, 1998...................................................................................      11,224,012.61
September 25, 1998................................................................................      10,756,057.78
October 25, 1998..................................................................................      10,285,146.72
November 25, 1998.................................................................................       9,811,260.69
December 25, 1998.................................................................................       9,334,380.88
January 25, 1999..................................................................................       8,854,488.34
February 25, 1999.................................................................................       8,371,563.99
March 25, 1999....................................................................................       7,885,588.66
April 25, 1999....................................................................................       7,396,543.03
May 25, 1999......................................................................................       6,904,407.66
June 25, 1999.....................................................................................       6,409,163.01
July 25, 1999.....................................................................................       5,910,789.39
August 25, 1999...................................................................................       5,409,266.99
September 25, 1999................................................................................       5,075,968.03
October 25, 1999..................................................................................       4,740,613.72
November 25, 1999.................................................................................       4,403,191.40
December 25, 1999.................................................................................       4,063,688.30
January 25, 2000..................................................................................       3,722,091.61
February 25, 2000.................................................................................       3,378,388.40
March 25, 2000....................................................................................       3,032,565.69
April 25, 2000....................................................................................       2,684,610.40
May 25, 2000......................................................................................       2,334,509.39
June 25, 2000.....................................................................................       1,982,249.42
July 25, 2000.....................................................................................       1,627,817.19
August 25, 2000...................................................................................       1,271,199.28
September 25, 2000................................................................................         912,382.24
October 25, 2000..................................................................................         551,352.49
November 25, 2000.................................................................................         188,096.39
December 25, 2000.................................................................................               0.00
January 25, 2001..................................................................................               0.00
February 25, 2001.................................................................................               0.00
March 25, 2001....................................................................................               0.00
April 25, 2001....................................................................................               0.00
May 25, 2001......................................................................................               0.00
June 25, 2001.....................................................................................               0.00
July 25, 2001.....................................................................................               0.00
August 25, 2001...................................................................................               0.00
September 25, 2001................................................................................               0.00
October 25, 2001..................................................................................               0.00
November 25, 2001.................................................................................               0.00

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

December 25, 2001.................................................................................  $            0.00
January 25, 2002..................................................................................               0.00
February 25, 2002.................................................................................               0.00
March 25, 2002....................................................................................               0.00
April 25, 2002....................................................................................               0.00
May 25, 2002......................................................................................               0.00
June 25, 2002.....................................................................................               0.00
July 25, 2002.....................................................................................               0.00
August 25, 2002...................................................................................               0.00
September 25, 2002................................................................................               0.00
October 25, 2002..................................................................................               0.00
November 25, 2002.................................................................................               0.00

                                CLASS IA-8 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance...................................................................................  $   57,324,965.00
November 25, 1997.................................................................................      57,324,965.00
December 25, 1997.................................................................................      57,324,965.00
January 25, 1998..................................................................................      57,324,965.00
February 25, 1998.................................................................................      57,324,965.00
March 25, 1998....................................................................................      57,324,965.00
April 25, 1998....................................................................................      57,324,965.00
May 25, 1998......................................................................................      57,324,965.00
June 25, 1998.....................................................................................      57,324,965.00
July 25, 1998.....................................................................................      57,324,965.00
August 25, 1998...................................................................................      57,324,965.00
September 25, 1998................................................................................      57,324,965.00
October 25, 1998..................................................................................      57,324,965.00
November 25, 1998.................................................................................      57,324,965.00
December 25, 1998.................................................................................      57,324,965.00
January 25, 1999..................................................................................      57,324,965.00
February 25, 1999.................................................................................      57,324,965.00
March 25, 1999....................................................................................      57,324,965.00
April 25, 1999....................................................................................      57,324,965.00
May 25, 1999......................................................................................      57,324,965.00
June 25, 1999.....................................................................................      57,324,965.00
July 25, 1999.....................................................................................      57,324,965.00
August 25, 1999...................................................................................      57,324,965.00
September 25, 1999................................................................................      55,921,279.06
October 25, 1999..................................................................................      54,476,001.34
November 25, 1999.................................................................................      52,990,725.83
December 25, 1999.................................................................................      51,467,277.53
January 25, 2000..................................................................................      49,907,791.45
February 25, 2000.................................................................................      48,316,743.65
March 25, 2000....................................................................................      46,707,316.02
April 25, 2000....................................................................................      45,103,753.92
May 25, 2000......................................................................................      43,508,576.00
June 25, 2000.....................................................................................      41,921,741.77
July 25, 2000.....................................................................................      40,343,210.96
August 25, 2000...................................................................................      38,772,943.55
September 25, 2000................................................................................      37,210,899.73
October 25, 2000..................................................................................      35,657,039.92
November 25, 2000.................................................................................      34,111,324.76
December 25, 2000.................................................................................      32,573,715.13
January 25, 2001..................................................................................      31,044,172.10
February 25, 2001.................................................................................      29,522,657.00
March 25, 2001....................................................................................      28,009,131.34
April 25, 2001....................................................................................      26,503,556.89
May 25, 2001......................................................................................      25,005,895.60
June 25, 2001.....................................................................................      23,516,109.66
July 25, 2001.....................................................................................      22,034,161.47
August 25, 2001...................................................................................      20,560,013.66
September 25, 2001................................................................................      19,093,629.04
October 25, 2001..................................................................................      17,634,970.67
November 25, 2001.................................................................................      16,184,001.79

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

December 25, 2001................................................................................. $    14,740,685.89
January 25, 2002..................................................................................      13,304,986.62
February 25, 2002.................................................................................      11,876,867.89
March 25, 2002....................................................................................      10,456,293.79
April 25, 2002....................................................................................       9,043,228.62
May 25, 2002......................................................................................       7,637,636.90
June 25, 2002.....................................................................................       6,239,483.34
July 25, 2002.....................................................................................       4,848,732.86
August 25, 2002...................................................................................       3,465,350.59
September 25, 2002................................................................................       2,089,301.85
October 25, 2002..................................................................................         720,552.19
November 25, 2002.................................................................................               0.00

                                      E-6

                                CLASS IA-13 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance...................................................................................  $    10,696,500.00
November 25, 1997.................................................................................       10,696,500.00
December 25, 1997.................................................................................       10,696,500.00
January 25, 1998..................................................................................       10,696,500.00
February 25, 1998.................................................................................       10,696,500.00
March 25, 1998....................................................................................       10,696,500.00
April 25, 1998....................................................................................       10,696,500.00
May 25, 1998......................................................................................       10,696,500.00
June 25, 1998.....................................................................................       10,696,500.00
July 25, 1998.....................................................................................       10,696,500.00
August 25, 1998...................................................................................       10,696,500.00
September 25, 1998................................................................................       10,696,500.00
October 25, 1998..................................................................................       10,696,500.00
November 25, 1998.................................................................................       10,696,500.00
December 25, 1998.................................................................................       10,696,500.00
January 25, 1999..................................................................................       10,696,500.00
February 25, 1999.................................................................................       10,696,500.00
March 25, 1999....................................................................................       10,696,500.00
April 25, 1999....................................................................................       10,696,500.00
May 25, 1999......................................................................................       10,696,500.00
June 25, 1999.....................................................................................       10,696,500.00
July 25, 1999.....................................................................................       10,696,500.00
August 25, 1999...................................................................................       10,696,500.00
September 25, 1999................................................................................       10,696,500.00
October 25, 1999..................................................................................        9,228,992.80
November 25, 1999.................................................................................        7,718,002.76
December 25, 1999.................................................................................        6,165,196.37
January 25, 2000..................................................................................        4,572,481.58
February 25, 2000.................................................................................        2,942,090.49
March 25, 2000....................................................................................        1,278,702.66
April 25, 2000....................................................................................                0.00
May 25, 2000......................................................................................                0.00
June 25, 2000.....................................................................................                0.00
July 25, 2000.....................................................................................                0.00
August 25, 2000...................................................................................                0.00
September 25, 2000................................................................................                0.00
October 25, 2000..................................................................................                0.00
November 25, 2000.................................................................................                0.00
December 25, 2000.................................................................................                0.00
January 25, 2001..................................................................................                0.00
February 25, 2001.................................................................................                0.00
March 25, 2001....................................................................................                0.00
April 25, 2001....................................................................................                0.00
May 25, 2001......................................................................................                0.00
June 25, 2001.....................................................................................                0.00
July 25, 2001.....................................................................................                0.00
August 25, 2001...................................................................................                0.00
September 25, 2001................................................................................                0.00
October 25, 2001..................................................................................                0.00
November 25, 2001.................................................................................                0.00

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

December 25, 2001.................................................................................  $             0.00
January 25, 2002..................................................................................                0.00
February 25, 2002.................................................................................                0.00
March 25, 2002....................................................................................                0.00
April 25, 2002....................................................................................                0.00
May 25, 2002......................................................................................                0.00
June 25, 2002.....................................................................................                0.00
July 25, 2002.....................................................................................                0.00
August 25, 2002...................................................................................                0.00
September 25, 2002................................................................................                0.00
October 25, 2002..................................................................................                0.00
November 25, 2002.................................................................................                0.00

                                      E-8

                                CLASS IA-14 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance...................................................................................  $   10,134,654.00
November 25, 1997.................................................................................      10,134,654.00
December 25, 1997.................................................................................      10,134,654.00
January 25, 1998..................................................................................      10,134,654.00
February 25, 1998.................................................................................      10,134,654.00
March 25, 1998....................................................................................      10,134,654.00
April 25, 1998....................................................................................      10,134,654.00
May 25, 1998......................................................................................      10,134,654.00
June 25, 1998.....................................................................................      10,134,654.00
July 25, 1998.....................................................................................      10,134,654.00
August 25, 1998...................................................................................      10,134,654.00
September 25, 1998................................................................................      10,134,654.00
October 25, 1998..................................................................................      10,134,654.00
November 25, 1998.................................................................................      10,134,654.00
December 25, 1998.................................................................................      10,134,654.00
January 25, 1999..................................................................................      10,134,654.00
February 25, 1999.................................................................................      10,134,654.00
March 25, 1999....................................................................................      10,134,654.00
April 25, 1999....................................................................................      10,134,654.00
May 25, 1999......................................................................................      10,134,654.00
June 25, 1999.....................................................................................      10,134,654.00
July 25, 1999.....................................................................................      10,134,654.00
August 25, 1999...................................................................................      10,134,654.00
September 25, 1999................................................................................      10,134,654.00
October 25, 1999..................................................................................      10,134,654.00
November 25, 1999.................................................................................      10,134,654.00
December 25, 1999.................................................................................      10,134,654.00
January 25, 2000..................................................................................      10,134,654.00
February 25, 2000.................................................................................      10,134,654.00
March 25, 2000....................................................................................      10,134,654.00
April 25, 2000....................................................................................      10,134,654.00
May 25, 2000......................................................................................      10,134,654.00
June 25, 2000.....................................................................................      10,134,654.00
July 25, 2000.....................................................................................      10,134,654.00
August 25, 2000...................................................................................      10,134,654.00
September 25, 2000................................................................................      10,134,654.00
October 25, 2000..................................................................................      10,134,654.00
November 25, 2000.................................................................................      10,134,654.00
December 25, 2000.................................................................................      10,134,654.00
January 25, 2001..................................................................................      10,134,654.00
February 25, 2001.................................................................................      10,134,654.00
March 25, 2001....................................................................................      10,134,654.00
April 25, 2001....................................................................................      10,134,654.00
May 25, 2001......................................................................................      10,134,654.00
June 25, 2001.....................................................................................      10,134,654.00
July 25, 2001.....................................................................................      10,134,654.00
August 25, 2001...................................................................................      10,134,654.00
September 25, 2001................................................................................      10,134,654.00
October 25, 2001..................................................................................      10,134,654.00
November 25, 2001.................................................................................      10,134,654.00

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

December 25, 2001.................................................................................  $   10,134,654.00
January 25, 2002..................................................................................      10,134,654.00
February 25, 2002.................................................................................      10,134,654.00
March 25, 2002....................................................................................      10,134,654.00
April 25, 2002....................................................................................       9,454,396.28
May 25, 2002......................................................................................       7,984,896.65
June 25, 2002.....................................................................................       6,523,173.36
July 25, 2002.....................................................................................       5,069,189.76
August 25, 2002...................................................................................       3,622,909.37
September 25, 2002................................................................................       2,184,295.95
October 25, 2002..................................................................................         753,313.47
November 25, 2002.................................................................................               0.00

                                      E-10

                                CLASS IA-15 BONDS

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance...................................................................................  $   31,416,600.00
November 25, 1997.................................................................................      30,997,576.31
December 25, 1997.................................................................................      30,575,905.78
January 25, 1998..................................................................................      30,151,571.68
February 25, 1998.................................................................................      29,724,557.14
March 25, 1998....................................................................................      29,294,845.21
April 25, 1998....................................................................................      28,862,418.81
May 25, 1998......................................................................................      28,427,260.76
June 25, 1998.....................................................................................      27,989,353.78
July 25, 1998.....................................................................................      27,548,680.47
August 25, 1998...................................................................................      27,105,223.33
September 25, 1998................................................................................      26,658,964.73
October 25, 1998..................................................................................      26,209,886.94
November 25, 1998.................................................................................      25,757,972.14
December 25, 1998.................................................................................      25,303,202.35
January 25, 1999..................................................................................      24,845,559.50
February 25, 1999.................................................................................      24,385,025.43
March 25, 1999....................................................................................      23,921,581.82
April 25, 1999....................................................................................      23,455,210.26
May 25, 1999......................................................................................      22,985,892.22
June 25, 1999.....................................................................................      22,513,609.06
July 25, 1999.....................................................................................      22,038,341.99
August 25, 1999...................................................................................      21,560,072.14
September 25, 1999................................................................................      21,242,226.23
October 25, 1999..................................................................................      20,922,420.26
November 25, 1999.................................................................................      20,600,642.16
December 25, 1999.................................................................................      20,276,879.76
January 25, 2000..................................................................................      19,951,120.83
February 25, 2000.................................................................................      19,623,353.05
March 25, 2000....................................................................................      19,293,564.04
April 25, 2000....................................................................................      18,961,741.32
May 25, 2000......................................................................................      18,627,872.37
June 25, 2000.....................................................................................      18,291,944.56
July 25, 2000.....................................................................................      17,953,945.19
August 25, 2000...................................................................................      17,613,861.50
September 25, 2000................................................................................      17,271,680.62
October 25, 2000..................................................................................      16,927,389.62
November 25, 2000.................................................................................      16,580,975.50
December 25, 2000.................................................................................      16,055,025.37
January 25, 2001..................................................................................      15,336,575.56
February 25, 2001.................................................................................      14,613,695.31
March 25, 2001....................................................................................      13,886,357.30
April 25, 2001....................................................................................      13,154,534.03
May 25, 2001......................................................................................      12,418,197.86
June 25, 2001.....................................................................................      11,677,320.95
July 25, 2001.....................................................................................      10,931,875.29
August 25, 2001...................................................................................      10,181,832.73
September 25, 2001................................................................................       9,427,164.90
October 25, 2001..................................................................................       8,667,843.28
November 25, 2001.................................................................................       7,903,839.18

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

December 25, 2001.................................................................................  $    7,135,123.72
January 25, 2002..................................................................................       6,361,667.85
February 25, 2002.................................................................................       5,583,442.34
March 25, 2002....................................................................................       4,800,417.77
April 25, 2002....................................................................................       4,012,564.54
May 25, 2002......................................................................................       3,219,852.89
June 25, 2002.....................................................................................       2,422,252.85
July 25, 2002.....................................................................................       1,619,734.28
August 25, 2002...................................................................................         812,266.84
September 25, 2002................................................................................               0.00
October 25, 2002..................................................................................               0.00
November 25, 2002.................................................................................               0.00

                                COMPONENT IA-9-1

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------
Initial Balance...................................................................................  $    29,965,681.00
November 25, 1997.................................................................................       29,965,681.00
December 25, 1997.................................................................................       29,965,681.00
January 25, 1998..................................................................................       29,965,681.00
February 25, 1998.................................................................................       29,965,681.00
March 25, 1998....................................................................................       29,965,681.00
April 25, 1998....................................................................................       29,965,681.00
May 25, 1998......................................................................................       29,965,681.00
June 25, 1998.....................................................................................       29,965,681.00
July 25, 1998.....................................................................................       29,965,681.00
August 25, 1998...................................................................................       29,965,681.00
September 25, 1998................................................................................       29,965,681.00
October 25, 1998..................................................................................       29,965,681.00
November 25, 1998.................................................................................       29,965,681.00
December 25, 1998.................................................................................       29,965,681.00
January 25, 1999..................................................................................       29,965,681.00
February 25, 1999.................................................................................       29,965,681.00
March 25, 1999....................................................................................       29,965,681.00
April 25, 1999....................................................................................       29,965,681.00
May 25, 1999......................................................................................       29,965,681.00
June 25, 1999.....................................................................................       29,965,681.00
July 25, 1999.....................................................................................       29,965,681.00
August 25, 1999...................................................................................       29,965,681.00
September 25, 1999................................................................................       29,231,927.30
October 25, 1999..................................................................................       28,476,432.18
November 25, 1999.................................................................................       27,700,028.88
December 25, 1999.................................................................................       26,903,671.38
January 25, 2000..................................................................................       26,088,475.73
February 25, 2000.................................................................................       25,256,781.70
March 25, 2000....................................................................................       24,415,479.92
April 25, 2000....................................................................................       23,577,244.26
May 25, 2000......................................................................................       22,743,391.28
June 25, 2000.....................................................................................       21,913,899.83
July 25, 2000.....................................................................................       21,088,748.86
August 25, 2000...................................................................................       20,267,917.44
September 25, 2000................................................................................       19,451,384.77
October 25, 2000..................................................................................       18,639,130.15
November 25, 2000.................................................................................       17,831,133.02
December 25, 2000.................................................................................       17,027,372.92
January 25, 2001..................................................................................       16,227,829.50
February 25, 2001.................................................................................       15,432,482.55
March 25, 2001....................................................................................       14,641,311.95
April 25, 2001....................................................................................       13,854,297.70
May 25, 2001......................................................................................       13,071,419.94
June 25, 2001.....................................................................................       12,292,658.89
July 25, 2001.....................................................................................       11,517,994.89
August 25, 2001...................................................................................       10,747,408.40
September 25, 2001................................................................................        9,980,880.01
October 25, 2001..................................................................................        9,218,390.37
November 25, 2001.................................................................................        8,459,920.30

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------
December 25, 2001.................................................................................  $     7,705,450.69
January 25, 2002..................................................................................        6,954,962.55
February 25, 2002.................................................................................        6,208,437.01
March 25, 2002....................................................................................        5,465,855.31
April 25, 2002....................................................................................        4,727,198.77
May 25, 2002......................................................................................        3,992,448.86
June 25, 2002.....................................................................................        3,261,587.12
July 25, 2002.....................................................................................        2,534,595.22
August 25, 2002...................................................................................        1,811,454.93
September 25, 2002................................................................................        1,092,148.12
October 25, 2002..................................................................................          376,656.79
November 25, 2002.................................................................................                0.00

                                      E-14

                                COMPONENT IA-9-2

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------

Initial Balance....................................................................................  $   26,528,400.00
November 25, 1997..................................................................................      26,045,539.03
December 25, 1997..................................................................................      25,559,627.99
January 25, 1998...................................................................................      25,070,647.58
February 25, 1998..................................................................................      24,578,578.38
March 25, 1998.....................................................................................      24,083,400.85
April 25, 1998.....................................................................................      23,585,095.30
May 25, 1998.......................................................................................      23,083,641.94
June 25, 1998......................................................................................      22,579,020.86
July 25, 1998......................................................................................      22,071,212.01
August 25, 1998....................................................................................      21,560,195.21
September 25, 1998.................................................................................      21,045,950.16
October 25, 1998...................................................................................      20,528,456.43
November 25, 1998..................................................................................      20,007,693.47
December 25, 1998..................................................................................      19,483,640.56
January 25, 1999...................................................................................      18,956,276.91
February 25, 1999..................................................................................      18,425,581.55
March 25, 1999.....................................................................................      17,891,533.40
April 25, 1999.....................................................................................      17,354,111.23
May 25, 1999.......................................................................................      16,813,293.69
June 25, 1999......................................................................................      16,269,059.29
July 25, 1999......................................................................................      15,721,386.40
August 25, 1999....................................................................................      15,170,253.26
September 25, 1999.................................................................................      14,803,984.27
October 25, 1999...................................................................................      14,435,456.62
November 25, 1999..................................................................................      14,064,656.38
December 25, 1999..................................................................................      13,691,569.54
January 25, 2000...................................................................................      13,316,182.00
February 25, 2000..................................................................................      12,938,479.57
March 25, 2000.....................................................................................      12,558,447.97
April 25, 2000.....................................................................................      12,176,072.84
May 25, 2000.......................................................................................      11,791,339.74
June 25, 2000......................................................................................      11,404,234.11
July 25, 2000......................................................................................      11,014,741.34
August 25, 2000....................................................................................      10,622,846.69
September 25, 2000.................................................................................      10,228,535.36
October 25, 2000...................................................................................       9,831,792.44
November 25, 2000..................................................................................       9,432,602.94
December 25, 2000..................................................................................       9,030,951.77
January 25, 2001...................................................................................       8,626,823.75
February 25, 2001..................................................................................       8,220,203.61
March 25, 2001.....................................................................................       7,811,075.98
April 25, 2001.....................................................................................       7,399,425.39
May 25, 2001.......................................................................................       6,985,236.30
June 25, 2001......................................................................................       6,568,493.03
July 25, 2001......................................................................................       6,149,179.85
August 25, 2001....................................................................................       5,727,280.91
September 25, 2001.................................................................................       5,302,780.25
October 25, 2001...................................................................................       4,875,661.84
November 25, 2001..................................................................................       4,445,909.54

                                                                                                            PLANNED
PAYMENT DATE                                                                                           PRINCIPAL BALANCE
------------                                                                                           -----------------
December 25, 2001..................................................................................  $    4,013,507.09
January 25, 2002...................................................................................       3,578,438.17
February 25, 2002..................................................................................       3,140,686.32
March 25, 2002.....................................................................................       2,700,234.99
April 25, 2002.....................................................................................       2,257,067.56
May 25, 2002.......................................................................................       1,811,167.25
June 25, 2002......................................................................................       1,362,517.23
July 25, 2002......................................................................................         911,100.53
August 25, 2002....................................................................................         456,900.10
September 25, 2002.................................................................................               0.00
October 25, 2002...................................................................................               0.00
November 25, 2002..................................................................................               0.00


                                   APPENDIX F

                       TARGETED PRINCIPAL BALANCES TABLE

     The Targeted Principal Balances set forth in the table below were calculated on the basis of the initial Class Principal Balances or Component Principal Balances of the Class IA-3, IA-7 and IA-15 Bonds and Components IA-1-2, IA-9-2 and IA-9-3 and the other assumptions described in "Certain Yield and Prepayment Considerations -- General" herein.

                  COMBINED TARGETED PRINCIPAL BALANCE SCHEDULE

                                                                                        COMBINED TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                         -----------------------
Initial Balance ................................................................     $        298,445,713.00
November 25, 1997 ..............................................................              296,051,868.78
December 25, 1997 ..............................................................              293,324,925.64
January 25, 1998 ...............................................................              290,265,500.49
February 25, 1998 ..............................................................              286,874,627.85
March 25, 1998 .................................................................              283,153,761.16
April 25, 1998 .................................................................              279,104,773.18
May 25, 1998 ...................................................................              274,729,955.50
June 25, 1998 ..................................................................              270,032,176.95
July 25, 1998 ..................................................................              265,014,555.71
August 25, 1998 ................................................................              259,681,028.72
September 25, 1998 .............................................................              254,035,518.35
October 25, 1998 ...............................................................              248,082,349.83
November 25, 1998 ..............................................................              241,826,780.60
December 25, 1998 ..............................................................              235,273,902.52
January 25, 1999 ...............................................................              228,429,305.40
February 25, 1999 ..............................................................              221,298,833.43
March 25, 1999 .................................................................              213,888,695.72
April 25, 1999 .................................................................              206,205,810.77
May 25, 1999 ...................................................................              198,257,171.71
June 25, 1999 ..................................................................              190,050,351.64
July 25, 1999 ..................................................................              181,594,594.37
August 25, 1999 ................................................................              172,900,144.11
September 25, 1999 .............................................................              167,582,081.94
October 25, 1999 ...............................................................              162,153,622.35
November 25, 1999 ..............................................................              156,625,074.17
December 25, 1999 ..............................................................              151,007,566.19
January 25, 2000 ...............................................................              145,313,290.92
February 25, 2000 ..............................................................              139,562,887.92
March 25, 2000 .................................................................              133,808,376.21
April 25, 2000 .................................................................              128,140,505.86
May 25, 2000 ...................................................................              122,567,350.83
June 25, 2000 ..................................................................              117,087,309.87
July 25, 2000 ..................................................................              111,698,803.53
August 25, 2000 ................................................................              106,400,273.89
September 25, 2000 .............................................................              101,190,184.24
October 25, 2000 ...............................................................               96,067,018.76
November 25, 2000 ..............................................................               91,029,282.29
December 25, 2000 ..............................................................               86,075,499.99
January 25, 2001 ...............................................................               81,204,217.06
February 25, 2001 ..............................................................               76,413,998.49
March 25, 2001 .................................................................               71,703,428.74
April 25, 2001 .................................................................               67,071,111.52
May 25, 2001 ...................................................................               62,515,669.46
June 25, 2001 ..................................................................               58,035,743.91

                                                                                        COMBINED TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                         -----------------------
July 25, 2001 ..................................................................     $         53,629,994.62
August 25, 2001 ................................................................               49,297,099.50
September 25, 2001 .............................................................               45,035,754.40
October 25, 2001 ...............................................................               40,844,672.79
November 25, 2001 ..............................................................               36,722,585.58
December 25, 2001 ..............................................................               32,668,240.83
January 25, 2002 ...............................................................               28,680,403.52
February 25, 2002 ..............................................................               24,757,855.34
March 25, 2002 .................................................................               20,899,394.39
April 25, 2002 .................................................................               17,103,835.02
May 25, 2002 ...................................................................               13,370,007.56
June 25, 2002 ..................................................................                9,696,758.08
July 25, 2002 ..................................................................                6,082,948.23
August 25, 2002 ................................................................                2,527,454.94
September 25, 2002 .............................................................                        0.00
October 25, 2002 ...............................................................                        0.00
November 25, 2002 ..............................................................                        0.00
December 25, 2002 ..............................................................                        0.00
January 25, 2003 ...............................................................                        0.00
February 25, 2003 ..............................................................                        0.00
March 25, 2003 .................................................................                        0.00
April 25, 2003 .................................................................                        0.00
May 25, 2003 ...................................................................                        0.00
June 25, 2003 ..................................................................                        0.00
July 25, 2003 ..................................................................                        0.00
August 25, 2003 ................................................................                        0.00
September 25, 2003 .............................................................                        0.00
October 25, 2003 ...............................................................                        0.00
November 25, 2003 ..............................................................                        0.00
December 25, 2003 ..............................................................                        0.00
January 25, 2004 ...............................................................                        0.00
February 25, 2004 ..............................................................                        0.00
March 25, 2004 .................................................................                        0.00
April 25, 2004 .................................................................                        0.00
May 25, 2004 ...................................................................                        0.00
June 25, 2004 ..................................................................                        0.00
July 25, 2004 ..................................................................                        0.00
August 25, 2004 ................................................................                        0.00
September 25, 2004 .............................................................                        0.00
October 25, 2004 ...............................................................                        0.00
November 25, 2004 ..............................................................                        0.00
December 25, 2004 ..............................................................                        0.00
January 25, 2005 ...............................................................                        0.00
February 25, 2005 ..............................................................                        0.00
March 25, 2005 .................................................................                        0.00
April 25, 2005 .................................................................                        0.00
May 25, 2005 ...................................................................                        0.00
June 25, 2005 ..................................................................                        0.00
July 25, 2005 ..................................................................                        0.00
August 25, 2005 ................................................................                        0.00
September 25, 2005 .............................................................                        0.00
October 25, 2005 ...............................................................                        0.00
November 25, 2005 ..............................................................                        0.00

                                                                                        COMBINED TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                         -----------------------
December 25, 2005 ..............................................................     $                  0.00
January 25, 2006 ...............................................................                        0.00
February 25, 2006 ..............................................................                        0.00
March 25, 2006 .................................................................                        0.00
April 25, 2006 .................................................................                        0.00
May 25, 2006 ...................................................................                        0.00
June 25, 2006 ..................................................................                        0.00
July 25, 2006 ..................................................................                        0.00
August 25, 2006 ................................................................                        0.00
September 25, 2006 .............................................................                        0.00
October 25, 2006 ...............................................................                        0.00
November 25, 2006 ..............................................................                        0.00
December 25, 2006 ..............................................................                        0.00
January 25, 2007 ...............................................................                        0.00
February 25, 2007 ..............................................................                        0.00
March 25, 2007 .................................................................                        0.00
April 25, 2007 .................................................................                        0.00
May 25, 2007 ...................................................................                        0.00
June 25, 2007 ..................................................................                        0.00
July 25, 2007 ..................................................................                        0.00
August 25, 2007 ................................................................                        0.00
September 25, 2007 .............................................................                        0.00
October 25, 2007 ...............................................................                        0.00
November 25, 2007 ..............................................................                        0.00
December 25, 2007 ..............................................................                        0.00
January 25, 2008 ...............................................................                        0.00
February 25, 2008 ..............................................................                        0.00
March 25, 2008 .................................................................                        0.00
April 25, 2008 .................................................................                        0.00
May 25, 2008 ...................................................................                        0.00
June 25, 2008 ..................................................................                        0.00
July 25, 2008 ..................................................................                        0.00
August 25, 2008 ................................................................                        0.00
September 25, 2008 .............................................................                        0.00
October 25, 2008 ...............................................................                        0.00
November 25, 2008 ..............................................................                        0.00
December 25, 2008 ..............................................................                        0.00
January 25, 2009 ...............................................................                        0.00
February 25, 2009 ..............................................................                        0.00
March 25, 2009 .................................................................                        0.00
April 25, 2009 .................................................................                        0.00
May 25, 2009 ...................................................................                        0.00
June 25, 2009 ..................................................................                        0.00
July 25, 2009 ..................................................................                        0.00
August 25, 2009 ................................................................                        0.00
September 25, 2009 .............................................................                        0.00
October 25, 2009 ...............................................................                        0.00
November 25, 2009 ..............................................................                        0.00
December 25, 2009 ..............................................................                        0.00
January 25, 2010 ...............................................................                        0.00
February 25, 2010 ..............................................................                        0.00
March 25, 2010 .................................................................                        0.00
April 25, 2010 .................................................................                        0.00

                                                                                        COMBINED TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                         -----------------------
May 25, 2010 ...................................................................     $                  0.00
June 25, 2010 ..................................................................                        0.00
July 25, 2010 ..................................................................                        0.00
August 25, 2010 ................................................................                        0.00
September 25, 2010 .............................................................                        0.00
October 25, 2010 ...............................................................                        0.00
November 25, 2010 ..............................................................                        0.00
December 25, 2010 ..............................................................                        0.00
January 25, 2011 ...............................................................                        0.00
February 25, 2011 ..............................................................                        0.00
March 25, 2011 .................................................................                        0.00
April 25, 2011 .................................................................                        0.00
May 25, 2011 ...................................................................                        0.00
June 25, 2011 ..................................................................                        0.00
July 25, 2011 ..................................................................                        0.00
August 25, 2011 ................................................................                        0.00
September 25, 2011 .............................................................                        0.00
October 25, 2011 ...............................................................                        0.00
November 25, 2011 ..............................................................                        0.00
December 25, 2011 ..............................................................                        0.00
January 25, 2012 ...............................................................                        0.00
February 25, 2012 ..............................................................                        0.00
March 25, 2012 .................................................................                        0.00
April 25, 2012 .................................................................                        0.00
May 25, 2012 ...................................................................                        0.00
June 25, 2012 ..................................................................                        0.00
July 25, 2012 ..................................................................                        0.00
August 25, 2012 ................................................................                        0.00

                                COMPONENT IA-1-2

                                                                                   COMPONENT IA-1-2 TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                       -------------------------
Initial Balance ................................................................     $        138,125,000.00
November 25, 1997 ..............................................................              138,976,770.83
December 25, 1997 ..............................................................              139,833,794.25
January 25, 1998 ...............................................................              140,696,102.65
February 25, 1998 ..............................................................              141,563,728.62
March 25, 1998 .................................................................              142,436,704.94
April 25, 1998 .................................................................              143,315,064.62
May 25, 1998 ...................................................................              144,198,840.86
June 25, 1998 ..................................................................              145,088,067.04
July 25, 1998 ..................................................................              145,982,776.79
August 25, 1998 ................................................................              146,883,003.91
September 25, 1998 .............................................................              147,788,782.44
October 25, 1998 ...............................................................              148,700,146.59
November 25, 1998 ..............................................................              149,617,130.83
December 25, 1998 ..............................................................              150,539,769.81
January 25, 1999 ...............................................................              151,468,098.39
February 25, 1999 ..............................................................              152,402,151.66
March 25, 1999 .................................................................              153,341,964.93
April 25, 1999 .................................................................              154,287,573.71
May 25, 1999 ...................................................................              155,239,013.75
June 25, 1999 ..................................................................              156,196,321.00
July 25, 1999 ..................................................................              157,159,531.65
August 25, 1999 ................................................................              158,128,682.09
September 25, 1999 .............................................................              159,103,808.97
October 25, 1999 ...............................................................              160,084,949.12
November 25, 1999 ..............................................................              161,072,139.64
December 25, 1999 ..............................................................              162,065,417.83
January 25, 2000 ...............................................................              163,064,821.24
February 25, 2000 ..............................................................              164,070,387.64
March 25, 2000 .................................................................              165,082,155.03
April 25, 2000 .................................................................              166,100,161.66
May 25, 2000 ...................................................................              167,124,445.99
June 25, 2000 ..................................................................              168,155,046.74
July 25, 2000 ..................................................................              169,192,002.86
August 25, 2000 ................................................................              170,235,353.54
September 25, 2000 .............................................................              171,285,138.22
October 25, 2000 ...............................................................              172,341,396.57
November 25, 2000 ..............................................................              173,404,168.52
December 25, 2000 ..............................................................              174,473,494.23
January 25, 2001 ...............................................................              175,549,414.11
February 25, 2001 ..............................................................              176,631,968.83
March 25, 2001 .................................................................              177,721,199.30
April 25, 2001 .................................................................              178,817,146.70
May 25, 2001 ...................................................................              179,919,852.43
June 25, 2001 ..................................................................              181,029,358.19

                                                                                   COMPONENT IA-1-2 TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                       -------------------------
July 25, 2001 ..................................................................     $        182,145,705.90
August 25, 2001 ................................................................              183,268,937.75
September 25, 2001 .............................................................              184,399,096.20
October 25, 2001 ...............................................................              185,536,223.96
November 25, 2001 ..............................................................              186,680,364.01
December 25, 2001 ..............................................................              187,831,559.59
January 25, 2002 ...............................................................              188,989,854.21
February 25, 2002 ..............................................................              190,155,291.64
March 25, 2002 .................................................................              191,327,915.94
April 25, 2002 .................................................................              192,507,771.42
May 25, 2002 ...................................................................              193,694,902.68
June 25, 2002 ..................................................................              194,889,354.58
July 25, 2002 ..................................................................              196,091,172.26
August 25, 2002 ................................................................              197,300,401.16
September 25, 2002 .............................................................              197,546,257.25
October 25, 2002 ...............................................................              195,328,276.84
November 25, 2002 ..............................................................              192,345,405.91
December 25, 2002 ..............................................................              187,588,006.89
January 25, 2003 ...............................................................              182,905,521.54
February 25, 2003 ..............................................................              178,296,883.94
March 25, 2003 .................................................................              173,761,042.72
April 25, 2003 .................................................................              169,296,960.91
May 25, 2003 ...................................................................              164,903,615.71
June 25, 2003 ..................................................................              160,579,998.26
July 25, 2003 ..................................................................              156,325,113.56
August 25, 2003 ................................................................              152,137,980.16
September 25, 2003 .............................................................              148,017,630.05
October 25, 2003 ...............................................................              143,963,108.46
November 25, 2003 ..............................................................              140,206,739.14
December 25, 2003 ..............................................................              136,511,573.44
January 25, 2004 ...............................................................              132,876,713.24
February 25, 2004 ..............................................................              129,301,272.81
March 25, 2004 .................................................................              125,784,378.67
April 25, 2004 .................................................................              122,325,169.40
May 25, 2004 ...................................................................              118,922,795.54
June 25, 2004 ..................................................................              115,576,419.32
July 25, 2004 ..................................................................              112,285,214.59
August 25, 2004 ................................................................              109,048,366.64
September 25, 2004 .............................................................              105,865,072.01
October 25, 2004 ...............................................................              102,734,538.38
November 25, 2004 ..............................................................              100,086,728.90
December 25, 2004 ..............................................................               97,483,204.63
January 25, 2005 ...............................................................               94,923,276.59
February 25, 2005 ..............................................................               92,406,265.66
March 25, 2005 .................................................................               89,931,502.48
April 25, 2005 .................................................................               87,498,327.24
May 25, 2005 ...................................................................               85,106,089.63

                                                                                   COMPONENT IA-1-2 TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                       -------------------------
June 25, 2005 ..................................................................     $         82,754,148.64
July 25, 2005 ..................................................................               80,441,872.48
August 25, 2005 ................................................................               78,168,638.41
September 25, 2005 .............................................................               75,933,832.63
October 25, 2005 ...............................................................               73,736,850.17
November 25, 2005 ..............................................................               71,961,501.85
December 25, 2005 ..............................................................               70,214,447.16
January 25, 2006 ...............................................................               68,495,230.13
February 25, 2006 ..............................................................               66,803,401.55
March 25, 2006 .................................................................               65,138,518.86
April 25, 2006 .................................................................               63,500,146.03
May 25, 2006 ...................................................................               61,887,853.49
June 25, 2006 ..................................................................               60,301,218.03
July 25, 2006 ..................................................................               58,739,822.70
August 25, 2006 ................................................................               57,203,256.72
September 25, 2006 .............................................................               55,691,115.41
October 25, 2006 ...............................................................               54,203,000.06
November 25, 2006 ..............................................................               53,070,014.80
December 25, 2006 ..............................................................               51,951,200.33
January 25, 2007 ...............................................................               50,846,349.57
February 25, 2007 ..............................................................               49,755,258.22
March 25, 2007 .................................................................               48,677,724.67
April 25, 2007 .................................................................               47,613,550.00
May 25, 2007 ...................................................................               46,562,537.94
June 25, 2007 ..................................................................               45,524,494.82
July 25, 2007 ..................................................................               44,499,229.51
August 25, 2007 ................................................................               43,486,553.46
September 25, 2007 .............................................................               42,486,280.59
October 25, 2007 ...............................................................               41,498,227.28
November 25, 2007 ..............................................................               40,522,212.37
December 25, 2007 ..............................................................               39,558,057.06
January 25, 2008 ...............................................................               38,605,584.95
February 25, 2008 ..............................................................               37,664,621.94
March 25, 2008 .................................................................               36,734,996.25
April 25, 2008 .................................................................               35,816,538.37
May 25, 2008 ...................................................................               34,909,081.01
June 25, 2008 ..................................................................               34,012,459.10
July 25, 2008 ..................................................................               33,126,509.75
August 25, 2008 ................................................................               32,251,072.19
September 25, 2008 .............................................................               31,385,987.80
October 25, 2008 ...............................................................               30,531,100.02
November 25, 2008 ..............................................................               29,686,254.37
December 25, 2008 ..............................................................               28,851,298.38
January 25, 2009 ...............................................................               28,026,081.59
February 25, 2009 ..............................................................               27,210,455.53
March 25, 2009 .................................................................               26,404,273.65
April 25, 2009 .................................................................               25,607,391.33

                                                                                   COMPONENT IA-1-2 TARGETED
PAYMENT DATE                                                                            PRINCIPAL BALANCE
------------                                                                       -------------------------
May 25, 2009 ...................................................................     $         24,819,665.86
June 25, 2009 ..................................................................               24,040,956.37
July 25, 2009 ..................................................................               23,271,123.86
August 25, 2009 ................................................................               22,510,031.11
September 25, 2009 .............................................................               21,757,542.74
October 25, 2009 ...............................................................               21,013,525.08
November 25, 2009 ..............................................................               20,277,846.25
December 25, 2009 ..............................................................               19,550,376.06
January 25, 2010 ...............................................................               18,830,986.02
February 25, 2010 ..............................................................               18,119,549.32
March 25, 2010 .................................................................               17,415,940.78
April 25, 2010 .................................................................               16,720,036.85
May 25, 2010 ...................................................................               16,031,715.59
June 25, 2010 ..................................................................               15,350,856.63
July 25, 2010 ..................................................................               14,677,341.16
August 25, 2010 ................................................................               14,011,051.91
September 25, 2010 .............................................................               13,351,873.12
October 25, 2010 ...............................................................               12,699,690.52
November 25, 2010 ..............................................................               12,054,391.31
December 25, 2010 ..............................................................               11,415,864.16
January 25, 2011 ...............................................................               10,783,999.15
February 25, 2011 ..............................................................               10,158,687.78
March 25, 2011 .................................................................                9,539,822.94
April 25, 2011 .................................................................                8,927,298.90
May 25, 2011 ...................................................................                8,321,011.27
June 25, 2011 ..................................................................                7,720,857.00
July 25, 2011 ..................................................................                7,126,734.36
August 25, 2011 ................................................................                6,538,542.91
September 25, 2011 .............................................................                5,956,183.49
October 25, 2011 ...............................................................                5,379,558.21
November 25, 2011 ..............................................................                4,808,570.40
December 25, 2011 ..............................................................                4,243,124.65
January 25, 2012 ...............................................................                3,683,126.72
February 25, 2012 ..............................................................                3,128,483.58
March 25, 2012 .................................................................                2,579,103.39
April 25, 2012 .................................................................                2,034,895.44
May 25, 2012 ...................................................................                1,495,770.17
June 25, 2012 ..................................................................                  961,639.15
July 25, 2012 ..................................................................                  432,415.06
August 25, 2012 ................................................................                        0.00

PROSPECTUS

                                  $947,866,191
                         CMC SECURITIES CORPORATION IV
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)

                           ----------------------

         This Prospectus relates to $947,866,191 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

         The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association, (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association, or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation. "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi- family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

         Scheduled distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon, if applicable, at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

         The Issuer with respect to a Series of Bonds (the "Issuer") will be CMC Securities Corporation IV. The Bonds will be nonrecourse obligations of the Issuer and the Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

         The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 26, 1997.

                             PROSPECTUS SUPPLEMENT

         The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds:

          (i) information regarding the issuance of such Series;

          (ii) the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

          (iii) the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series;

          (iv) the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

          (v) the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

          (vi) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

          (vii) the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

          (viii) the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

          (ix) the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates;

          (x) the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds;

          (xi) whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein);

          (xii) if applicable, the Issuer's ratio of earnings to fixed charges;

          (xiii) whether such Series constitutes a Series of Special Allocation Bonds;

          (xiv) if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements;

          (xv) whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;

          (xvi) the investment rating agencies and ratings required with respect to such Series;

          (xvii) the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted;

          (xviii) whether an election will be made to treat one or more segregated pools of assets securing such Series as a REMIC;

          (xix) the identity of the Indenture Trustee for such Series; and

          (xx) additional information with respect to the plan of distribution of such Bonds.

                             AVAILABLE INFORMATION

          The Issuer was incorporated in Delaware on May 6, 1992. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements ad other information about registrants, including the Issuer, that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

          The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

          The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

          The Issuer's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Issuer with the Commission are incorporated herein by reference:

          1. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1996.

          2. The Issuer's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

          All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Andrew F. Jacobs, Senior Vice President--Control and Treasurer, CMC Securities Corporation IV, CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2500).

                          GLOSSARY OF PRINCIPAL TERMS

          Term                                                                                                       Page
          ----                                                                                                       ----
"1986 Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
"Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8
"Assumed Reinvestment Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Basic Principal Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 24
"Beneficial Owners" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 27
"Bond Value Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Bond Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 24
"Bondholders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8
"Book Entry Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 27
"Certificate Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Claim Ceiling" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"Clearing Agency Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 27
"Clearing Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 27
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 43
"Collateral"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Committee Report"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"Compound Interest Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Conventional Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 24
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"Exchange Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"FDIC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
"FHA Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"FHLMC Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
"FHLMC Certificate Group" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
"FHLMC Certificate Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
"FHLMC Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8
"FHLMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Final REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
"Floating Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
"FmHA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"FNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Garn-St Germain Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
"GNMA Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 8
"GNMA Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
"GNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"GPM Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Guaranty Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Housing Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Interest Accrual Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Inverse Floating Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 9

"Maximum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 24
"Minimum Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 49
"NCUA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
"Non-Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Non-Priority Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"Non-REMIC Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
"OID Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Optional Variable Interest Rate Bond Redemption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 27
"OTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
"Owner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Participating Series"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
"Pass-Through Entity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
"Pooling and Administration Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Premium REMIC Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
"Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Principal Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
"Priority Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"PTCE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
"PTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 42
"Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
"REIT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
"REMIC Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 42
"REMIC Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
"REMIC Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Requisite Amount of the Special Hazard and Bankruptcy Account" . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
"Reserve Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
"Residual Bondholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
"Residual Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Retail Class Bond" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
"Scheduled Amortization Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Scheduled Amortization Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 22
"Scheduled Principal" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
"Series Supplement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Servicers" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16, 59
"Special Allocation Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
"Special Redemption Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 26
"Spread"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
"Startup Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
"Tax-Exempt Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
"TIA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
"Time-Out Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 27
"TMP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
"Underlying Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
"VA Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
"Variable Interest Rate Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
"Variable Interest Rate Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
"Variable Interest Rate Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 24
"Variable Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 24

                             SUMMARY OF PROSPECTUS

          The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

SECURITIES OFFERED  . . . . . . . . .  Collateralized Mortgage Obligations (the
                                       "Bonds") collateralized by certificates
                                       ("Certificates") evidencing undivided
                                       interests in pools of residential
                                       mortgage loans. The Certificates will
                                       consist of one or more of the following:

                                       (i) "fully modified pass-through"
                                       mortgage-backed certificates ("GNMA
                                       Certificates") guaranteed as to timely
                                       payment of principal and interest by the Government National Mortgage Association ("GNMA"),

                                       (ii) Guaranteed Mortgage Pass-Through
                                       Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"),

                                       (iii) Mortgage Participation Certificates
                                       ("FHLMC Certificates") issued and
                                       guaranteed as to timely payment of
                                       interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),

                                       (iv) pass-through certificates or
                                       participation certificates ("Non- Agency
                                       Certificates") which are neither issued
                                       nor guaranteed by an agency or
                                       instrumentality of the United States and which evidence undivided interests in Agency Certificates (defined hereafter) or pools of mortgage loans secured by single family (one- to four- units) or multi-family residences, or

                                       (v) a combination of such Certificates.

                                       The Non-Agency Certificates pledged to
                                       secure any Series of Bonds may be
                                       guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency
                                       Certificates".

                                       The Bonds will be issued from time to
                                       time in Series pursuant to an Indenture
                                       (an "Indenture") between the Issuer (as
                                       defined below) and the trustee for such
                                       Series (the "Indenture Trustee"), as
                                       supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                                       The Bonds of a Class may differ from
                                       Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent nonrecourse obligations solely of the Issuer and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

ISSUER  . . . . . . . . . . . . . . .  CMC Securities Corporation IV (the
                                       "Issuer") is a limited purpose finance
                                       corporation wholly owned by Capstead
                                       Mortgage Corporation, a Maryland
                                       Corporation ("CMC"). The Bonds represent nonrecourse obligations of the Issuer. Neither CMC nor any other affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series. Except to the extent specified otherwise in the related Prospectus Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series.

                                       The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer's principal executive offices are located at CityPlace Center East, 2711 Haskell Avenue, Suite 900, Dallas, Texas 75204; telephone number (214) 874-2323. See "The Issuer."

INTEREST PAYMENTS . . . . . . . . . .  Each Class of Bonds of a Series will bear interest at the respective rate described for such Class in the related Prospectus Supplement. Interest on any Class of Variable Interest Rate Bonds (See "Description of the Bonds--Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include, among other things:

                                       (a) the interest rate ("Variable Interest
                                       Rate") for the initial Interest Accrual
                                       Period (as defined below) on the Variable
                                       Interest Rate Bonds;

                                       (b) the formula or index by which the
                                       Variable Interest Rate will be determined for subsequent Interest Accrual Periods;

                                       (c) the intervals at which the Variable
                                       Interest Rate will be recalculated and
                                       the period over which the newly
                                       calculated Variable Interest Rate will be applicable; and

                                       (d) any minimum or maximum Variable
                                       Interest Rate or the method by which same may be calculated.

                                       Interest on each Class of Bonds will
                                       accrue over the respective periods and be paid on the respective dates for such Class as specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full. Unless otherwise specified in the related Prospectus Supplement, upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds--Payments of Interest" herein.

                                       Interest payments will be paid by check
                                       (unless otherwise specified in the
                                       related Prospectus Supplement) mailed by the Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds--Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

PRINCIPAL PAYMENTS  . . . . . . . . .  Unless the Prospectus Supplement relating to a Series of Bonds provides otherwise, principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "Principal Payment Date") in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount (the "Basic Principal Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the Bonds--Payments of Principal."

                                       The "Bond Value" for a Certificate
                                       represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                                       Unless otherwise specified in the related
                                       Prospectus Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement, (i) all distributions received on the
                                       Certificates securing such Series of
                                       Bonds in the Due Period prior to such
                                       Payment Date for such Series of Bonds,
                                       (ii) the reinvestment income thereon, and
                                       (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement, (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment for such Series of Bonds for such Principal Payment Date, including, if applicable, the amount (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"), (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of the Indenture.

                                       Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the Bonds--Payments of Principal."

                                       The Stated Maturity for each Class of
                                       Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and
                                       (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds--Maturity of the Bonds."

     REDEMPTION OF BONDS  . . . . . .  To the extent provided in the related
                                       Prospectus Supplement, the Bonds of any
                                       Class of each Series may be subject to
                                       redemption as follows:

     A.  Redemption at Request of
         Bondholders. . . . . . . . .  To the extent permitted by the related
                                       Prospectus Supplement and Series
                                       Supplement to the Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds--Redemption at Request of Bondholders."

     B.  Special Redemption . . . . .  The Bonds of each Series may be subject to special redemption under the
                                       circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, Bonds of a Series will be subject to special redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "Special Redemption Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date. Unless otherwise specified in the related Prospectus Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date. See "Description of the
                                       Bonds--Special Redemption."

     C. Redemption at the Option of
        the Issuer. . . . . . . . . .  The Bonds of any Class or Classes of a
                                       Series may be subject to redemption at
                                       the option of the Issuer under the
                                       circumstances provided in the related
                                       Prospectus Supplement at the redemption
                                       price set forth in such Prospectus
                                       Supplement. See "Description of the
                                       Bonds--Optional Redemption."

     D.  Optional Variable Interest
         Rate Bond Redemption . . . .  Unless specified otherwise in the
                                       Prospectus Supplement for a Series of
                                       Bonds, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds of such Series, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Payment Date on such Class of Variable Interest Rate Bonds (a "Variable Interest Rate Payment Date"), at 100% of the principal amount thereof, together with accrued and





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                                       unpaid interest thereon to the date
                                       designated in the Prospectus Supplement
                                       for a Series of Bonds, if the Variable
                                       Interest Rate at which interest on such
                                       Variable Interest Rate Bonds accrues
                                       during the period specified in the
                                       related Prospectus Supplement preceding
                                       such Variable Rate Interest Payment Date
                                       (a "Variable Interest Rate Period") is
                                       equal or, pursuant to the related
                                       Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate at which interest may accrue on such Variable Interest Rate Bonds, as set forth in the related Prospectus Supplement (the "Maximum Variable Interest Rate"). If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be affected thereby, unless otherwise provided in the related Prospectus Supplement. If so provided in a Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemption in that Series. See "Description of the Bonds--Optional Variable Interest Rate Bond Redemption."

SECURITY FOR THE BONDS  . . . . . . .  Except to the extent specified otherwise in the related Prospectus Supplement,
                                       each Series of Bonds will be separately
                                       secured by collateral ("Collateral")
                                       consisting of the following:

     A. Certificates  . . . . . . . .  The Certificates securing a Series of
                                       Bonds may consist of (i) GNMA
                                       Certificates, (ii) FNMA Certificates,
                                       (iii) FHLMC Certificates, (iv) Non-Agency
                                       Certificates, or (v) a combination of
                                       such Certificates. Any GNMA Certificates will be backed by the full faith and credit of the United States. Any FNMA and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. Unless otherwise stated in the Prospectus Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency Certificate (the "Mortgage Loans") may be insured, guaranteed or otherwise backed in the manner described in the related Prospectus Supplement. Any Agency Certificate and any Non-Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The Prospectus Supplement for each Series will specify
                                       (i) the aggregate approximate amount of
                                       the Collateral securing such Series that consists of GNMA, FNMA and FHLMC Certificates, of Certificates backed by level payment and graduated payment mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency Certificates, including the principal





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                                       characteristics of the underlying
                                       Mortgage Loans and any insurance,
                                       guarantees or other backing for such
                                       Mortgage Loans, Certificates or both. The
                                       Certificates securing each Series of
                                       Bonds will be registered in the name of
                                       the Indenture Trustee or its nominee or
                                       in the name of a financial intermediary
                                       or its nominee acting on behalf of the
                                       Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates which are not delivered on such closing date. See "Security for the
                                       Bonds--Certificates Collateralizing the
                                       Bonds."

     B. Collection Account  . . . . .  Unless specified otherwise in the
                                       Prospectus Supplement for a Series of
                                       Bonds, all distributions on the
                                       Certificates pledged as security for a
                                       Series of Bonds will be remitted directly to a collection account (the "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a Payment Date after deducting certain Indenture Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See "Security for the Bonds--Collection Account."

     C. Reserve Funds . . . . . . . .  Cash, a letter of credit, surety bonds,
                                       Eligible Investments or a combination
                                       thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus Supplement by the nationally recognized statistical rating agency or agencies requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted free from the lien of the Indenture to the persons, under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See "Security for the Bonds--Reserve Funds."

     D. Minimum Principal Payment
        Agreement . . . . . . . . . .  If provided in the Prospectus Supplement with respect to a Series of Bonds, the
                                       Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be





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

                                       necessary to enable the Issuer to make
                                       principal payments on the Bonds of such
                                       Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the
                                       Bonds--Minimum Principal Payment
                                       Agreement."

     E. Deposits, Substitution and
        Withdrawal. . . . . . . . . .  If and to the extent provided in the related Prospectus Supplement for a
                                       Series of Bonds, the Issuer may deposit
                                       or withdraw Certificates or substitute
                                       new Certificates for Certificates
                                       previously pledged as Collateral for a
                                       Series, in each case under the conditions described in the Indenture. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

BOOK ENTRY REGISTRATION . . . . . . .  If the Prospectus Supplement for a Series
                                       so provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and beneficial owners of Book Entry Bonds ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Bondholders" and "holders" shall be deemed to include Beneficial Owners. See "Risk Factors -- Book Entry Registration" and "Description of the Bonds--Book Entry Registration."

FEDERAL INCOME TAX CONSIDERATIONS . .  The Bonds, other than Residual Bonds (if any), of each Series ("Regular Bonds")
                                       will be taxable obligations under the
                                       Internal Revenue Code of 1986 (the
                                       "Code"), and interest paid or accrued,
                                       including original issue discount with
                                       respect to any Compound Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made ("Non-REMIC Bonds") will not be so characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Certain Federal Income Tax Consequences."

LEGAL INVESTMENT  . . . . . . . . . .  Unless otherwise specified in the
                                       Prospectus Supplement, Bonds of each
                                       Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the





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                                       Secondary Mortgage Market Enhancement Act
                                       of 1984 ("SMMEA") and, as such, will be
                                       legal investments for certain types of
                                       investors to the extent provided in
                                       SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal
                                       Investment."

ERISA MATTERS . . . . . . . . . . . .  An acquisition or holding of Bonds by an employee benefit plan or an individual
                                       retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Code. See "ERISA Matters." Under certain circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions." Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

USE OF PROCEEDS . . . . . . . . . . .  The Issuer will use substantially all of the net proceeds from the issuance of
                                       each Series of Bonds either to pay
                                       certain indebtedness incurred in
                                       connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to its stockholders. See "Use of Proceeds."

RATINGS . . . . . . . . . . . . . . .  The related Prospectus Supplement for each Series of Bonds will specify the
                                       respective ratings to be borne by each
                                       Class of such Series of Bonds and the
                                       nationally recognized statistical rating agency or agencies issuing each such rating.





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


                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of Bonds.

     General.   An investment in Bonds evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any other credit enhancement, Holders of the Bonds of a series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

     Limited Obligations.   The Bonds will represent nonrecourse obligations of
the Issuer. The Bonds of each series will not be insured or guaranteed by any government agency or instrumentality, the Issuer, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

     Prepayment and Yield Considerations.   The prepayment experience on the
Mortgage Loans and the mortgage loans underlying the Agency Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Bonds secured by such Mortgage Loans or Underlying Mortgage Loans. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Bondholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Bonds of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.





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


     Limited Liquidity.   There will be no market for the Bonds of any Series
prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

     Limited Assets.   The Bonds represent nonrecourse obligations of the
Issuer. Consequently, Holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon, except as otherwise specified in the related Prospectus Supplement, and, if applicable the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer or to the Residual Bond, in the case of a REMIC, and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities(except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series.

     Limitations, Reduction and Substitution of Credit Enhancement.   With
respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     The Special Hazard and Bankruptcy Account.   To the extent described in
the related Prospectus Supplement, a Series of Bonds may have the benefits of the Issuer's Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each





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


Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

     Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

     Special Allocation Bonds; Events of Default.   To the extent described in
the related Prospectus Supplement, a Series of Bonds may be "Special Allocation Bonds" in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non-Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

     The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

     Sale of Collateral on Default; Interest Rate Considerations.   Upon an
Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

     Deposits, Substitutions and Withdrawals of Collateral.   To the extent
provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

     Nature of Direct or Indirect Backing for Bonds.   Only Agency Certificates
are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds--FNMA" and "Security for the Bonds--FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or





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FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

     Insurance Considerations for Non-Agency Certificates.   Potential
investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

     Original Issue Discount; Residual Bonds.   All of the Compound Interest
Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. At certain fast Mortgage Loan or Underlying Mortgage Loan prepayment rates, original issue discount may accrue on certain classes of Bonds, including certain Variable Rate Regular Bonds, that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount."

     An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income and, possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Considerations--Special Tax Considerations Applicable to Residual Bonds."

     Funds Available for Redemptions at the Request of Bondholders.   With
respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

            1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

            2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are





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     expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

            3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.

     Book Entry Registration.   Because transfers and pledges of Book Entry
Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

     FNMA Guaranty.   Full and timely payment of interest and principal on any
FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

     FHLMC Guaranty.   Payment of principal and interest on any FHLMC
Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

     Other Legal Considerations.   Applicable state laws generally regulate
interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Indenture Trustee to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

     The Mortgage Loans are also subject to federal laws, including:

            (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof;

            (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

            (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or





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the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Issuer will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.


                                USE OF PROCEEDS

     Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Bonds will be applied to the simultaneous purchase of the Mortgage Loans to be pledged to secure such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Loans until sale of the Bonds and other expenses connected with pooling the Mortgage Loans to be pledged to secure the Bonds and issuing the Bonds. Subsequently, the Issuer may distribute to its stockholders all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

     The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

     The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

     A Series of Bonds may include one or more Classes of "Scheduled Amortization Bonds" and "Companion Bonds." Scheduled Amortization Bonds are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. Companion Bonds are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Loans underlying the Certificates securing such Series of Bonds than will the Scheduled Amortization Bonds of such Series.

     The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or





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stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.7 and 2.8)

     Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by (i) check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, or (ii) upon written request made at least five business days prior to the applicable Record Date (as set forth in the related Prospectus Supplement) by any Bondholder of a Bond or Bonds of a Class having an initial outstanding principal balance that is in excess of the lesser of (x) $5,000,000 and (y) two-thirds of the initial outstanding principal balance of all Bonds of such Class, by wire to a US depository institution satisfactory to the Indenture Trustee, or by such other means of payment as such Bondholder and the Indenture Trustee may agree, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.9 and 3.2) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

     The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, the remaining actual unpaid principal amount of such Bond and, in the case of a Bond that is a Senior Bond or a Junior Bond (in each case as set forth in the related Prospectus Supplement), the Imputed Principal Balance (as set forth in the related Prospectus Supplement) of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate actual unpaid principal amount (if any) of the Bonds of each Class of the same Series and, if such Series includes Classes of Senior Bonds and Junior Bonds, the aggregate Imputed Principal Balance (if any) of the Bonds of each Class of such Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.7)

     Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

     One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.


PAYMENTS OF INTEREST

     The Bonds of each Class will bear interest, if any, on their unpaid principal balances from the date and at the rate per annum (which may be zero) specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class





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of Compound Interest Bonds have been paid in full, unless the related
Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

     One or more Classes of Bonds of a Series may bear interest at a variable rate ("Variable Interest Rate Bonds"). The interest rate of a Class of Variable Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Variable Interest Rate") or an interest rate minimum (the "Minimum Variable Interest Rate") or both, subject to general market conditions. Certain Variable Interest Rate Bonds may accrue interest at a rate that varies directly with a variable rate based on an objective index ("Floating Interest Rate Bonds"). Other Variable Interest Rate Bonds may accrue interest at a rate that varies inversely with a variable rate based on an objective index ("Inverse Floating Interest Rate Bonds"). For each Class of Variable Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period on the Variable Interest Rate Bonds, the intervals at which the Variable Interest Rate will be recalculated, and the periods (each such period, a "Variable Interest Rate Period") over which the initial Variable Interest Rate and each successively calculated Variable Interest Rate shall apply and the formula or index by which the Variable Interest Rate for each succeeding Variable Interest Rate Period will be determined. The interest payment dates on Variable Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series.

     Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.


PAYMENTS OF PRINCIPAL

     On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

     Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds--Special Redemption."

     The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be





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withdrawn from any related Reserve Fund. For convenience of calculation,
Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

     The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date,
(iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.


MATURITY OF THE BONDS

     All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

     Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.





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     The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series offered in such Prospectus Supplement, other than those Class or Classes of Bonds of such Series (if any) on which no principal is payable, and the percentage of the original principal amount of each Class of such Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.


REDEMPTION AT THE REQUEST OF BONDHOLDERS

     To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.


SPECIAL REDEMPTION

     The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable or if the Bonds of such Series are not subject to special redemption. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture for such Series, that the future debt service on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

     Unless otherwise specified in the related Prospectus Supplement or the related Prospectus Supplement states that the Bonds offered thereby are not subject to special redemption, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.2) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL REDEMPTION

     The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)





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OPTIONAL VARIABLE INTEREST RATE BOND REDEMPTION

     Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Variable Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Variable Interest Rate at which interest on such Class of Variable Interest Rate Bonds accrues during the Variable Interest Rate Period applicable to such Variable Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate set forth in the related Prospectus Supplement. If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemptions in that Series.


PROCEDURES AND REDEMPTION NOTICES

     With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price, (c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.


BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

     Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration."

     If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing





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Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.


                             SECURITY FOR THE BONDS


GENERAL

     Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement. See "Description of the Bonds--Payments of Principal." Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.

GNMA

     The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act, (ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or
(iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

GNMA CERTIFICATES

     Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through





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payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

     Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

     GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

     If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.





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     If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.


FNMA

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's





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proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

FHLMC

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks.
FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year





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after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

     A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.





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     Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC
Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

     If specified in a Prospectus Supplement, FHLMC Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


NON-AGENCY CERTIFICATES

     Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family (five or more units) residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement (the "Pooling and Administration Agreement") among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non-Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

     Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.


CERTIFICATES COLLATERALIZING THE BONDS

     All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one-to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus





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Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

     All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for
(i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non- "buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

     Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.


RESERVE FUNDS

     Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted free from the lien of the Indenture to the persons, under the conditions and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer or other persons will be made pursuant to a statement prepared by the Indenture Trustee. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.





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OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in the Prospectus Supplement.


MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


COLLECTION ACCOUNT

     A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.2) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

     Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

     The following discussion contains summaries of certain legal aspects of Mortgage Loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws





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of all states in which the real property securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws governing the Mortgage Loans. The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates.

     The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale if permitted under local law, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Consequently, delays in completion of the foreclosure may occasionally result from difficulties in locating parties necessary to the proceeding. Judicial foreclosure proceedings may be contested by any of the parties defendant, and substantial delays in the foreclosure proceedings may result from any contest. At the completion of a judicial foreclosure action, the court issues a judgment of foreclosure and generally appoints a sheriff or other court officer to conduct the sale of the property to obtain proceeds with which to pay the holders of liens on the property.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the sheriff or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, among other reasons, the property usually is not purchased by a third party at the foreclosure sale. Rather, the lender usually purchases the property from the trustee or sheriff. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property, which includes the unpaid principal balance of the mortgage loan, accrued and unpaid interest and the expenses incurred in connection with the foreclosure and subsequent ownership of the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.





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


RIGHTS OF REINSTATEMENT AND REDEMPTION

     In some states, the borrower, or any other person having a junior lien on the real property, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the foreclosure sale of the real property and the amount due to the lender under the deed of trust mortgage. Statutory provisions in some states may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for the collection of a debt. A court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.





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

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Under the laws of many states and under federal statutes and regulations, an assignee of contracts arising out of consumer transactions takes such liens subject to claims or defense which would be available to the consumer in any proceeding between the consumer and contractor or broker who originated the contract.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.

     With the expiration of the exemption for Window Period Loans, on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. Certain of these instances include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans





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and the number of Mortgage Loans which may be outstanding until their maturity, the extent of which cannot be predicted.

     The standard form of note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions provided for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.

     Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily- prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the property securing such Mortgage Loans as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the Mortgage Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.





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



ADJUSTABLE RATE LOANS

     The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


ENVIRONMENTAL LEGISLATION

     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist event if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e.,any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

     Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. The transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Property and thus, decrease the likelihood that the Certificate Trustee will recover fully on the Mortgage Loan through foreclosure.

     Many states have environmental clean-up statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.





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

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

     In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate were acquired by the Certificate Trustee and cleanup costs were incurred in respect of the mortgaged property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, CMC, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Further, such borrowers may have the maturity of their Mortgage Loans extended, the payments lowered and the payment schedule readjusted after the completion of military service. Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, no person will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes





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into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.


                                   THE ISSUER


GENERAL

     The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer is a limited purpose finance subsidiary of CMC. The Issuer's and CMC's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204. The Issuer's telephone number is (214) 874-2323.

     The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short- term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the foregoing. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

     The Issuer has no intent to file, and CMC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

     CMC may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

     For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.





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

REMIC BONDS

     General

     With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as new originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

     In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code
Section 856(c)(5)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(5)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(5)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits on property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


     Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds)





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

and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

     If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


NON-REMIC BONDS

     With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

     For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).


TAXATION OF REGULAR BONDS

     General

     The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

     Original Issue Discount

     All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

     Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue





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

discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity. Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

     Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

     Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an "accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

     In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original





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

issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and (b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

     A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

     The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

     One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate





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if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, that the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

     If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

     Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

     The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.





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


     Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Bonds.

     It is not clear how income should be accrued with respect to Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.


     Premium

     A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed.


     Sale or Redemption

     If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

     Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution





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

described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income
(i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the new contingent payment rules issued on January 19, 1993 as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.



     Market Discount

     A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond
(i) is exceeded by the stated redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers (1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to





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determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under
Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.


     Taxation of Certain Foreign Investors

     Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

     If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.


BACK-UP WITHHOLDING AND INFORMATION REPORTING

     Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

     To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.





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


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

     Allocation of the Income of the REMIC

     Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

     A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.


     Taxable Income of the REMIC Attributable to Residual Bonds

     REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds,





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servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans. Special rules apply in certain cases for non-interest expenses as described below in "Non-Interest Expenses of the REMIC."

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

     A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.


     Net Losses of the REMIC

     The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


     Non-Interest Expenses of the REMIC

     All or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Bondholders that are "pass-through interest holders". Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of





                                     52

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investment expense. An individual, a trust or an estate would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code section 67. That section allows such deductions only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. In addition, in the case of Residual Bondholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Residual Bondholder's adjusted gross income in excess of a statutorily defined threshold. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass- through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Bondholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Bonds. Finally, non-interest expenses of a REMIC are not deductible by noncorporate taxpayers for alternative minimum tax purposes.


     Excess Inclusions

     A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

     Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss





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

deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

     Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

     There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and (ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

     In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure that Residual Bonds are not held by Disqualified Organizations and for the furnishing of information to residual holders to compute the foregoing taxes.

     Mark to Market Rules

     A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

     Payments

     Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.





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


     Sales of Residual Bonds

     If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.


     Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

     The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e., "dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

     The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation, (ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.





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     In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.


     Termination

     The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.


     Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

     Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


     Foreign Investors

     Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular Bonds--Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case





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

of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.


     Restrictions on Transfer of a Residual Bond

     The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

     Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

     The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the





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transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

     If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.


     Tax-Exempt Investors

     A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax- Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.


                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactment, limiting to varying extent the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities





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Activities effective February 10, 1992 (the "Policy Statement"). The Policy
Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book entry form.

     If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

     Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                 ERISA MATTERS

     Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case





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the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".

     Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.


                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.


MODIFICATION OF INDENTURE

     With the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series. In the case of a Series comprising Classes of Senior Bonds and Junior Bonds, as long as the Imputed Principal Balance (as defined below) of any Class of Senior Bonds is greater than zero, no amendment, variation or modification may be made to Article V of the Indenture, concerning defaults and remedies, without consent of the holders of 100% in the principal amount of the outstanding Senior Bonds.

     Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Variable Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the





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holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.2)

     The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.1)


EVENTS OF DEFAULT

     An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.1)


RIGHTS UPON EVENT OF DEFAULT

     Unless specified otherwise in the related Prospectus Supplement and Series Supplement, in case an Event of Default should occur and be continuing with respect to a Series of Bonds, the holders of 100% (or such other percentage specified in the related Prospectus Supplement) in principal amount of the outstanding Bonds (or such Classes of Bonds as are specified in the related Prospectus Supplement) of such Series or in certain cases, the holders of the Junior Class of such Series having the highest priority of payment (the "Highest Priority Junior Class") representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) in principal amount of such Class may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of 100% in principal amount of the outstanding Senior Bonds of such Series or if the principal amount (less certain losses of the Trust Estate allocated thereto (as so reduced, the "Imputed Principal Balance")) of the Senior Bonds has been reduced to zero, by the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture,
Section 5.2)

     An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

     Unless specified otherwise in the related Series Supplement, if, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series as collections are received on the Collateral, notwithstanding the acceleration of the maturity of such





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

Bonds. In addition, if a Series of Bonds has been declared due and payable upon an Event of Default, the Indenture Trustee may in its discretion under certain conditions, or will, if directed by the holders of the Bonds, sell the Collateral for such Series. Following an acceleration of the Bonds after an Event of Default all Bonds of such Series then outstanding will be payable pro rata (in accordance with Imputed Principal Balances in the case of Special Allocation Bonds and except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral. (Indenture, Section 5.8)

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.1) Following an acceleration of the Bonds after an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.7) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of a majority in principal amount of the outstanding Senior Bonds of such Series or in certain cases, the majority in principal amount of the holders of the Highest Priority Junior Class) shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, 100% of the outstanding Senior Bonds of such Series or, if the Imputed Principal Balance of the Senior Bonds has been reduced to zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections 5.13 and 5.14). In the case of a Series of Bonds comprising Classes of Senior Bonds and Junior Bonds, the holders of Junior Bonds of such Series shall not be entitled to exercise any of the rights referred to in the preceding sentence until the Senior Bonds of such Series have been paid in full or the Imputed Principal Balance of each Class of the Senior Bonds of a Series has been reduced to zero.


LIST OF BONDHOLDERS

     Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.


ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.9)


INDENTURE TRUSTEE'S ANNUAL REPORT

     Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing





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

by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.3)


SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.1)

THE INDENTURE TRUSTEE

     The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture or if any Event of Default occurs with respect to a Series of Bonds that comprises Classes of Senior Bonds and Classes of Junior Bonds. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds, Senior Bonds or Junior Bonds and a successor Trustee would be appointed for such Classes.


REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

     On each Principal Payment Date or Special Redemption Date in respect of a Series, the Indenture Trustee for such Series will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining actual outstanding principal amount of an Individual Bond of each Class, the Imputed Principal Balance (as defined in the related Indenture) of any Individual Bond that is a Senior Bond or Junior Bond, and the aggregate principal amount of the Bonds of each relevant Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata, after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.7)


LIMITATION ON SUITS

     No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee for such Series of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) all of the holders of the Classes of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds
(a) any holder of a Class of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, any holder of the Highest





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

Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.9)

     Notwithstanding any other provision of the Indenture, the Indenture incorporates Section 316(b) of the TIA which provides that the right of any holder of a Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except as to a postponement of an interest payment consented to as provided in Section 316(a)(2) of the TIA, and except that such indenture may contain provisions limiting or denying the right of any such holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry or judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of such indenture upon any property subject to such lien. (Indenture, Section 5.20)

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

     The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

     The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews and Kurth L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                                    EXPERTS

     The balance sheet of CMC Securities Corporation IV (formerly known as Capstead Securities Corporation V), appearing in CMC Securities Corporation IV's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                               ------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                   ----
Table of Contents................................   S-7
Summary of Prospectus Supplement.................   S-9
Risk Factors.....................................  S-24
Description of the Certificates..................  S-27
Description of the Mortgage Pool.................  S-28
Description of Insurance.........................  S-49
The Loan Sellers.................................  S-50
Description of the Bonds.........................  S-50
Certain Yield and Prepayment Considerations......  S-73
Indenture........................................  S-81
Pooling and Servicing Agreement..................  S-81
Special Tax Considerations.......................  S-90
Restrictions on Purchase and Transfer of the
  Residual Securities............................  S-92
Underwriting.....................................  S-93
Use of Proceeds..................................  S-94
Legal Opinions...................................  S-94
Ratings..........................................  S-94
Legal Investment.................................  S-94
ERISA Considerations.............................  S-95
Index of Terms...................................  S-97
Appendix A.......................................   A-1
Appendix B.......................................   B-1
Appendix C.......................................   C-1
Appendix D.......................................   D-1
Appendix E.......................................   E-1
Appendix F.......................................   F-1

                      PROSPECTUS
Available Information............................     3
Incorporation of Certain Documents by
  Reference......................................     3
Summary of Prospectus............................     8
Risk Factors.....................................    17
Use of Proceeds..................................    22
Description of the Bonds.........................    22
Security for the Bonds...........................    28
Certain Legal Aspects of the Mortgage Loans......    35
The Issuer.......................................    42
Certain Federal Income Tax Consequences..........    42
Legal Investment.................................    59
ERISA Matters....................................    60
The Indenture....................................    61
Plan of Distribution.............................    65
Legal Matters....................................    65
Experts..........................................    65
Additional Information...........................    65

    UNTIL JANUARY 28, 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

======================================================

                                  $776,776,738
                                 (APPROXIMATE)

                                 CMC SECURITIES
                                 CORPORATION IV

                      COLLATERALIZED MORTGAGE OBLIGATIONS,

                                SERIES 1997 - 2

                         CMC SECURITIES CORPORATION IV
                                     ISSUER
                   ------------------------------------------

                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                                OCTOBER 28, 1997

======================================================